 As filed with the Securities and Exchange Commission on January 9, 2014

Registration Statement No. 333-192283

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXINGTON REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	6784	13-371318
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

See Table of Additional Registrant Guarantor

One Penn Plaza, Suite 4015

New York, NY 10019

(212) 692-7200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

T. Wilson Eglin

President and Chief Executive Officer

One Penn Plaza, Suite 4015

New York, NY 10119-4015

(212) 692-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service):

Copies to:

Scott R. Saks, Esq.

Paul Hastings LLP

75 East 55th Street

New York, NY 10022

(212) 318-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service):

Approximate date of commencement of proposed exchange offer:

As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

If applicable, place an “X” in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit(1)		Proposed maximum aggregate offering price		Amount of registration fee
4.25% Senior Notes due 2023	$250,000,000		100%		$250,000,000	(1)	$32,200	(2)
Guarantees of 4.25% Senior Notes due 2023		(3)		(3)		(3)		(3)
(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	Calculated based on the book value of the securities to be received by the Registrant in exchange in accordance with Rule 457(f)(2).
(3)	In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the securities being registered. Fee previously paid.

_____________

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date, as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTOR

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
Lepercq Corporate Income Fund L.P.	Delaware	6784	13-3779859	One Penn Plaza, Suite 4015, New York, NY 10119 (212) 692-7200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus preliminary is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 9, 2014

PROSPECTUS

LEXINGTON REALTY TRUST

OFFER TO EXCHANGE

$250,000,000 aggregate principal amount of its

4.25% Senior Notes due 2023

which have been registered under the Securities Act of 1933, as amended,

for any and all of its outstanding 4.25% Senior Notes due 2023

Guaranteed by

Lepercq Corporate Income Fund L.P.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended.
•	We will exchange all outstanding 4.25% Senior Notes due 2023, or private notes, that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act of 1933, as amended, or the Securities Act. We refer to this new series of notes as the “exchange notes.”
•	The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, which we refer to as the Commission.
•	You may withdraw tenders of outstanding private notes at any time before the exchange offer expires.
•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offer.
•	The terms of the exchange notes are substantially identical to the outstanding private notes, except for transfer restrictions and registration rights relating to the outstanding private notes.
•	The outstanding private notes are, and the exchange notes will be, fully and unconditionally guaranteed by Lepercq Corporate Income Fund L.P., which is a borrower under our principal credit agreement.
•	Each guarantee of the exchange notes will be an unsecured and unsubordinated obligation of such guarantor.
•	You may tender outstanding private notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
•	Our affiliates may not participate in the exchange offer.
•	No public market exists for the outstanding private notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes.
•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

BEFORE BUYING OUR SECURITIES, YOU SHOULD READ AND CONSIDER THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN THE PROSPECTUS SUPPLEMENTS OR ANY OFFERING MATERIAL RELATING TO ANY SPECIFIC OFFERING, AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE “WHERE YOU CAN FIND MORE INFORMATION.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR THE GUARANTEES THEREON OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2014.

You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus. When you make a decision about whether to participate in the exchange offer, you should not rely upon any information other than the information contained or incorporated by reference in this prospectus. The delivery of this prospectus does not mean that information contained or incorporated by reference in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy exchange notes in any circumstances under which the offer or solicitation is unlawful.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus, and such information is available without charge to holders of the exchange notes upon written or oral request to Investor Relations, Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015 (telephone: (212) 692-7200). To obtain timely delivery, holders of exchange notes must request the information no later than five business days prior to the expiration of the exchange offer contemplated by this prospectus, or       , 2014.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer will acknowledge by participating in this exchange offer, as a condition to participating in this exchange offer, that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after such expiration date, subject to extension in limited circumstances, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

All references to the “Company,” “we,” “our” and “us” in this prospectus means Lexington Realty Trust, and its consolidated subsidiaries, including Lepercq Corporate Income Fund L.P. and its consolidated subsidiaries, except as otherwise provided or where it is made clear that the term means only Lexington Realty Trust. All references to “the operating partnerships” in this prospectus mean Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P. All references to “LCIF” in this prospectus mean Lepercq Corporate Income Fund L.P. All references to “LCIF II” in this prospectus mean Lepercq Corporate Income Fund II L.P. On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity. As a result, all references to LCIF with respect to periods after the merger include LCIF II as a predecessor entity. When we use the term “LXP,” we are referring to Lexington Realty Trust by itself and not including any of its subsidiaries. References to “common shares” or similar references refer to the shares of beneficial interest classified as common stock, par value $0.0001 per share, of LXP and references to “OP units” or similar references refer to the limited partnership units of LCIF and/or LCIF II, as applicable. The terms “you” or “your” refer to a prospective investor.

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CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This prospectus and the information and documents incorporated herein by reference include “forward-looking statements”, and as such may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expected future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result,” or the negative of these words or other similar words or terms. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in economic conditions generally and the real estate market specifically;
•	adverse developments with respect to our tenants;
•	impairments in the value of our real estate investments;
•	failure to consummate the transactions described in this prospectus or the failure of any transactions to perform to our expectations;
•	legislative/regulatory/accounting changes, including changes to laws governing and policies and guidelines applicable to the taxation of real estate investment trusts, or REITs;
•	any material legal proceedings;
•	availability of debt and equity capital;
•	increases in real estate construction costs;
•	competition;
•	changes in interest rates;
•	supply and demand for properties in our current and proposed market areas;
•	a downgrade in our credit ratings; and

•	the other factors described and referenced under the heading “Risk factors” beginning on page 9 of this prospectus and other risk factors described in our other reports filed with the Commission from time to time.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus.

-ii-

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. Because this is a summary, it does not contain all of the information that is important to you. For a more complete understanding of the exchange offer and the exchange notes, you should read carefully this entire prospectus and the documents incorporated by reference in this prospectus, as provided in “Where you can find more information” beginning on page 59 of this prospectus, especially the risk factors set forth in (i) LXP’s most recent Annual Report on Form 10-K, filed with the Commission, on February 25, 2013, which we refer to as LXP’s Annual Report, (ii) the information in any documents we filed with the Commission subsequent to LXP’s Annual Report or that we file in the future that are incorporated by reference herein as provided in “Where you can find more information” and (iii) the information under the caption “Risk factors” beginning on page 9 of this prospectus. Unless otherwise indicated, all financial and property information in this prospectus is presented as of and for the nine months ended September 30, 2013.

Explanatory Note

This prospectus includes combined disclosure for Lexington Realty Trust and Lepercq Corporate Income Fund L.P. Information with respect to LXP is incorporated by reference in this prospectus. See “Where you can find more information” beginning on page 59 of this prospectus.

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

Our Company

LXP is a REIT that owns a diversified portfolio of equity and debt investments in single-tenant commercial properties and land. A majority of these properties and all land interests are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. We also provide investment advisory and asset management services to investors in the single-tenant area.

As of September 30, 2013, we had equity ownership interests in approximately 215 consolidated real estate properties, located in 41 states and encompassing 40.6 million square feet, 98.1% of which was leased. Included in these properties are (1) 31 properties in which LCIF had an equity ownership interest in, located in 22 states and encompassing 4.9 million square feet, 96.1% of which was leased, and (2) nine properties in which LCIF II had an equity ownership interest in, located in seven states and encompassing 2.9 million square feet, 100.0% of which was leased. The properties in which we have an equity interest are leased to tenants in various industries, including finance/insurance, technology, service, automotive and energy.

LCIF was formed as a limited partnership on March 14, 1986 under the laws of the state of Delaware to invest in existing real estate properties net leased to corporations or other entities. LCIF II was formed as a limited partnership on January 27, 1987 under the laws of the state of Delaware to invest in existing real estate properties net leased to corporations or other entities. On December 30, 2013, LCIF II was merged with and into LCIF, with LCIF as the surviving entity.

The purpose of each of LCIF and LCIF II includes the conduct of any business that may be conducted lawfully by a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, except that the partnership agreement of each of LCIF and LCIF II requires business to be conducted in such a manner that will permit LXP to continue to be classified as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, unless LXP ceases to qualify as a REIT for reasons other than the conduct of the business of LCIF or LCIF II, as applicable.

LXP is the sole equity owner of Lex GP-1 Trust, or Lex GP, a Delaware statutory trust, which is the general partner of LCIF and holds, as of December 31, 2013, approximately 0.4% of the outstanding OP units in LCIF. LXP is also the sole equity owner of Lex LP-1 Trust, or Lex LP, a Delaware statutory trust, which holds, as of December 31, 2013, approximately, 94.3% of the outstanding OP units in LCIF. The remaining OP units in LCIF are beneficially owned by E. Robert Roskind, Chairman of LXP, and certain non-affiliated investors. As the sole equity owner of the general partner of LCIF, LXP has the ability to control all of the day-to-day operations of LCIF subject to the terms of the LCIF partnership agreement.

The business of LCIF is substantially the same as the business of LXP and includes investment in single-tenant assets; except that LCIF is dependent on LXP for management of its operations and future investments. LCIF does not have any employees, executive officers or a board of directors. LXP also invests in assets and conducts business directly and through other subsidiaries. LXP allocates investments to itself and its other subsidiaries or to LCIF as it deems appropriate and in accordance with certain obligations under the LCIF partnership agreement, with respect to allocations of nonrecourse liabilities.

Neither LXP nor Lex GP receives any compensation for Lex GP’s services as general partner of LCIF. Lex GP and Lex LP, however, as partners in LCIF, have the same right to allocations and distributions as other partners of LCIF. In addition, LCIF reimburses Lex GP and LXP for all expenses incurred by them related to the ownership and operation of, or for the benefit of, LCIF. In the event that certain expenses are incurred for the benefit of LCIF and other entities (including LXP and its other subsidiaries), such expenses are allocated to LCIF in proportion to gross revenues. LXP has guaranteed the obligations of LCIF in connection with the redemption of OP units pursuant to the LCIF partnership agreement.

Further information with respect to LCIF and LCIF II is set forth in this prospectus.

The principal executive offices for LCIF are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015; our telephone number is (212) 692-7200.

THE EXCHANGE OFFER

The exchange offer	We are offering to exchange the 4.25% Senior Notes due 2023 offered by this prospectus, referred to as the exchange notes, for the outstanding 4.25% Senior Notes due 2023, referred to as the private notes, that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $250,000,000 aggregate principal amount of private notes is outstanding.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014 (the 21st business day following commencement of the exchange offer), unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the exchange offer

The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the Commission. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement with respect to the private notes, which we refer to as the registration rights agreement, and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the Commission.

Procedures for tendering private notes

If you wish to tender your private notes for the exchange notes pursuant to the exchange offer, you must complete and sign a letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the exchange agent (as defined below), either with the private notes to be tendered or in compliance with the specified procedures for guaranteed delivery of notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of private notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender private notes pursuant to the exchange offer. See "The Exchange Offer-Procedures for Tendering."

Letters of transmittal and certificates representing private notes should not be sent to us. Such documents should only be sent to the exchange agent. Questions regarding how to tender private notes and requests for information should be directed to the exchange agent. See "The Exchange Offer-Exchange Agent." You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

Acceptance of the private notes and delivery of the exchange notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal rights	You may withdraw the tender of your private notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading "The Exchange Offer-Withdrawal of Tenders."

U.S. federal tax considerations	The exchange of notes will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal tax considerations relating to the exchange notes and the exchange offer, see "U.S. federal income tax considerations."

Exchange agent	U.S. Bank National Association, the registrar and paying agent for the notes under the indenture governing the notes, is serving as the exchange agent for the exchange offer.

Consequences of failure to exchange	If you do not exchange your private notes for the exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the private notes under the Securities Act.

Registration rights agreement	You are entitled to exchange your private notes for the exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

For a more detailed description of the exchange offer, see “The Exchange Offer.”

THE EXCHANGE NOTES

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section entitled "Description of notes."

The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture and will vote as a single class on all matters. We refer to the private notes and the exchange notes together in this prospectus as the "notes." Unless the context otherwise requires, when we refer to the private notes, we also refer to the guarantees associated with the private notes, and when we refer to the exchange notes, we also refer to the guarantees associated with the exchange notes.

The following summary of the exchange notes is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see "Description of notes."

Issuer of exchange notes	Lexington Realty Trust

Guarantors	Lepercq Corporate Income Fund L.P. In addition, any future subsidiaries of LXP that are borrowers or guarantors under its then principal credit agreement are required to guarantee the exchange notes. We refer to these subsidiaries as the subsidiary guarantors. Each guarantee of the exchange notes will be an unsecured and unsubordinated obligation of such subsidiary guarantor.

Amount offered	Up to $250,000,000 aggregate principal amount.

Ranking of exchange notes

The exchange notes and the guarantees will be LXP’s and the subsidiary guarantors’ general unsecured and unsubordinated obligations and will:

●     rank equally in right of payment with all of LXP’s and the subsidiary guarantors’ existing and future unsecured and unsubordinated indebtedness;

●     be effectively subordinated in right of payment to all of LXP’s and the subsidiary guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

●     be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, and preferred stock of our subsidiaries that are not subsidiary guarantors, or the non-guarantor subsidiaries.

As of September 30, 2013, LXP and the subsidiary guarantors had no secured indebtedness and $0.8 billion of unsecured and unsubordinated indebtedness outstanding, and the non-guarantor subsidiaries had approximately $1.0 billion of secured indebtedness outstanding and no unsecured indebtedness.

Interest	The exchange notes will bear interest at a rate of 4.25% per year. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2014.

Maturity	The exchange notes will mature on June 15, 2023 unless previously redeemed by LXP at its option prior to such date.

LXP's redemption rights	LXP may redeem the exchange notes at its option and in its sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified herein. If the exchange notes are redeemed on or after March 15, 2023, the redemption price will be equal to 100% of the principal amount of the exchange notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of notes-LXP’s redemption rights.”

Sinking fund	None.

Certain covenants

The indenture governing the exchange notes contains certain covenants that, among other things, limit LXP’s and each subsidiary guarantor’s ability to:

● consummate a merger, consolidation or sale of all or substantially all of its assets; and

● incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of notes.”

Use of Proceeds	The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer. The net proceeds from the sale of the private notes after deducting discounts and offering expenses, were approximately $244.9 million. We used the net proceeds from the sale of the private notes to pay amounts outstanding under our unsecured revolving credit facility, and the remainder for general corporate purposes, including, without limitation, unspecified acquisitions.

Trading	The exchange notes are a new issue of securities with no established trading market. LXP does not intend to apply for listing of the exchange notes on any securities exchange or for quotation of the exchange notes on any automated dealer quotation system.

Book-entry form	The exchange notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Additional notes	LXP may, without the consent of holders of the exchange notes, increase the principal amount of the exchange notes by issuing additional exchange notes in the future on the same terms and conditions, except for any difference in the issue date, the issue price, the date from which interest accrues on such exchange notes, and, if applicable, the first interest payment date, with the same CUSIP number as the exchange notes offered hereby.

Risk factors	See “Risk factors” included in this prospectus and in LXP’s Annual Report, as updated by LXP’s subsequent filings under the Exchange Act, as well as other information included in this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

Trustee and paying agent	U.S. Bank National Association is the trustee and paying agent under the indenture relating to the exchange notes.

Governing law	The indenture is, and the exchange notes and the guarantees endorsed on the exchange notes will be, governed by the laws of the State of New York.

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth summary historical consolidated summary financial data for LCIF and LCIF II and their respective subsidiaries as of, and for each of the years ended December 31, 2012, 2011, 2010, 2009 and 2008 and for the nine months ended September 30, 2013 and 2012. The results of operations for the nine month periods are not necessarily indicative of the results that may be expected for a full year. The summary historical financial data is qualified in its entirety by reference to, and should be read in conjunction with, the “Risk factors” section included elsewhere in this prospectus, each of LCIF’s and LCIF II’s consolidated financial statements and notes thereto included elsewhere in this prospectus, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus for additional information. Summary historical consolidated financial data for LXP is available in the documents incorporated by reference into this prospectus. The consolidated ratio of earnings to combined fixed charges and preferred dividends for LXP was less than 1.0, with a deficit of $25.5 million, $64.9 million, $49.3 million, $12.0 million and $1.6 million, for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively, and $10.1 million and $14.0 million, for the nine months ended September 30, 2013 and 2012, respectively.

The consolidated balance sheet information as of December 31, 2012 and 2011 and the consolidated statement of operations information and the consolidated statement of cash flows information for the years ended 2012, 2011 and 2010 has been derived from LCIF and LCIF II's historical consolidated financial statements which have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated balance sheet information as of December 31, 2010, 2009 and 2008 and the consolidated statement of operations information and the consolidated statements of cash flows information for the years ended December 31, 2009 and 2008 have been derived from unaudited historical consolidated financial statements not included in this prospectus. The consolidated balance sheet information, the consolidated statement of operations information and the consolidated statement of cash flows information for the nine months ended September 30, 2013 and 2012 have been derived from the unaudited historical consolidated financial statements of LCIF and LCIF II, which are included elsewhere in this prospectus and include all adjustments of a normal and recurring nature that management considers necessary for a fair presentation of such information. LCIF's and LCIF II's consolidated results of operations and financial condition as of and for the nine months ended September 30, 2013 do not purport to be indicative of its financial condition or results of operations as of or for the year ending December 31, 2013.

Lepercq Corporate Income Fund L.P.

	Nine Months ended September 30, (unaudited)		Years ended December 31,
(in thousands, except per unit data and ratios)	2013	2012	2012	2011	2010	2009	2008
						(unaudited)	(unaudited)
Total gross revenues	$40,862	$38,908	$51,371	$51,452	$54,078	$53,670	$52,398
Expenses applicable to revenues	(23,842)	(22,886)	(30,342)	(30,842)	(31,359)	(30,991)	(30,046)
Interest and amortization expense	(6,299)	(8,965)	(11,598)	(13,143)	(15,499)	(16,960)	(16,611)
Income from continuing operations	8,076	5,480	7,535	6,332	6,176	3,583	3,017
Total discontinued operations	5,639	119	212	(2,791)	10,864	(22,479)	32,192
Net income (loss)	13,715	5,599	7,747	3,541	17,040	(18,896)	35,209
Income from continuing operations per unit	0.22	0.18	0.24	0.21	0.21	0.12	0.10
Income (loss) from discontinued operations per unit	0.16	0.01	0.01	(0.09)	0.36	(0.75)	1.07
Net income (loss) per unit	0.38	0.19	0.25	0.12	0.57	(0.63)	1.17
Cash distributions per weighted-average unit (rounded)	0.69	0.67	0.90	0.81	0.77	0.54	1.37
Net cash provided by operating activities	23,739	22,209	30,427	29,983	30,877	34,198	34,364
Net cash provided by (used in) investing activities	20,143	(2,501)	(58,732)	16,594	(653)	25,790	34,585
Net cash provided by (used in) financing activities	(40,900)	(21,886)	27,180	(45,957)	(31,688)	(58,650)	(80,963)
Ratio of earnings to fixed charges	2.29	1.61	1.65	1.48	1.40	1.21	1.18

	As of September 30, (unaudited)		As of December 31,
(in thousands)	2013	2012	2012	2011	2010	2009	2008
					(unaudited)	(unaudited)	(unaudited)
Real estate assets, net, including real estate - intangible assets	$402,186	N/A	$448,953	$412,579	$453,318	$504,708	$562,603
Loans receivable, net	33,439	N/A	34,266	38,234	36,253	36,972	41,039
Total assets	472,369	N/A	511,465	478,511	520,361	569,475	643,867
Mortgages and notes payable, including discontinued operations	94,644	N/A	155,675	202,884	243,301	270,931	288,369
Co-borrower debt	53,453	N/A	39,385	10,013	10,687	41,770	41,756
Partners' capital	303,524	N/A	138,895	166,188	186,385	161,326	196,341

Lepercq Corporate Income Fund II L.P.

	Nine Months ended September 30, (unaudited)		Years ended December 31,
(in thousands, except per unit data and ratios)	2013	2012	2012	2011	2010	2009	2008
						(unaudited)	(unaudited)
Total gross revenues	$10,506	$10,673	$14,246	$11,392	$7,885	$8,185	$11,251
Expenses applicable to revenues	(4,842)	(4,840)	(6,446)	(5,406)	(4,257)	(4,172)	(5,810)
Interest and amortization expense	(1,656)	(2,726)	(3,286)	(2,970)	(3,259)	(3,496)	(5,531)
Income (loss) from continuing operations	3,940	3,741	5,106	8,149	6,539	(284)	(1,372)
Total discontinued operations	125	(1,764)	(2,111)	(6,894)	1,393	2,082	7,898
Net income (loss)	4,065	1,977	2,995	1,255	7,932	1,798	6,526
Income from continuing operations per unit	0.32	0.62	0.68	1.35	1.09	(0.05)	(0.23)
Income (loss) from discontinued operations per unit	0.01	(0.29)	(0.28)	(1.14)	0.23	0.35	1.31
Net income per unit	0.33	0.33	0.40	0.21	1.32	0.30	1.08
Cash distributions per weighted-average unit (rounded)	0.61	0.72	0.90	0.89	0.84	0.60	1.42
Net cash provided by operating activities	6,961	4,849	7,293	13,693	17,468	5,575	5,554
Net cash provided by (used in) investing activities	1,094	1,667	2,202	(23,110)	(53,720)	34,582	8,872
Net cash provided by (used in) financing activities	(6,263)	(17,460)	(20,196)	10,325	41,855	(25,867)	(28,350)
Ratio of earnings to fixed charges (1)	3.39	2.38	2.56	3.07	3.01	N/A	N/A

(1) N/A - Ratio is below 1.0, deficit of $282 and $1,316 exists at December 31, 2009 and 2008, respectively.

	As of September 30, (unaudited)		As of December 31,
(in thousands)	2013	2012	2012	2011	2010	2009	2008
					(unaudited)	(unaudited)	(unaudited)
Real estate assets, net, including real estate - intangible assets	$103,339	N/A	$118,200	$129,518	$108,378	$103,863	$142,356
Loans receivable, net	21,636	N/A	21,942	21,515	36,743	—	—
Total assets	143,917	N/A	164,232	186,603	174,421	123,837	160,751
Mortgages and notes	31,350	N/A	48,989	87,300	73,517	71,272	117,037
Co-borrower debt	15,336	N/A	11,601	3,438	2,194	8,092	8,733
Partners' capital	92,964	N/A	77,649	33,859	39,189	30,435	31,617

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

The following table shows pro forma information about LCIF’s financial condition and results of operations, including per unit data, after giving effect to the consummation of the merger of LCIF II with and into LCIF on December 30, 2013, with LCIF as the surviving entity. The table sets forth the information as if the merger had become effective on September 30, 2013, with respect to the balance sheet information, and as of January 1, 2012, with respect to the income statement information. The merger will be accounted for as a business combination between entities under common control using LCIF II’s historical cost basis.

The information is based on, and should be read together with, the historical financial statements, including the notes thereto, of each of LCIF and LCIF II and the more detailed unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this prospectus. See “Index To Financial Statements.”

The unaudited pro forma information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the operating partnerships been combined during these periods.

	Pro Forma Combined
	(Unaudited, dollars in thousands)
	Year ended	Nine months ended
	December 31, 2012	September 30, 2013
Total gross revenues	$65,617	$51,368
Expenses applicable to revenue	(36,788)	(28,684)
Interest and amortization expense	(14,884)	(7,955)
Income from continuing operations	12,641	12,016
Income from continuing operations per unit	0.33	0.25
Real estate assets, net, including real estate intangible assets	N/A	505,525
Loans receivable, net	N/A	55,075
Total assets	N/A	616,286
Mortgages and notes payable	N/A	125,994
Co-borrower debt	N/A	68,789
Partners’ capital	N/A	396,488

RISK FACTORS

You should carefully consider the risks described below and the risk factors set forth in the documents incorporated by reference herein before making a decision to exchange your private notes for the exchange notes in the exchange offer. If any of the events described in the risk factors below or in the documents incorporated by reference herein occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes. The risk factors set forth below and in the documents incorporated by reference herein are generally applicable to the private notes as well as the exchange notes. These risks are not the only ones we face. Additional risks not presently known to us or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes, if any, could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference herein also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us and described below and in the documents incorporated herein by reference.

Risks related to this exchange offer and the exchange notes

Our substantial indebtedness could adversely affect our financial condition and LXP’s and the subsidiary guarantors’ ability to fulfill their obligations under the notes and otherwise adversely impact our business and growth prospects.

We have a substantial amount of debt. As of September 30, 2013, our total consolidated indebtedness was approximately $1.8 billion, consisting of $1.0 billion of mortgages and notes payable, $67.0 million outstanding on our unsecured revolving credit facility, $250.0 million of private notes, $319.0 million of term loans, $29.0 million of the 6.00% Convertible Notes due 2030, and $129.1 million of the Trust Preferred Securities. In addition, as of September 30, 2013, $511.4 million were available for us to borrow under our principal credit agreement, subject to covenant compliance.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for LXP and the subsidiary guarantors to satisfy their obligations with respect to the exchange notes and other indebtedness;
•	increase our vulnerability to adverse economic and industry conditions;
•	require us to dedicate a substantial portion of our cash flow from operations to the payment of interest on and principal of our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;
•	limit our ability to borrow money or sell stock to fund our development projects, working capital, capital expenditures, general corporate purposes or acquisitions;
•	restrict us from making strategic acquisitions or exploiting business opportunities;
•	place us at a disadvantage compared to competitors that have less debt; and
•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of our debt.

The effective subordination of the exchange notes and the guarantees may reduce amounts available for payment of the exchange notes and the guarantees.

Both the exchange notes and the guarantees are unsecured. The holders of any secured debt of LXP and its subsidiary guarantors may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the exchange notes and the guarantees. The holders of any secured debt of LXP and its subsidiary guarantors also would have priority over unsecured creditors in the event of their bankruptcy, liquidation or similar proceeding. As of September 30, 2013, LXP and the subsidiary guarantors had no secured indebtedness and $0.8 billion of unsecured and unsubordinated indebtedness outstanding.

Not all of LXP’s subsidiaries are guarantors, assets of non-guarantor subsidiaries may not be available to make payments on the exchange notes and the subsidiary guarantees may be released in the future if certain events occur.

On September 30, 2013, all of the subsidiary guarantors that initially guaranteed the private notes, except for LCIF and LCIF II, were released from their obligations under our principal credit agreement, which, in turn, allowed for the release of such subsidiary guarantors from their obligations under the guaranty of the private notes. As a result of this and the merger of LCIF II with and into LCIF on December 30, 2013, only LCIF remains as a subsidiary guarantor of the private notes and will become a guarantor of the exchange notes.

In addition to LCIF, any other existing or future subsidiaries of LXP that are borrowers or guarantors under our then principal credit agreement will provide guarantees of the exchange notes. Accordingly, LXP’s existing and future subsidiaries that do not guarantee the obligations under our principal credit agreement will similarly not be guarantors of the exchange notes. Payments on the exchange notes are only required to be made by LXP and the subsidiary guarantors. As a result, no payments are required to be made from assets of the non-guarantor subsidiaries unless those assets are transferred, by dividend or otherwise, to LXP or any of the subsidiary guarantors.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of non-guarantor subsidiary debt, including trade creditors, will generally be entitled to payment of their claims from the assets of non-guarantor subsidiaries before any assets are made available for distribution to LXP or any of the subsidiary guarantors.

In addition, any subsidiary guarantor, including LCIF, will be deemed released if such subsidiary guarantor’s obligations as a borrower or guarantor under our principal credit agreement terminate pursuant to the terms of our principal credit agreement or if our principal credit agreement is amended to remove certain or all of the subsidiary guarantors as borrowers or guarantors. To the extent the exchange notes are no longer guaranteed by any of our subsidiaries in the future, the exchange notes will be LXP’s obligations exclusively. All of our assets are held through our operating partnerships and our other subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of distributions or otherwise.

As of September 30, 2013, LXP and its subsidiaries had approximately $2.5 billion of unpledged assets, which consisted of undepreciated real estate and loans receivable.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the ability of LXP and the subsidiary guarantors to make payments on and refinance the exchange notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the exchange notes, or to fund our other liquidity needs.

Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and
•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the exchange notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, or delaying strategic acquisitions and alliances or capital expenditures, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including LXP’s and the subsidiary guarantors’ inability to pay the principal of or interest on the exchange notes.

Although the agreements governing our unsecured indebtedness and the indenture governing the notes limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including LXP’s and the subsidiary guarantors’ possible inability to pay the principal of or interest on the exchange notes.

There is currently no trading market for the exchange notes, and an active public trading market for the exchange notes may not develop or, if it develops, may not be maintained or be public. The failure of an active liquid trading market for the exchange notes to develop or be maintained is likely to adversely affect the market price and liquidity of the exchange notes.

The exchange notes are a new issue of securities with no established trading market. LXP does not intend to apply for listing of the exchange notes on any securities exchange or for quotation of the exchange notes on any automated dealer quotation system.

Accordingly, an active trading market may not develop for the exchange notes and, even if one develops, may not be maintained. If an active trading market for the exchange notes does not develop or is not maintained, the market price and liquidity of the exchange notes is likely to be adversely affected, and holders may not be able to sell their exchange notes at desired times and prices or at all. If any of the exchange notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the exchange notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The indenture governing the exchange notes, the principal credit agreement governing our $400.0 million unsecured revolving credit facility and our $250.0 million unsecured term loan and the term loan agreement governing our $255.0 million unsecured term loan contain restrictive covenants that limit our operating flexibility.

The indenture governing the exchange notes contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and
•	incur additional secured and unsecured indebtedness.

In addition, the principal credit agreement and term loan agreement require us to meet specified financial and operating covenants. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the exchange notes, the principal credit agreement and the term loan agreement may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the exchange notes to return payments received from LXP or the subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	issued the guarantee to delay, hinder or defraud present or future creditors; or
•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee, and:
◦	was insolvent or rendered insolvent by reason of such incurrence;
◦	was engaged or about to engage in a business or transaction for which the guarantor’s remaining unencumbered assets constituted unreasonably small capital to carry on its business; or
◦	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

We cannot be sure as to the standards that a court would use to determine whether or not the subsidiary guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees of the exchange notes would not be voided or any guarantee of the exchange notes would not be subordinated to that subsidiary guarantor’s other debt.

If a case were to occur, any guarantee of the exchange notes incurred by one or more of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for LXP’s benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration.

A court could thus void the obligations under the guarantees or subordinate the guarantees to the applicable guarantor’s other debt or take other action detrimental to holders of the exchange notes.

An increase in interest rates could result in a decrease in the relative value of the exchange notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you acquire exchange notes and market interest rates increase, the market value of your exchange notes may decline. We cannot predict the future level of market interest rates.

A downgrade in LXP’s credit ratings could materially adversely affect our business and financial condition.

In June 2013, we received a senior unsecured debt rating of Baa2 with a stable outlook from Moody’s Investor Services, Inc. and a senior unsecured debt rating of BBB- with a stable outlook from Standard & Poor’s Rating Services. We plan to manage our operations to maintain these credit ratings with a capital structure consistent with or better than our current profile, but there can be no assurance that we will be able to maintain the current credit ratings. Any downgrades in terms of ratings or outlook by any of the noted rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity and the trading price of the exchange notes.

LXP may choose to redeem the exchange notes when prevailing interest rates are relatively low.

The exchange notes are redeemable at LXP’s option and LXP may choose to redeem some or all of the exchange notes from time to time, especially when prevailing interest rates are lower than the rate borne by the exchange notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the exchange notes being redeemed. See “Description of notes-LXP’s redemption rights.”

If you fail to exchange your private notes, they will continue to be restricted securities and may become less liquid.

Because we anticipate that most holders of private notes will elect to exchange their private notes, we expect that the liquidity of the market for any private notes remaining after the completion of the exchange offer may be substantially limited. Any private note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the private notes outstanding. Following the exchange offer, if you did not validly tender your private notes you generally will not have any further registration rights and your private notes will continue to be subject to transfer restrictions. Private notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell any private notes you own following the exchange offer except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the liquidity of the market for any private notes could be adversely affected.

You may not receive exchange notes in the exchange offer if the procedures for the exchange offer are not followed.

We will issue the exchange notes in exchange for your private notes only if you tender the private notes and deliver a properly completed and duly executed letter of transmittal or, in the case of book-entry delivery, an agent’s message, which binds holders of the private notes to the terms of the letter of transmittal and consent, and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of private notes for exchange. If you are the beneficial owner of private notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your private notes are registered and instruct that person to tender on your behalf.

We may repurchase any private notes that are not tendered in the exchange offer on terms that are more favorable to the holders of the private notes than the terms of the exchange offer.

Although we do not currently intend to do so, we may, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of this exchange offer. We reserve the right to repurchase any private notes not tendered. If we decide to repurchase private notes on terms that are more favorable than the terms of the exchange offer, those holders who decide not to participate in the exchange offer could be better off than those that participated in the exchange offer.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On June 10, 2013, LXP issued $250.0 million of the private notes to Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, KeyBanc Capital Markets Inc., Capital One Southcoast, Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, RBS Securities Inc., Regions Securities LLC, TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to certain non-U.S. persons located outside the United States, in reliance on Regulation S under the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on June 10, 2013. The registration rights agreement provides that:

(1)	LXP and the subsidiary guarantors must use their commercially reasonable efforts to cause an exchange offer registration statement relating to an offer to exchange the private notes for an issue of Commission-registered exchange notes with terms identical to the private notes (except that the exchange notes will not be subject to restrictions on transfer or to an increase in annual interest exchange rate as described below or be entitled to registration rights under the registration rights agreement) to become effective within 240 days after the closing date of the offering of the private notes; and

(2)	unless the exchange offer would not be permitted by applicable law or Commission policy or applicable interpretations of the staff of the Commission, LXP will:

(a)	commence the exchange offer promptly after the exchange offer registration statement is declared effective by the Commission and keep the exchange offer open for at least 20 business days (or longer, if required by applicable securities laws); and

(b)	use all commercially reasonable efforts to complete the exchange offer on or prior to 60 days (or longer, if required by applicable securities laws) after the date on which the exchange offer registration statement is declared effective by the Commission; and

(3)	if obligated to file the shelf registration statement, LXP and the subsidiary guarantors will use all commercially reasonable efforts to file a shelf registration statement with the Commission on or prior to 30 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Commission on or prior to 90 days after such filing obligation arises and to keep the shelf registration statement continuously effective for a period of one year after the effective date of the shelf registration statement.

Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. The registration rights agreement is listed as an exhibit to the registration statement of which this prospectus is part. The description of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions and terms of the registration rights agreement, which are incorporated herein by reference.

Resale of the Exchange Notes

Under existing interpretations by the staff of the Commission contained in no-action letters to third parties, the exchange notes will generally be freely transferable by holders (other than by any holder that is an affiliate (as defined in Rule 405 of the Securities Act) of us) after the exchange offer without further registration under the Securities Act, except that participating broker-dealers (as defined below) will be required to deliver a prospectus in connection with any resale or other transfer of the exchange notes as described below.

If you wish to exchange your private notes for exchange notes in the exchange offer, you will be required to make certain representations. If you are not able to make these representations, you will not be entitled to participate in the exchange offer or to exchange your private notes for exchange notes.

Any broker-dealer who holds private notes acquired for its own account as a result of market-making activities or other trading activities (a participating broker-dealer) who exchanges those private notes for exchange notes in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. We understand that the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the initial offering of the private notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, for a period of one year following the expiration date of the exchange offer, participating broker-dealers will be entitled to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes (and we will agree to keep the exchange offer registration statement continuously effective and the related prospectus current during such period).

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $2,000 principal amount of exchange notes in exchange for each $2,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

•	the exchange notes will be registered with the Commission and thus will not be subject to restrictions on transfer or bear legends restricting their transfer; and

•	the exchange notes will not provide for the payment of additional interest as described below or be entitled to registration rights under the registration rights agreement.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $250.0 million in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission.

We will be deemed to have accepted validly tendered private notes when, as and if we have given written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

The term "expiration date" will mean 5:00 p.m., New York City time on   , 2014 (the 21st business day following commencement of the exchange offer), unless we extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.

We reserve the right, in our discretion:

•	to delay accepting any private notes due to an extension of the exchange offer; or

•	if any conditions listed below under "-Conditions" are not satisfied, to terminate the exchange offer,

in each case by written notice of the delay, extension or termination to the exchange agent and by press release or other public announcement.

We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange notes

The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 4.25% per year (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on each June 15 and December 15, beginning June 15, 2014.

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest has been paid on the private notes, from the date of initial issuance of the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration date, transmit to the exchange agent, at the address listed under the heading"–Exchange Agent":

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or
•	if the private notes are tendered in accordance with the book-entry procedures listed below, an agent's message.

In addition, a tendering holder must:

•	deliver certificates, if any, for the private notes to the exchange agent at or before the expiration date; or
•	deliver a timely confirmation of book-entry transfer of the private notes into the exchange agent's account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or
•	comply with the guaranteed delivery procedures described below.

The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of private notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The private notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the private notes must be signed exactly as the name of any registered holder appears on the private notes.

If the letter of transmittal or any private notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering private notes pursuant to the exchange offer, each holder will represent to us that, among other things:

•	the exchange notes to be acquired in connection with the exchange offer are being acquired in the ordinary course of business of the holder and any beneficial owner;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes;

•	the holder is not an affiliate of the issuer of the exchange notes; and

•	the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

The method of delivery of private notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or private notes to us.

If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the private notes by causing DTC to transfer the private notes into the exchange agent's account, including by means of DTC's Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the private notes surrendered for exchange are tendered:

•	by a registered holder of the private notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

•	for the account of an "eligible institution."

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is an "eligible guarantor institution" meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other "signature guarantee program" as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of private notes by causing DTC to transfer those private notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered private notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under "–Exchange Agent" at or prior to the expiration date; or
•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of private notes desires to tender the private notes, and the private notes are not immediately available, or time will not permit the holder's private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;
•	prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:
1.	stating the name and address of the holder of private notes and the amount of private notes tendered;
2.	stating that the tender is being made; and
3.	guaranteeing that within three New York Stock Exchange, or NYSE, trading days after the expiration date, the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent's message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent's message, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the expiration date.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of private notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered private notes. These determinations will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular private note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular private note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of private notes prior to the expiration date or within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until and unless you cure the defects or irregularities prior to the expiration date or within the time we determine.

Other Rights

While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date.

Acceptance of Private Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all private notes properly tendered. We will issue the exchange notes promptly after acceptance of the private notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered private notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

In all cases, issuance of exchange notes for private notes will be made only after timely receipt by the exchange agent of:

•	certificates for the private notes, or a timely book-entry confirmation of the private notes, into the exchange agent's account at the book-entry transfer facility;
•	a properly completed and duly executed letter of transmittal or an agent's message; and

•	all other required documents.

For each private note accepted for exchange, the holder of the private note will receive an exchange note having a principal amount equal to that of the surrendered private note.

Return of Notes

Unaccepted or non-exchanged private notes will be returned without expense to the tendering holder of the private notes. In the case of private notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged private notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under "–Exchange Agent" before the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the private notes to be withdrawn;
•	identify the private notes to be withdrawn, including the certificate number or numbers and principal amount of the private notes;
•	contain a statement that the holder is withdrawing its election to have the private notes exchanged;
•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the private notes register the transfer of the private notes in the name of the person withdrawing the tender; and
•	specify the name in which the private notes are registered, if different from that of the depositor.

If certificates for private notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If private notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn private notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under "-Procedures for Tendering" at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the expiration of the exchange offer, if the exchange offer violates applicable law or an applicable interpretation of the staff of the Commission.

Termination of Rights

All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

•	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

•	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

If:

(1)	LXP determines that an exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the Commission;
(2)	an exchange offer is not for any other reason completed within 300 days after the closing of the offering of the private notes; or
(3)	any initial purchaser notifies LXP that the notes held by it are not eligible to be exchanged for the exchange notes in the exchange offer;

then LXP and the subsidiary guarantors will use their commercially reasonable efforts to cause to be filed with the Commission as soon as reasonably practicable but in no event more than 30 days after such determination, date or notice, as the case may be, a shelf registration statement, and will use commercially reasonable efforts to have such shelf registration statement declared effective by the Commission no later than 90 days after such determination date or notice.

If:

(1)	the exchange offer registration statement is not declared effective within 240 days after the closing of the offering of the private notes;

(2)	the exchange offer is not consummated within 300 days after the closing of the offering of the private notes;

(3)	LXP is obligated to file a shelf registration statement and the shelf registration statement is not filed with the Commission within 30 days of the triggering of such obligation or is not declared effective within 90 days after the triggering of such obligation; or

(4)	the shelf registration statement, if required, is declared effective but thereafter (and before the expiration of the period referred to in Rule 144) ceases to be effective or useable in connection with resales of the notes for more than 60 days within any 12-month period or if LXP, through its omission, fails to name as a selling securityholder any holder that had complied timely with its obligations to be named in the shelf registration statement (each such event referred to in clauses (1) through (4) above, a registration default).

then LXP will pay additional interest to each holder of notes from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured or cease to exist.

With respect to the first 90-day period during which a registration default is continuing, additional interest will be paid at a rate equal to 0.25% per annum of the principal amount of notes outstanding. If all registration defaults are not cured or cease to exist prior to the end of such 90-day period, then, from and including the first day after such 90-day period, the rate at which additional interest is payable will increase by an additional 0.25% per annum. However, the maximum rate of additional interest will in no event exceed 0.50% per annum. Additional interest will accrue and be payable to but excluding the date on which all registration defaults have been cured or cease to exist.

Additional interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be paid to the holders of the notes in the same manner and times as interest is otherwise payable on the notes. From and including the date on which all registration defaults have been cured or otherwise ceased to exist, additional interest will cease to accrue unless and until a subsequent registration default occurs. Additional interest will not be payable on any private notes or exchange notes other than notes.

Holders of the notes will be required to make certain representations to LXP (as described in the registration rights agreement) in order to participate in the exchange offer. In order to include notes in the shelf registration statement, if filed, and receive additional interest relating to a registration default with respect to the shelf registration statement, a holder will be required to provide certain information to LXP and to be named as a selling security holder in the shelf registration statement and the related prospectus, and will be subject to certain civil liability provisions under the Securities Act in connection with sales under the shelf registration statement. By including notes in the shelf registration statement, if any, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.

If a shelf registration statement becomes effective under the Securities Act then, during any 365-day period thereafter LXP may, by notice to holders of notes registered pursuant to the shelf registration statement, suspend the availability of the shelf registration statement and the use of the related prospectus for up to two periods not to exceed a total of 60 days during any such 365-day period if:

•	such action is required by applicable law; or

•	the happening of any event or the discovery of any fact makes any statement made in the shelf registration statement or the related prospectus untrue in any material respect or constitutes an omission to state a material fact in the shelf registration statement or related prospectus.

Each holder of notes will be required to discontinue disposition of those notes pursuant to the shelf registration statement upon receipt from us of notice of any events described in the preceding sentence but will not be entitled to receive additional interest unless such suspension exceeds the number of days or periods specified above. If we effect the exchange offer, we will also be permitted to require any broker-dealers to discontinue disposition of exchange notes pursuant to this prospectus on the same terms and conditions described in this paragraph. If we suspend the use of the shelf registration statement or this prospectus during the period we are otherwise required to keep such registration statement effective, then the period that LXP and the subsidiary guarantors are required to keep the shelf registration statement effective or during which the exchange offer registration statement must remain effective and participating broker-dealers are entitled to use such prospectus, as the case may be, will be extended by a number of days equal to the period of any such suspension.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, NY 10005

Facsimile: (212) 514-6841

Attention: William G. Keenan, Vice President

Reference: Lexington Realty Trust

4.25% Senior Notes due 2023

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the exchange offer. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, including the registration of any tendered private notes that may be transferred in connection with the exchange offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequence of Failures to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;
•	in a transaction meeting the requirements of Rule 144 under the Securities Act;
•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;
•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;
•	to us; or

•	pursuant to an effective registration statement.

In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the private notes, as reflected in our accounting records on the date of the exchange offer. Accordingly, no gain or loss for accounting purposes will be recognized.

USE OF PROCEEDS

The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

The net proceeds from the sale of the private notes, after deducting discounts and offering expenses, were approximately $244.9 million. We used the net proceeds from the sale of the private notes to pay amounts outstanding under our unsecured revolving credit facility, and the remainder for general corporate purposes, including, without limitation, unspecified acquisitions.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratios of earnings to combined fixed charges and preferred dividends of LXP, LCIF and LCIF II for each of the last five fiscal years and for the nine months ended September 30, 2013 and 2012. The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by fixed charges and preferred dividends. For these purposes, “earnings” consist of income (loss) before provision for income taxes, noncontrolling interest, equity in earnings (losses) of non-consolidated entities, gain on acquisition and discontinued operations, plus fixed charges (excluding capitalized interest) and cash received from joint ventures. “Fixed charges” consist of interest expense, including capitalized interest and the amortization expense on debt issuance costs. This information is given on a historical basis.

Lexington Realty Trust:

	Nine months ended September 30, (unaudited)		For the years ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred dividends (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency (dollars in thousands)	$10,076	$13,982	$25,454	$64,877	$49,287	$12,049	$1,562

LCIF:

	Nine months ended September 30, (unaudited)		For the years ended December 31,
	2013	2012	2012	2011	2010	2009	2008
						(unaudited)	(unaudited)
Ratio of earnings to combined fixed charges and preferred dividends	2.29	1.61	1.65	1.48	1.40	1.21	1.18

LCIF II:

	Nine months ended September 30, (unaudited)		For the years ended December 31,
	2013	2012	2012	2011	2010	2009	2008
						(unaudited)	(unaudited)
Ratio of earnings to combined fixed charges and preferred dividends (1)	3.39	2.38	2.56	3.07	3.01	N/A	N/A
Deficiency (dollars in thousands)	N/A	N/A	N/A	N/A	N/A	$282	$1,316

(1) N/A - Ratio is below 1.0.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion relates to the consolidated financial statements of each of LCIF and LCIF II and their respective subsidiaries, and should be read in conjunction with such financial statements and notes thereto appearing elsewhere in this prospectus. Management’s Discussion and Analysis of Financial Condition and Results of Operations for LXP is available in the documents incorporated by reference into this prospectus.

In this discussion, we have included statements that may constitute “forward-looking statements.” Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. These statements may relate to future plans and objectives, among other things. By identifying these statements for you in this manner, we are alerting you to the possibility that actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed in “Risk factors” and “Cautionary statements concerning forward-looking statements” sections included elsewhere in this prospectus.

Explanatory Note

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

Overview

General . LCIF was formed as a limited partnership on March 14, 1986 under the laws of the state of Delaware to invest in existing real estate properties net-leased to corporations or other entities. LCIF II was formed as a limited partnership on January 27, 1987 under the laws of the state of Delaware to invest in existing real estate properties net-leased to corporations or other entities. On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.

The purpose of LCIF includes the conduct of any business that may be conducted lawfully by a limited partnership organized under the Delaware Act, except that the LCIF partnership agreement of LCIF requires business to be conducted in such a manner that will permit LXP to continue to be classified as a REIT under Sections 856 through 860 of the Code, unless LXP ceases to qualify as a REIT for reasons other than the conduct of the business of LCIF.

LXP is the sole equity owner of Lex GP-1 Trust, a Delaware statutory trust, which is the general partner of LCIF and holds, as of December 31, 2013, approximately 0.4% of the outstanding OP units in LCIF. LXP is also the sole equity owner of Lex LP-1 Trust, a Delaware statutory trust, which holds, as of December 31, 2013, approximately 94.3% of the outstanding OP units in LCIF. The remaining OP units in LCIF are beneficially owned by E. Robert Roskind, Chairman of LXP, and certain non-affiliated investors. As the sole equity owner of the general partner of LCIF, LXP has the ability to control all of the day-to-day operations of LCIF, subject to the terms of the LCIF partnership agreement.

The business of LCIF is substantially the same as the business of LXP and includes investment in single-tenant assets; except that LCIF is dependent on LXP for management of its operations and future investments. LCIF does not have any employees, executive officers or a board of directors. LXP also invests in assets and conducts business directly and through other subsidiaries. LXP allocates investments to itself and its other subsidiaries or to LCIF as it deems appropriate and in accordance with certain obligations under the LCIF partnership agreement, with respect to allocations of nonrecourse liabilities.

LCIF’s revenues and cash flows are generated predominantly from property rent receipts. As a result, growth in revenues and cash flows is directly correlated to LCIF’s ability to (1) acquire income producing real estate assets and (2) re-lease properties that are vacant, or may become vacant, at favorable rental rates.

The business and management structure of LCIF II was substantially similar to the business and management structure of LCIF.

Critical Accounting Policies. The accompanying consolidated financial statements of each of LCIF and LCIF II have been prepared in accordance with United States generally accepted accounting principles, or GAAP, which require management of each of LCIF and LCIF II to make estimates that affect the amounts of revenues, expenses, assets and liabilities reported and related disclosures of contingent assets and liabilities. A summary of each of LCIF’s and LCIF II’s significant accounting policies, as applicable, which are important to the portrayal of its financial condition and results of operations, is set forth in note 2 to the 2012 Consolidated Financial Statements of each of LCIF and LCIF II, which are exhibits hereto and incorporated herein.

The following is a summary of the critical accounting policies of LCIF and LCIF II, which require some of the most difficult, subjective and complex judgments.

Basis of Presentation and Consolidation. The consolidated financial statements of each of LCIF and LCIF II are prepared on the accrual basis of accounting. The financial statements reflect the accounts of each of LCIF and LCIF II and the accounts of their respective consolidated subsidiaries. Each of LCIF and LCIF II consolidate its wholly-owned subsidiaries, partnerships and joint ventures, if any, which it controls through (1) voting rights or similar rights or (2) by means other than voting rights if it is the primary beneficiary of a variable interest entity, which we refer to as a VIE. Entities which it does not control and entities which are VIEs in which it is not the primary beneficiary are generally accounted for by the equity method. Significant judgments and assumptions are made by Lex GP, as the general partner, to determine whether an entity is a VIE such as those regarding an entity's equity at risk, the entity's equity holders' obligations to absorb anticipated losses and other factors. In addition, the determination of the primary beneficiary of a VIE requires judgment to determine the party that has (1) power over the significant activities of the VIE and (2) an obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE.

Judgments and Estimates. The management of each of LCIF and LCIF II has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare the consolidated financial statements of each of LCIF and LCIF II in conformity with GAAP. These estimates and assumptions are based on our management's best estimates and judgment. Our management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. The management of each of LCIF and LCIF II adjusts such estimates when facts and circumstances dictate. The most significant estimates made include the recoverability of accounts receivable, allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed, the determination of VIEs and entities that should be consolidated, the determination of impairment of long-lived assets and loans receivable and the valuation and the useful lives of long-lived assets.

Purchase Accounting and Acquisition of Real Estate. The fair value of the real estate acquired, which includes the impact of fair value adjustments for assumed mortgage debt related to property acquisitions, is allocated to the acquired tangible assets, consisting of land, building and improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements and fixtures and equipment) is determined by valuing the property as if it were vacant. The “as-if-vacant” value is then allocated to land and building and improvements based on our management's determination of relative fair values of these assets. Factors considered by our management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, the management of each of LCIF and LCIF II includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The management of each of LCIF and LCIF II also estimates costs to execute similar leases including leasing commissions.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market lease values are recorded based on the difference between the current in-place lease rent and management's estimate of current market rents. Below-market lease intangibles are recorded as part of deferred revenue and amortized into rental revenue over the non-cancelable periods and bargain renewal periods of the respective leases. Above-market leases are recorded as part of intangible assets and amortized as a direct charge against rental revenue over the non-cancelable portion of the respective leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationship values, is measured by the excess of (1) the purchase price paid for a property over (2) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationship values based on management's evaluation of the specific characteristics of each tenant's lease. The value of in-place leases is amortized to expense over the remaining non-cancelable periods and any bargain renewal periods of the respective leases. The value of tenant relationships is amortized to expense over the applicable lease term plus expected renewal periods.

Revenue Recognition. Each of LCIF and LCIF II recognizes lease revenue on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight line rent if the renewals are not reasonably assured. In those instances in which either LCIF or LCIF II funds tenant improvements and the improvements are deemed to be owned by LCIF or LCIF II, as applicable, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. When the management of each of LCIF and LCIF II determines that the tenant allowances are lease incentives, LCIF or LCIF II, as applicable, commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin. The lease incentive is recorded as a deferred expense and amortized as a reduction of revenue on a straight-line basis over the respective lease term. Determining if a tenant allowance is a lease incentive requires significant judgment. Each of LCIF and LCIF II recognizes lease termination payments as a component of rental revenue in the period received, provided that there are no further obligations under the lease; otherwise the lease termination payment is amortized on a straight-line basis over the remaining obligation period. All above-market lease assets, below-market lease liabilities and deferred rent assets or liabilities for terminated leases are charged against or credited to rental revenue in the period the lease is terminated. All other capitalized lease costs and lease intangibles are accelerated via amortization expense to the date of termination.

Gains on sales of real estate are recognized based on the specific timing of the sale as measured against various criteria related to the terms of the transactions and any continuing involvement associated with the properties. If the sales criteria are not met, the gain is deferred and the finance, installment or cost recovery method, as appropriate, is applied until the sales criteria are met. To the extent either LCIF or LCIF II sells a property and retains a partial ownership interest in the property, LCIF or LCIF II, as applicable, recognizes gain to the extent of the third-party ownership interest.

Accounts Receivable. The management of each of LCIF and LCIF II continuously monitors collections from the tenants of LCIF and LCIF II and would make a provision for estimated losses based upon historical experience and any specific tenant collection issues that it has identified.

Impairment of Real Estate. The management of LCIF and LCIF II evaluates the carrying value of all tangible and intangible real estate assets for possible impairment when an event or change in circumstance has occurred that indicates its carrying value may not be recoverable. The evaluation includes estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. If such cash flows are less than the asset's carrying value, an impairment charge is recognized to the extent by which the asset's carrying value exceeds the estimated fair value. Estimating future cash flows is highly subjective and such estimates could differ materially from actual results.

Loans Receivable. The management of LCIF and LCIF II evaluates the collectability of both interest and principal of any loans receivable and, if circumstances warrant, to determine whether the loan is impaired. A loan is considered to be impaired, when based on current information and events, it is probable that the holder will be unable to collect all amounts due according to the existing contractual terms. Significant judgments are required in determining whether impairment has occurred. When a loan is considered to be impaired, the amount of the loss accrual is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the loan's effective interest rate, the loan's observable current market price or the fair value of the underlying collateral. Interest on impaired loans is recognized on a cash basis.

Acquisition, Development and Construction Arrangements. The management of LCIF and LCIF II evaluates loans receivable where LCIF or LCIF II participates in residual profits through loan provisions or other contracts to ascertain whether LCIF or LCIF II has the same risks and rewards as an owner or a joint venture partner. Where management concludes that such arrangements are more appropriately treated as an investment in real estate, such loan receivable is reflected as an equity investment in real estate under construction in the Consolidated Balance Sheets. In these cases, no interest income is recorded on the loan receivable and capitalized interest is recorded during the construction period. In arrangements where LCIF or LCIF II engages a developer to construct a property or provide funds to a tenant to develop a property, the funds provided to the developer/tenant and internal costs of interest and real estate taxes, if applicable, are capitalized during the construction period.

The accounting for these critical accounting policies and implementation of accounting guidance issued in the future involves the making of estimates based on current facts, circumstances and assumptions which could change in a manner that would materially affect management's future estimates with respect to such matters. Accordingly, future reported financial conditions and results could differ materially from financial conditions and results reported based on management's current estimates.

Liquidity

General. As controlled subsidiaries of LXP, each of LCIF and LCIF II relies on LXP’s principal sources of liquidity, which historically have been (1) undistributed cash flows generated from our investments, (2) the public and private equity and debt markets, including issuances of OP units to LXP, (3) property specific debt, (4) corporate level borrowings, (5) commitments from co-investment partners and (6) proceeds from the sales of investments.

Cash Flows. We believe that cash flows from operations of each of LCIF and LCIF II will continue to provide adequate capital to fund its operating and administrative expenses, regular debt service obligations and all distribution payments in accordance with partnership agreement requirements in both the short-term and long-term. However, without a capital event, which would most likely involve LXP, neither LCIF nor LCIF II has the ability to fund balloon payments on maturing mortgages or acquire new investments.

Cash flows from operations as reported in the Consolidated Statements of Cash Flows totaled (1) $23.7 million and $22.2 million for the nine months ended September 30, 2013 and 2012, respectively, and $30.4 million, $30.0 million and $30.9 million for 2012, 2011 and 2010, respectively, for LCIF and (2) $7.0 million and $4.8 million for the nine months ended September 30, 2013 and 2012, respectively, and $7.3 million, $13.7 million and $17.5 million for 2012, 2011 and 2010, respectively, for LCIF II. The underlying drivers that impact working capital and therefore cash flows from operations are the timing of (1) the collection of rents and tenant reimbursements and loan interest payments from borrowers, and (2) the payment of interest on mortgage debt and operating and general and administrative costs. We believe the net-lease structure of the leases encumbering a majority of the properties in which LCIF and LCIF II have an interest mitigates the risks of the timing of cash flows from operations since the payment and timing of operating costs related to the properties are generally borne directly by the tenant. Collection and timing of tenant rents is closely monitored by management as part of our cash management program. Cash flows from operations are also impacted by the level of acquisition volume and sales of properties.

Net cash provided by (used in) investing activities totaled (1) $20.1 million and $(2.5) million for the nine months ended September 30, 2013 and 2012, respectively, and $(58.7) million, $16.6 million and ($0.7) million in 2012, 2011 and 2010, respectively, for LCIF and (2) $1.1 million and $1.7 million for the nine months ended September 30, 2013 and 2012, respectively, and $2.2 million, $(23.1) million and ($53.7) million for 2012, 2011 and 2010, respectively, for LCIF II. Cash provided by investing activities related primarily to proceeds from the sale of properties, collection of loans receivable, distributions from non-consolidated entities in excess of accumulated earnings and changes in escrow deposits and restricted cash. Cash used in investing activities related primarily to investments in real estate properties, co-investment programs and loans receivable, and an increase in deferred leasing costs, deposits and restricted cash. Therefore, the fluctuation in investing activities relates primarily to the timing of investments and dispositions.

Net cash provided by (used in) financing activities totaled (1) $(40.9) million and $(21.9) million for the nine months ended September 30, 2013 and 2012, respectively, and $27.2 million, $(46.0) million and $(31.7) million in 2012, 2011 and 2010, respectively, for LCIF and (2) $(6.3) million and $(17.5) million for the nine months ended September 30, 2013 and 2012, respectively, and $(20.2) million, $10.3 million and $41.9 million in 2012, 2011 and 2010, respectively, for LCIF II. Cash provided by financing activities was primarily attributable to net proceeds from non-recourse mortgages and related party advances, net, offset by distribution payments, related party payments, net and debt payments and repurchases.

OP units. Substantially all outstanding OP units are redeemable by the holder of the OP unit at certain times unit for approximately 1.13 common shares of LXP per one OP unit or, at Lex GP’s election, with respect to certain OP units, cash. Substantially all outstanding OP units require the applicable operating partnership to pay quarterly distributions to the holders of such OP units equal to the dividends paid to LXP common shareholders on an as redeemed basis and the remaining OP units have stated distributions in accordance with their respective partnership agreement. To the extent that LXP’s dividend per share is less than a stated distribution per unit per the applicable partnership agreement, the stated distributions per unit are reduced by the percentage reduction in our dividend. LXP, LCIF and LCIF II are parties to funding agreements under which each party may be required to fund distributions made on account of OP units or dividends made on account of LXP common shares. No OP units have a liquidation preference.

As of December 31, 2012 and September 30, 2013, (1) LCIF had a total of approximately 2.6 million and 2.4 million OP units respectively outstanding other than OP units held by us (approximately 0.8 million are held by related parties), and (2) LCIF II had a total of approximately 1.2 million OP units outstanding other than OP units held by us (approximately 0.7 million are held by related parties).

As a result of the general deterioration in real estate values which commenced in 2008, few sellers of real estate have been seeking OP units as a form of consideration. Therefore, the number of OP units not owned, directly or indirectly, by LXP that will be outstanding in the future may decrease as such OP units are redeemed for our common shares.

Property Specific Debt. As of December 31, 2012 and September 30, 2013, (1) LCIF had $155.7 million and $94.6 million, respectively, of consolidated property specific debt outstanding and (2) LCIF II had $49.0 million and $31.4 million, respectively, of consolidated property specific debt outstanding. As of December 31, 2012, (1) LCIF had $28.7 million and $24.7 million of related balloon payments maturing in 2013 and 2014, respectively, and (2) LCIF II had no balloon payments maturing in 2013 and 2014. As of September 30, 2013, neither LCIF nor LCIF II had any balloon payments due on debt maturing in 2013 and 2014. If a mortgage is unable to be refinanced upon maturity, LCIF and LCIF II will be dependent on LXP’s liquidity resources to satisfy such mortgage to avoid transferring the underlying property to the lender or selling the underlying property to a third party.

The mortgages encumbering the properties in which LCIF and LCIF II have an interest are generally non-recourse to LCIF or LCIF II, as applicable, such that the title of the property may be transferred in satisfaction of the mortgage obligation. During 2012, LCIF II conveyed its interest in a vacant office property in Clive, Iowa in satisfaction of a $5.3 million non-recourse secured mortgage loan. During the nine months ended September 30, 2013, LCIF and LCIF II each conveyed properties in Southington, Connecticut and Farmington Hills, Michigan, respectively, in satisfaction of the respective $12.3 million and $17.5 million non-recourse secured mortgage loans. There are significant risks associated with conveying properties to lenders through foreclosure which are described in "Risk Factors" included elsewhere or incorporated by reference in this prospectus.

The current economic environment has impacted each of LCIF’s and LCIF II’s ability to obtain property specific debt on favorable terms in many cases. In 2008, property specific mortgage lending nearly ceased. Since then, the number of lenders and available loan proceeds have diminished significantly. In addition, the required loan to value ratios have decreased and the covenants, including required reserve amounts, have increased. Accordingly, LCIF and LCIF II may not be able to find favorable financing to refinance existing mortgages upon maturity.

For the year ending December 31, 2011, LCIF II obtained a $15.0 million non-recourse mortgage loan with an interest rate of 4.71% and a maturity date of June 2016.

Corporate Borrowings. LCIF and LCIF II, together with LXP, are borrowers under LXP’s corporate borrowing facilities. Outstanding indebtedness is recorded on the books of the applicable borrower requesting and receiving the proceeds of such indebtedness. However, LCIF and LCIF II do not have the independent ability without LXP to obtain funds from such borrowing facilities.

Co-investment Programs and Joint Ventures. LXP believes that entering into co-investment programs and joint ventures with institutional investors and other real estate companies is a good way to access private capital while mitigating its risks in certain assets and increasing its return on equity to the extent it earns management or other fees. However, due to LXP’s REIT status, LCIF and LCIF II are prohibited from earning management fees because they are not taxable REIT subsidiaries. As a result, LXP’s investments in co-investment programs and joint ventures are generally outside of LCIF and LCIF II.

Capital Recycling. Part of LXP’s strategy to effectively manage its balance sheet involves pursuing and executing well on property dispositions and recycling of capital. LCIF disposed of its interests in two properties and a retail store and parking garage during the nine months ended September 30, 2013, one via conveyance to its lender, and four properties in 2011, for a gross disposition price of $43.3 million and $31.2 million, respectively. LCIF II disposed of its interests in one property during the nine months ended September 30, 2013 and one property during 2012 to their respective lenders in satisfaction of the $17.5 million and $5.3 million, respective non-recourse mortgage loans. The net proceeds received from dispositions were primarily used to retire indebtedness encumbering such properties and make new investments.

Liquidity Needs. Each of LCIF’s and LCIF II’s principal liquidity needs are the contractual obligations set forth below under “–Contractual Obligations” and the payment of distributions to the holders of OP units, each as applicable.

If either LCIF or LCIF II is unable to satisfy its liquidity needs with cash flow from operations, it intends to use borrowings and, with respect to distributions to the holders of OP units, the funding agreements described above. If such borrowings are unavailable, it or one of its subsidiaries may default on its obligations or lose its assets in foreclosure or through bankruptcy proceedings.

Capital Resources

General. Due to the net-lease structure of a majority of LCIF’s and LCIF II’s investments, each of LCIF and LCIF II historically have not incurred significant expenditures in the ordinary course of business to maintain the properties in which it has an interest. However, particularly since 2008, as leases have expired, each of LCIF and LCIF II have incurred costs in extending the existing tenant leases, re-tenanting the properties with a single-tenant, or converting the property to multi-tenant use. The amounts of these expenditures can vary significantly depending on tenant negotiations, market conditions and rental rates.

Single-Tenant Properties. We do not anticipate significant capital expenditures at the single-tenant properties in which LCIF or LCIF II have an interest since these properties are generally subject to net or similar leases where the tenants at these properties bear all or substantially all of the cost of property operations, maintenance and repairs. However, at certain properties subject to net-leases, LCIF or LCIF II is responsible for replacement and/or repair of certain capital items, which may or may not be reimbursed. At certain single-tenant properties that are not subject to a net-lease, LCIF or LCIF II has a level of property operating expense responsibility, which may or may not be reimbursed.

Multi-Tenant Properties. Primarily as a result of non-renewals at single-tenant net-lease properties, LCIF or LCIF II may have interests in multi-tenant properties. While tenants are generally responsible for increases over base year expenses, the landlord would be generally responsible for the base-year expenses and capital expenditures at these properties.

Vacant Properties. To the extent there is a vacancy in a property, LCIF or LCIF II would be obligated for all operating expenses, including real estate taxes and insurance. If a property is vacant for an extended period of time, LCIF or LCIF II may incur substantial capital expenditure costs to re-tenant the property.

Property Expansions. Under certain leases, tenants have the right to expand the facility located on a property in which LCIF or LCIF II has an interest. In the past, these expansions have generally been funded, and in the future we expect these expansions to generally be funded, with, either additional secured borrowings, the repayment of which was, and will be, funded out of rental increases under the leases covering the expanded properties, borrowings under LXP's unsecured revolving credit facility or capital contributions from LXP.

Ground Leases. The tenants of properties in which LCIF or LCIF II has an interest generally pay the rental obligations on ground leases either directly to the fee holder or to the landlord as increased rent. However, LCIF or LCIF II is responsible for these payments under certain leases and at vacant properties.

Environmental Matters. Based upon management's ongoing review of the properties in which LCIF and LCIF II have an interest, management is not aware of any environmental condition with respect to any of these properties, which would be reasonably likely to have a material adverse effect on LCIF or LCIF II. There can be no assurance, however, that (1) the discovery of environmental conditions, which were previously unknown, (2) changes in law, (3) the conduct of tenants or (4) activities relating to properties in the vicinity of the properties in which LCIF or LCIF II has an interest, will not expose LCIF or LCIF II to material liability in the future. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of the tenants of properties in which LCIF or LCIF II has an interest.

Results of Operations

LCIF

Nine months ended September 30, 2013 compared with nine months ended September 30, 2012. The increase in total gross revenues in 2013 of $2.0 million is primarily attributable to an increase in rental revenue. The increase in rental revenue was primarily due to new property acquisition revenue of $3.6 million, offset by a reduction of $0.6 million due to lease extensions entered into at rents below previous rental amounts and $0.9 million related to an increase in vacancy at one property.

Depreciation and amortization increased $1.0 million primarily due to the acquisition of the Phoenix, Arizona property in December 2012.

The decrease in interest and amortization expense of $2.7 million was primarily due to retirement of debt.

Non-operating income decreased $0.4 million primarily due to the satisfaction of notes receivable resulting in less interest earned.

The decrease in litigation reserve of $0.9 million relates to our litigation with Deutsche Bank Securities, Inc., which was settled in 2012.

The increase in debt satisfaction charges, net, of $1.6 million was primarily due to defeasance costs and write-off of deferred financing costs relating to the satisfaction of secured nonrecourse mortgage debt in 2013.

Discontinued operations represent properties sold or held for sale. The increase in total income from discontinued operations of $5.5 million is primarily due to an increase in debt satisfaction gains, net, of $4.4 million, a $0.7 million increase in income from discontinued operations and an increase in gains on sales of properties of $7.2 million, offset in part by an increase in impairment charges of $6.8 million.

The increase in net income of $8.1 million was primarily due to the items discussed above.

Year ended December 31, 2012 compared with December 31, 2011. Total gross revenues remained relatively flat in 2012 compared to 2011. LCIF acquired one property in December 2012 which did not have a significant impact on 2012 gross revenues.

The decrease in interest and amortization expense of $1.5 million was primarily due to the retirement of debt.

Depreciation and amortization decreased $1.2 million primarily due to assets becoming fully amortized in 2012.

The increase in property operating expense of $0.7 million was primarily due to an increase in ground rent expense at certain properties.

The litigation reserve of $0.9 million in 2012 relates to a litigation that has been settled with a payment by us of $0.9 million.

Discontinued operations represent properties sold or held for sale. The increase in net income from discontinued operations of $3.0 million was primarily due to a decrease in impairment charges of $4.1 million, offset by a decrease in gains on sales of properties of $1.2 million.

The increase in net income of $4.2 million was primarily due to the items discussed above.

Year ended December 31, 2011 compared with December 31, 2010. Of the decrease in total gross revenues in 2011 of $2.6 million, $2.2 million is attributable to a decrease in rental revenue and $0.4 million is due to a decrease in tenant reimbursements. The decrease in rental revenue was primarily due to lease rollover and new leases entered into at lease rates lower than the previous amounts.

The decrease in interest and amortization expense of $2.4 million is primarily due to the decrease in indebtedness.

The decrease in property operating expense of $0.7 million is primarily due to a decrease in the operating expenses at certain properties and certain tenants taking direct responsibility for payments of operating costs in which our property owner subsidiaries have an interest.

Discontinued operations represents properties sold or held for sale. The total discontinued operations loss increased $13.7 million due to an increase in impairment charges of $3.4 million and a decrease in gains on sales of properties of $10.7 million, offset by a decrease in debt satisfaction charges, net, of $0.4 million.

Net income decreased $13.5 million primarily due to the items discussed above.

LCIF II

Nine months ended September 30, 2013 compared with nine months ended September 30, 2012. Total gross revenues remained relatively flat in 2013 primarily due to limited portfolio activity.

Depreciation and amortization decreased $0.3 million primarily due to assets being fully depreciated in prior periods.

The increase in property operating expenses of $0.3 million was primarily due to an increase in real estate taxes at one property.

The decrease in interest and amortization expense of $1.1 million was primarily due to retirement of debt.

Non-operating income decreased $0.8 million primarily due to less interest earned and reduced interest income earned on a note receivable secured by an office property in Schaumburg, Illinois, which was in default and LCIF II ceased recognizing interest income commencing April 1, 2012. LCIF II foreclosed on the property subsequent to September 30, 2013.

Discontinued operations represent properties sold or held for sale. The increase in total income from discontinued operations of $1.9 million is primarily due to an increase in gains on sales of properties of $3.2 million plus a $1.4 million reduction in loss from discontinued operations, offset in part by an increase in debt satisfaction charges of $2.7 million.

The increase in net income of $2.1 million was primarily due to the items discussed above.

Year ended December 31, 2012 compared with December 31, 2011. The increase in total gross revenues in 2012 of $2.9 million was primarily attributable to an increase in rental revenue of $2.6 million and an increase in tenant reimbursements of $0.3 million. The increase in rental revenue was primarily due to (1) 2011 property acquisitions of $2.2 million and (2) $0.3 million from a decrease in vacancy at our Hebron, Ohio property.

The increase in interest and amortization expense of $0.3 million was primarily due to the financing of a property, offset by the retirement of debt.

Depreciation and amortization increased $0.8 million primarily due to the acquisition of real estate properties in 2011, offset by assets becoming fully amortized.

Non-operating income decreased $4.5 million primarily due to the satisfaction of notes receivable resulting in less interest earned and reduced interest income earned on a note receivable, which was in default, secured by an office property in Schaumburg, Illinois.

Discontinued operations represent properties sold or held for sale. The decrease in net loss from discontinued operations of $4.8 million was primarily due to a decrease in impairment charges of $9.8 million, an increase in gains on sales of properties of $1.1 million, offset in part by an increase in debt satisfaction charges of $1.4 million and a $4.8 million increase in loss from discontinued operations.

The increase in net income of $1.7 million was primarily due to the items discussed above.

Year ended December 31, 2011 compared with December 31, 2010. The increase in total gross revenues in 2011 of $3.5 million is attributable to an increase in rental revenue of $3.5 million primarily due to the acquisition of properties in 2011.

The decrease in interest and amortization expense of $0.3 million is primarily due to the decrease in indebtedness.

Depreciation and amortization increased by $1.0 million primarily due to the acquisition of real estate properties.

The increase in general and administrative expense of $0.4 million is primarily due to an increase in the allocation of professional fees and payroll costs by LXP.

Non-operating income decreased $0.7 million which is primarily due to the satisfaction of loans receivable.

Discontinued operations represents properties sold or held for sale. The total discontinued operations loss increased $8.3 million due to an increase in impairment charges of $9.8 million, offset by an increase in the income from discontinued operations of $1.6 million.

Net income decreased $6.7 million primarily due to the items discussed above.

The increase in net income in future periods will be closely tied to the level of acquisitions made by us and leasing activity. Without acquisitions and favorable leasing activity, the sources of growth in net income are limited to index-adjusted rents (such as the consumer price index), reduced interest expense on amortizing mortgages and debt refinancings and by controlling other variable overhead costs. However, there are many factors beyond management's control that could offset these items including, without limitation, increased interest rates, decreased occupancy rates, tenant monetary defaults, delayed acquisitions and the other risks described in our periodic reports filed with the Commission.

Off-Balance Sheet Arrangements

LCIF and LCIF II are borrowers or guarantors of corporate borrowing facilities and debt securities of LXP. In addition, each of LCIF and LCIF II, from time to time, guarantee certain tenant improvement allowances and lease commissions on behalf of subsidiaries when required by the related tenant or lender. However, neither LCIF nor LCIF II believes these guarantees, as applicable, are material to it as the obligations under and risks associated with such guarantees are priced into the rent under the lease or the value of the property.

Contractual Obligations

The following summarizes LCIF’s and LCIF II’s principal contractual obligations as of December 31, 2012 ($000's):

	2013	2014	2015	2016	2017	2018 and Thereafter	Total
LCIF(1):
Notes payable(2)	$34,075	$29,000	$29,762	$1,136	$9,785	$51,917	$155,675
Interest payable - fixed rate	8,173	6,062	4,707	3,797	3,487	5,463	31,689
Operating lease obligations(3)	672	672	672	672	664	8,353	11,705
Co-borrower debt(4)	-	-	-	-	-	39,385	39,385
	$42,920	$35,734	$35,141	$5,605	$13,936	$105,118	$238,454

LCIF II(1):
Notes payable(2)	$198	$286	$9,321	$15,342	$368	$23,474	$48,989
Interest payable - fixed rate	2,940	2,923	2,448	2,031	1,652	14,948	26,942
Co-borrower debt(4)	-	-	-	-	-	11,601	11,601
	$3,138	$3,209	$11,769	$17,373	$2,020	$50,023	$87,532

(1)	Excludes related party advances, which are due upon demand.
(2)	Includes balloon payments.
(3)	Includes ground lease payments. Amounts disclosed do not include rents that adjust to fair market value. In addition certain ground lease payments due under bond leases allow for a right of offset between the lease obligation and the debt service and accordingly are not included.
(4)	LCIF and LCIF II are co-borrowers with Lexington under a revolving credit facility and term loans.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Explanatory Note

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

General

Quantitative and qualitative disclosures about market risk for LXP are contained in the documents incorporated by reference into this prospectus. Each of LCIF’s and LCIF II’s exposure to market risk relates primarily to its fixed rate debt and, to the extent it relies on LXP for liquidity, LXP’s variable rate debt.

As of December 31, 2012, December 31, 2011 and September 30, 2013, (1) LCIF’s consolidated fixed-rate debt was $195.1 million, $212.9 million, and $148.1 million, respectively, which represented 100.0% of total long-term indebtedness, and (2) LCIF II’s consolidated fixed-rate debt was $60.6 million, $90.7 million, and $46.7 million, respectively, which represented 100.0% of total long-term indebtedness. LCIF and LCIF II had no consolidated variable rate indebtedness as of December 31, 2012, December 31, 2011 and September 30, 2013.

For certain of LCIF and LCIF II’s financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges between willing parties. Accordingly, we derive or estimate fair values using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated cash flows may be subjective and imprecise. Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. The following fair value was determined using the interest rates that we believe LCIF and LCIF II’s outstanding fixed-rate debt would warrant as of September 30, 2013 and are indicative of the interest rate environment as of September 30, 2013, and do not take into consideration the effects of subsequent interest rate fluctuations. Accordingly, we estimate that the fair value of LCIF’s and LCIF II’s fixed-rate debt was $149.0 million and $46.6 million, respectively, as of September 30, 2013.

LCIF’s interest rate risk objectives are to limit the impact of interest rate fluctuations on cash flows and to lower overall borrowing costs. To achieve these objectives, LCIF manages exposure to fluctuations in market interest rates through the use of fixed rate debt instruments.

BUSINESS AND PROPERTIES

Explanatory Note

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

General

Disclosure of the business and properties of LXP is set forth in the documents incorporated by reference in this prospectus. Together, LCIF and LCIF II are the entities through which LXP, a self-managed and self-administered REIT formed under the laws of the state of Maryland, and the sole equity owner of their sole general partner, Lex GP, conducts a significant portion of its operations.

History

LCIF was formed as a limited partnership on March 14, 1986 under the laws of the state of Delaware to invest in existing real estate properties net leased to corporations or other entities. LCIF commenced an offering to the public of OP units in July 1986, which was completed in March 1987. As of September 30, 2013, 2,446,948 OP units remain outstanding (not including 45,025,524 OP units issued by LCIF and held by us).

LCIF II was formed as a limited partnership on January 27, 1987 under the laws of the state of Delaware to invest in existing real estate properties net leased to corporations or other entities. LCIF II commenced an offering to the public of OP units in December 1987, which was completed in November 1988. As of September 30, 2013, 1,199,824.5 OP units remain outstanding (not including 12,376,393.5 OP units issued by LCIF II and held by us).

In October 1993, Lexington Corporate Properties Trust, Inc. (the predecessor to Lexington Realty Trust) was formed upon the roll-up of LCIF and LCIF II. In the roll-up transaction, LCIF and LCIF II became the operating partnership subsidiaries for Lexington Corporate Properties Trust, Inc. Lexington Corporate Properties Trust, Inc. changed its name to Lexington Corporate Properties Trust and ultimately to Lexington Realty Trust.

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity. Unaudited pro forma condensed consolidated financial information for LCIF reflecting the merger of LCIF II with and into LCIF are included in this prospectus beginning on page F-60. The Fifth Amended and Restated Limited Partnership Agreement of LCIF was amended and restated with the Sixth Amended and Restated Limited Partnership Agreement.

Current Economic Uncertainty and Capital Market Volatility

The business of LCIF continues to be impacted in a number of ways by the continued uncertainty in the overall economy and volatility in the capital markets. We encourage you to read “Risk Factors” included elsewhere in this prospectus for a discussion of certain risks LCIF is facing and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus for a detailed discussion of the trends we believe are impacting LCIF’s business.

Objectives and Strategy

Under and subject to the terms of the LCIF partnership agreement, LXP has the ability to control all of the day-to-day operations of LCIF. The business of LCIF is substantially the same as the business of LXP and includes investment in single-tenant assets; except that LCIF is dependent on LXP for management of its operations and future investments. LCIF has no employees, executive officers or a board of directors. LXP also invests in assets and conducts business directly and through other subsidiaries. LXP allocates investments to itself and its other subsidiaries or to LCIF as it deems appropriate and in accordance with certain obligations under the LCIF partnership agreement, with respect to allocations of nonrecourse liabilities.

LCIF generally acquires assets (1) that will be leveraged at or following acquisition, which supports the obligation of LCIF to allocate nonrecourse liabilities to its limited partners, and (2) as part of a tax-deferred exchange with the seller of the asset who is issued OP units as a form of consideration, although such tax deferred exchanges have not been utilized in recent years.

The assets which LCIF seeks are generally subject to net or similar leases, which allow LCIF, to distribute cash to holders of OP units without requiring cash contributions for operating expenses. However, cash distributions are reduced to the extent LCIF is obligated for operating and capital expenses, without reimbursement. To avoid such reductions, LCIF may borrow funds from LXP.

Competition

As an operating partnership subsidiary of LXP, LCIF competes with numerous commercial developers, real estate companies, financial institutions, such as banks and insurance companies, and other investors with greater financial or other resources when seeking properties for acquisition and tenants.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Although generally the tenants of the properties in which we have an interest are primarily responsible for any environmental damage and claims related to the leased premises, in the event of the bankruptcy or inability of a tenant of such premises to satisfy any obligations with respect to such environmental liability, a property owner subsidiary may be required to satisfy such obligations. In addition, as the owner of such properties, a property owner subsidiary may be held directly liable for any such damages or claims irrespective of the provisions of any lease.

From time to time, in connection with the conduct of our business and generally upon acquisition of a property and prior to surrender by a tenant, the property owner subsidiary authorizes the preparation of a Phase I and, when recommended, a Phase II environmental report with respect to its properties. Based upon management's ongoing review of the properties in which LCIF has an interest, management is not aware of any environmental condition with respect to any of these properties, which would be reasonably likely to have a material adverse effect on LCIF. There can be no assurance, however, that (1) the discovery of environmental conditions, which were previously unknown, (2) changes in law, (3) the conduct of tenants or (4) activities relating to properties in the vicinity of the properties in which LCIF has an interest, will not expose LCIF to material liability in the future. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of the tenants of properties in which LCIF has an interest.

Other

Employees.  LCIF does not have any employees. All necessary personnel are provided by LXP through Lex GP.

Industry Segments.  LCIF operates in primarily one industry segment, single-tenant real estate assets.

Web Site.  LCIF does not have a web site.

LCIF can be contacted through LXP’s Investor Relations Department at Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attn: Investor Relations, by telephone: (212) 692-7200, or by e-mail: ir@lxp.com.

Principal Executive Offices.  The principal executive offices for LCIF are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015; our telephone number is (212) 692-7200.

Properties

General.   As of September 30, 2013, we had equity ownership interests in approximately 215 consolidated real estate properties, located in 41 states and encompassing 40.6 million square feet, 98.1% of which was leased. Included in these properties are 31 properties in which LCIF had an equity ownership interest in, located in 22 states and encompassing 4.9 million square feet, 96.1% of which was leased, and nine properties in which LCIF II had an equity ownership interest in, located in seven states and encompassing 2.9 million square feet, 100.0% of which was leased. The properties in which we have an equity interest are leased to tenants in various industries, including finance/insurance, technology, service, automotive and energy.

Due to the net-lease structure of a majority of LCIF’s investments, each of LCIF and LCIF II historically have not incurred significant expenditures in the ordinary course of business to maintain the properties in which it has an interest. However, particularly since 2008, as leases have expired, each of LCIF and LCIF II have incurred costs in extending the existing tenant leases, re-tenanting the properties with a single-tenant, or converting the property to multi-tenant use. The amounts of these expenditures can vary significantly depending on tenant negotiations, market conditions and rental rates.

Single-Tenant Properties.  We do not anticipate significant capital expenditures at the single-tenant properties in which LCIF has an interest since these properties are generally subject to net or similar leases where the tenants at these properties bear all or substantially all of the cost of property operations, maintenance and repairs. However, at certain properties subject to net-leases, LCIF is responsible for replacement and/or repair of certain capital items, which may or may not be reimbursed. At certain single-tenant properties that are not subject to a net-lease, LCIF has a level of property operating expense responsibility, which may or may not be reimbursed.

Multi-Tenant Properties . Primarily as a result of non-renewals at single-tenant net-lease properties, LCIF may have interests in multi-tenant properties. While tenants are generally responsible for increases over base year expenses, the landlord would be generally responsible for the base-year expenses and capital expenditures at these properties.

Vacant Properties . To the extent there is a vacancy in a property, LCIF would be obligated for all operating expenses, including real estate taxes and insurance. If a property is vacant for an extended period of time, LCIF may incur substantial capital expenditure costs to re-tenant the property.

Property Expansions . Under certain leases, tenants have the right to expand the facility located on a property in which LCIF has an interest. In the past, these expansions have generally been funded, and in the future we expect these expansions to generally be funded, with, either additional secured borrowings, the repayment of which was, and will be, funded out of rental increases under the leases covering the expanded properties, borrowings under LXP's unsecured revolving credit facility or capital contributions from LXP.

Ground Leases . The tenants of properties in which LCIF has an interest generally pay the rental obligations on ground leases either directly to the fee holder or to the landlord as increased rent. However, LCIF is responsible for these payments under certain leases and at vacant properties.

Leverage. As of December 31, 2012 and September 30, 2013, (1) LCIF had $195.1 million and $148.1 million, respectively, of consolidated debt outstanding, including co-borrower debt and (2) LCIF II had $60.6 million and $46.7 million, respectively, of consolidated debt outstanding, including co-borrower debt. As of December 31, 2012, (1) LCIF had $28.7 million and $24.7 million of related balloon payments maturing in 2013 and 2014, respectively, and (2) LCIF II had no balloon payments maturing in 2013 and 2014. As of September 30, 2013, neither LCIF nor LCIF II had any balloon payments maturing in 2013 or 2014.

Property Charts. The following tables list LCIF’s and LCIF II’s properties by type, their locations, the primary tenant/guarantor, the net rentable square feet, the expiration of the primary lease term and percent leased, as applicable, as of September 30, 2013.

LCIF CONSOLIDATED PORTFOLIO

PROPERTY CHART

As of September 30, 2013

Property Location	City	State	Primary Tenant (Guarantor)	Property Type	Net Rentable Square Feet	Current Lease Term Expiration	Percent Leased
2415 U.S. Hwy 78 East	Moody	AL	CEVA Logistics U.S., Inc. (CEVA Holdings, B.V. / PostNL N.V.)	Industrial	595,346	12/31/2017	100%
2211 South 47th St.	Phoenix	AZ	Avnet, Inc.	Office	176,402	2/28/2023	100%
3030 North 3rd Street	Phoenix	AZ	CopperPoint Mutual Insurance Company	Office	252,400	12/31/2029	100%
26210 & 26220 Enterprise Court	Lake Forest	CA	Apria Healthcare, Inc. (Apria Healthcare Group, Inc.)	Office	100,012	1/31/2022	100%
2706 Media Center Dr.	Los Angeles	CA	Sony Electronics Inc.	Office	83,252	8/31/2015	24%
9201 E. Dry Creek Rd	Centennial	CO	The Shaw Group, Inc.	Office	128,500	9/30/2017	100%
1315 West Century Dr.	Louisville	CO	Global Healthcare Exchange, Inc. (Global Healthcare Exchange, LLC)	Office	106,877	4/30/2017	100%
100 Barnes Rd.	Wallingford	CT	3M Company	Office	44,400	6/30/2018	100%
5600 Broken Sound Blvd.	Boca Raton	FL	Canon Solutions America, Inc. (Océ -USA Holding, Inc.)	Office	143,290	2/14/2020	100%
4200 Northcorp Pkwy.	Palm Beach Gardens	FL	Multi-tenanted	Office	95,065	Various	36%
4400 Northcorp Pkwy.	Palm Beach Gardens	FL	Office Suites Plus Properties, Inc.	Office	18,400	4/30/2014	100%
1042 Fort St. Mall/King St.	Honolulu	HI	Multi-tenanted	Office	77,459	Various	77%
7500 Chavenelle Rd.	Dubuque	IA	The McGraw-Hill Companies, Inc.	Industrial	330,988	6/30/2017	100%
5200 Metcalf Ave.	Overland Park	KS	Swiss Re American Holding Corporation / Westport Insurance Corporation	Office	320,198	12/22/2018	100%
2300 Litton Ln.	Hebron	KY	Multi-tenanted	Office	80,440	Various	100%
33 Commercial St.	Foxboro	MA	Invensys Systems, Inc. (Siebe, Inc.)	Office	164,689	6/30/2015	100%
1601 Pratt Ave.	Marshall	MI	Autocam Corporation	Industrial	58,707	12/31/2023	100%
26555 Northwestern Hwy.	Southfield	MI	Federal-Mogul Corporation	Office	187,163	1/31/2015	100%
7670 Hacks Cross Rd.	Olive Branch	MS	MAHLE Clevite, Inc. (MAHLE Industries, Incorporated)	Industrial	268,104	2/28/2016	100%
250 Swathmore Ave.	High Point	NC	Steelcase Inc.	Industrial	244,851	9/30/2017	100%
6910 South Memorial Hwy.	Tulsa	OK	Toys "R" Us, Inc. / Toys “R” Us-Delaware, Inc.	Retail	43,123	5/31/2016	100%
12535 Southeast 82nd Ave.	Clackamas	OR	Toys "R" Us-Delaware, Inc. / Toys "R" Us, Inc. / TRU 2005 RE I, LLC	Retail	42,842	5/31/2016	100%
250 Rittenhouse Cir.	Bristol	PA	Northtec LLC (The Estée Lauder Companies Inc.)	Industrial	241,977	11/30/2026	100%
2210 Enterprise Dr.	Florence	SC	Multi-tenanted	Office	176,557	Various	70%
3476 Stateview Blvd.	Fort Mill	SC	Wells Fargo Bank, N.A.	Office	169,083	5/31/2024	100%
3480 Stateview Blvd.	Fort Mill	SC	Wells Fargo Bank, N.A.	Office	169,218	5/31/2024	100%
477 Distribution Pkwy.	Collierville	TN	Federal Express Corporation / FedEx Techconnect, Inc.	Industrial	126,213	5/31/2021	100%
4001 International Pkwy.	Carrollton	TX	Motel 6 Operating, LP (Accor S.A.)	Office	138,443	7/31/2015	100%
2050 Roanoke Rd.	Westlake	TX	TD Auto Finance LLC	Office	130,290	12/31/2016	100%
13651 McLearen Rd.	Herndon	VA	United States of America	Office	159,644	5/30/2018	100%
18601 Alderwood Mall Blvd.	Lynnwood	WA	Toys "R" Us-Delaware, Inc. / Toys "R" Us, Inc. /TRU 2005 RE I, LLC	Retail	43,105	5/31/2016	100%
			Consolidated Portfolio Total		4,917,038		96.1%

LCIF II CONSOLIDATED PORTFOLIO

PROPERTY CHART

As of September 30, 2013

Property Location	City	State	Primary Tenant (Guarantor)	Property Type	Net Rentable Square Feet	Current Lease Term Expiration	Percent Leased
3102 Queen Palm Dr.	Tampa	FL	Time Customer Service, Inc. (Time Incorporated)	Industrial	229,605	6/30/2020	100%
4455 American Way	Baton Rouge	LA	New Cingular Wireless PCS, LLC	Office	70,100	10/31/2017	100%
459 Wingo Rd.	Byhalia	MS	Asics America Corporation (Asics Corporation)	Industrial	513,734	3/31/2026	100%
671 Washburn Switch Rd.	Shelby	NC	Clearwater Paper Corporation	Industrial	673,518	5/31/2031	100%
191 Arrowhead Dr.	Hebron	OH	Owens Corning Insulating Systems, LLC	Industrial	250,410	5/31/2014	100%
200 Arrowhead Dr.	Hebron	OH	Owens Corning Insulating Systems, LLC	Industrial	400,522	5/31/2014	100%
1460 Tobias Gadsen Blvd.	Charleston	SC	Hagemeyer North America, Inc.	Office	50,076	7/8/2020	100%
400 East Stone Ave.	Greenville	SC	Canal Insurance Company	Office	128,041	12/31/2029	100%
19500 Bulverde Rd.	San Antonio	TX	Elsevier STM Inc. (Reed Elsevier Inc.)	Industrial	559,258	3/31/2016	100%
			Consolidated Portfolio Total		2,875,264		100%

MANAGEMENT AND EXECUTIVE COMPENSATION

Explanatory Note

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

General

Information with respect to management and executive compensation for LXP is contained in the documents incorporated by reference into this prospectus. LCIF does not have any employees, executive officers or a board of directors.

Neither LXP nor Lex GP receives any compensation for Lex GP’s services as general partner of LCIF. Lex GP and Lex LP, however, as partners in LCIF, have the same right to allocations and distributions as other partners of LCIF. In addition, LCIF reimburses Lex GP and LXP for all expenses incurred by them related to the ownership and operation of, or for the benefit of, LCIF. In the event that certain expenses are incurred for the benefit of LCIF and other entities (including LXP and its other subsidiaries), such expenses are allocated by LXP, as sole equity owner of Lex GP, the general partner of LCIF, to LCIF in proportion to gross revenues. LXP has guaranteed the obligations of LCIF in connection with the redemption of OP units pursuant to the LCIF partnership agreement.

During the year ended December 31, 2012, (1) cash distributions of $26.0 million and reimbursements of $3.5 million were earned by us or made to us by LCIF and (2) cash distributions of $5.9 and reimbursements of $1.1 million were earned by us or made to us by LCIF II.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT

OF LEPERCQ CORPORATE INCOME FUND L.P.

We have summarized the material terms and provisions of the Sixth Amended and Restated Agreement of Limited Partnership of LCIF, which we refer to as the LCIF partnership agreement. This summary is not complete and is subject to change, and is qualified in its entirety by reference to the actual provisions and terms of, the LCIF partnership agreement itself, a form of which has previously been filed with the Commission by LXP, which we incorporate herein by reference.

Explanatory Note

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

General

LXP is the sole equity owner of Lex GP-1 Trust, a Delaware statutory trust, which is the general partner of LCIF and holds, as of December 31, 2013, approximately 0.4% of the outstanding OP units in LCIF. LXP is also the sole equity owner of Lex LP-1 Trust, a Delaware statutory trust, which holds, as of December 31, 2013, approximately 94.3% of the outstanding OP units in LCIF.

Issuance of OP Units

LXP’s operating partnership structure enables LXP to acquire property by issuing equity partnership units, including OP units, to a direct or indirect property owner as a form of consideration. Each of the OP units (other than OP units held directly or indirectly by LXP) which have been issued as of the date of this prospectus are generally redeemable, at the option of the holders thereof, on a one for approximately 1.13 common share basis (subject to certain anti-dilution adjustments) at various times, or, at LXP’s option, for cash in certain instances. All OP units entitle the holder thereof to distributions. As a result, our cash available for distribution to common shareholders is reduced by the amount of the distributions payable by the terms of such OP units, and the number of common shares that will be outstanding in the future is expected to increase, from time to time, as such OP units are redeemed for common shares. Lex GP has the right to redeem the OP units held by all, but not less than all, of the LCIF unitholders (other than those LCIF unitholders identified as the “Special Limited Partners” in the LCIF partnership agreement) under certain circumstances, including but not limited to a merger, sale of assets, consolidation, share issuance, share redemption or other similar transaction by LXP or LCIF, which would result in a change of beneficial ownership in LXP or LCIF, by 50% or more.

LCIF unitholders hold OP units and all LCIF unitholders are entitled to share in the profits and losses of LCIF.

Each LCIF unitholder has the right to which a limited partner is entitled under the LCIF partnership agreement and the Delaware Act. The OP units have not been registered pursuant to the federal or state securities laws and are not listed on any exchange or quoted on any national market system.

As of December 31, 2013, there are approximately 3.6 million OP units outstanding that are not held by us, all which are currently redeemable for an aggregate of 4.1 million common shares. As of December 31, 2013, of the total OP units, 1.5 million OP units are beneficially owned by E. Robert Roskind, the chairman of LXP’s Board of Trustees.

Purposes, Business and Management

The purpose of LCIF includes the conduct of any business that may be conducted lawfully by a limited partnership organized under the Delaware Act, except that the LCIF partnership agreement requires the business of LCIF to be conducted in such a manner that will permit LXP to continue to be classified as a REIT under Sections 856 through 860 of the Code, unless LXP ceases to qualify as a REIT for reasons other than the conduct of the business of LCIF. Subject to the foregoing limitation, LCIF may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity.

LXP, as sole equity owner of Lex GP, which is the sole general partner of LCIF, has exclusive power and authority to conduct the business of LCIF, subject to the consent of the limited partners in certain limited circumstances discussed below. No limited partner may take part in the operation, management or control of the business of LCIF by virtue of being a unitholder of LCIF.

Ability to Engage in Other Businesses; Conflicts of Interest

Lex GP may not, without the consent of the holders of a majority of the OP units held by the Special Limited Partners, engage in any business other than to act as general partner of LCIF and to hold and own OP units. The holders of a majority of the OP units held by the Special Limited Partners have consented to Lex GP’s acting as general partner of one of our other subsidiaries. Neither LXP nor other persons (including LXP’s officers, trustees, employees, agents and other affiliates) are prohibited under the LCIF partnership agreement from engaging in other business activities or are required to present any business opportunities to LCIF. Mr. Roskind, the chairman of LXP, beneficially owns a majority of the OP units held by the Special Limited Partners.

Distributions; Allocations of Income and Loss

Generally, LCIF unitholders are allocated and distributed amounts with respect to their OP units which approximate the amount of distributions made with respect to the same number of our common shares, as determined in the manner provided in the applicable partnership agreement and subject to certain restrictions and exceptions for certain limited partners. Remaining amounts available for distribution are generally allocated to Lex GP and Lex LP.

Borrowing by LCIF

Lex GP has full power and authority to cause LCIF to borrow money and to assume and guarantee debt.

Reimbursement of Expenses; Transactions with the General Partner and its Affiliates

Neither LXP nor Lex GP receives any compensation for Lex GP’s services as general partner of LCIF. Lex GP and Lex LP, however, as partners in LCIF, have the same right to allocations and distributions as other partners of LCIF. In addition, LCIF reimburses Lex GP and LXP for all expenses incurred by them related to the ownership and operation of, or for the benefit of, LCIF. In the event that certain expenses are incurred for the benefit of LCIF and other entities (including LXP and its other subsidiaries), such expenses are allocated by LXP, as sole equity owner of Lex GP, the general partner of LCIF, to LCIF in proportion to gross revenues. LXP has guaranteed the obligations of LCIF in connection with the redemption of OP units pursuant to the LCIF partnership agreement.

LXP and its affiliates may engage in any transactions with LCIF subject to the fiduciary duties established under applicable law.

Funding Agreement

LXP and LCIF entered into a funding agreement. Pursuant to the funding agreement, the parties agreed, that, if LCIF does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (i) a specified distribution set forth in the LCIF partnership agreement or (ii) the cash dividend payable with respect to whole or fractional common shares into which LCIF’s OP units would be converted if they were redeemed for our common shares in accordance with the LCIF partnership agreement, LXP will fund the shortfall. Payments under the funding agreement will be made in the form of loans to LCIF and will bear interest at prevailing rates as determined by us in our discretion but no less than the applicable federal rate.

Liability of General Partner and Limited Partners

Lex GP, as the general partner of LCIF, is ultimately liable for all general recourse obligations of LCIF, to the extent not paid by LCIF. Lex GP is not liable for the nonrecourse obligations of LCIF. The limited partners of LCIF are not required to make additional capital contributions to LCIF. Assuming that a limited partner does not take part in the control of the business of LCIF, in its capacity as a limited partner thereof and otherwise acts in conformity with the provisions of the LCIF partnership agreement, the liability of the limited partner for obligations of LCIF under the LCIF partnership agreement and the Delaware Act is generally limited, subject to certain limited exceptions, to the loss of the limited partner’s investment in LCIF. LCIF will operate in a manner the general partner deems reasonable, necessary and appropriate to preserve the limited liability of the limited partners.

Exculpation and Indemnification of the General Partner

Generally, Lex GP, as general partner of LCIF (and LXP as the sole equity owner of Lex GP) will incur no liability to LCIF or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if LXP carried out our duties in good faith. In addition, neither Lex GP nor LXP are responsible for any misconduct or negligence on the part of their agents, provided such agents were appointed in good faith. Lex GP and LXP may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that Lex GP and LXP reasonably believe to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The LCIF partnership agreement also provides that LCIF will indemnify Lex GP and LXP, their respective directors, trustees and officers, and such other persons as Lex GP and LXP may from time to time designate to the fullest extent permitted under the Delaware Act.

Sales of Assets

Under the LCIF partnership agreement, Lex GP generally has the exclusive authority to determine whether, when and on what terms the assets of LCIF will be sold. LCIF, however, may be prohibited under the LCIF partnership agreement and certain contractual agreements from selling certain assets, except in certain limited circumstances. Lex GP may not consent to a sale of all or substantially all of the assets of LCIF, or a merger of LCIF with another entity, without the consent of a majority in interest of the Special Limited Partners. The consent of a majority in interest of the Special Limited Partners was obtained for the merger of LCIF II with and into LCIF on December 30, 2013.

Lex GP has the right to redeem the OP units held by all, but not less than all, of the LCIF unitholders (other than the Special Limited Partners) under certain circumstances, including but not limited to a merger, sale of assets, consolidation, share issuance, share redemption or other similar transaction by LXP or LCIF which would result in a change of beneficial ownership in us or LCIF, by 50% or more.

Removal of the General Partner; Restrictions on Transfer by the General Partner or LXP

The LCIF partnership agreement provides that the limited partners may not remove Lex GP as general partner of LCIF. Lex GP may not transfer any of its interests as the general partner of LCIF, and Lex LP may not transfer any of its interests as a limited partner in LCIF, except to each other, as applicable, or to LXP or another one of LXP’s wholly-owned subsidiaries.

Restrictions on Transfer of OP Units by LCIF Unitholders

LCIF unitholders may not transfer their OP units without the consent of Lex GP, which may be withheld in its sole and absolute discretion, provided that LCIF unitholders may transfer all or a portion of their OP units to (i) immediate family members, (ii) certain 501(c)(3) organizations, (iii) a partner in such LCIF unitholder, as applicable, in a distribution to all of its partners or (iv) a lender as security for a loan to be made or guaranteed by such LCIF unitholder, as applicable. However, a LCIF unitholder may assign the economic rights associated with its OP units, without the consent of Lex GP, but such assignee will not be (i) admitted to LCIF as a substituted limited partner or (ii) entitled to the same rights as a substituted limited partner. In addition, LCIF unitholders may dispose of their OP units by exercising their rights to have their OP units redeemed for common shares. See “– Issuance of OP Units” above.

Issuance of Additional Limited Partnership Interests

Lex GP is authorized, in its sole and absolute discretion and without the consent of the limited partners, to cause LCIF to issue additional OP units to any limited partners or any other persons for such consideration and on such terms and conditions as Lex GP deems appropriate. In addition, Lex GP may cause LCIF to issue additional partnership interests in different series or classes, which may be senior to the OP units.

Meetings; Voting

The LCIF partnership agreement provides that limited partners may not take part in the operation, management or control of LCIF’s business. The LCIF partnership agreement does not provide for annual meetings of the limited partners, and LCIF does not anticipate calling such meetings.

Amendment of the Partnership Agreement

The LCIF partnership agreement may be amended with the consent of Lex GP, Lex LP and a majority in interest of the applicable Special Limited Partners. Notwithstanding the foregoing, Lex GP has the power, without the consent of limited partners, to amend the LCIF partnership agreement in certain limited circumstances.

Dissolution, Winding Up and Termination

LCIF will continue indefinitely, unless sooner dissolved and terminated. LCIF will be dissolved, and its affairs wound up upon the occurrence of the earliest of: (1) the withdrawal of Lex GP as general partner (except in certain limited circumstances); (2) the sale of all or substantially all of its assets and properties; or (3) the entry of a decree of judicial dissolution of it pursuant to the provisions of the Delaware Act. Upon dissolution, Lex GP, as general partner, or any person elected as liquidator by a majority in interest of the limited partners, will proceed to liquidate the assets of LCIF and apply the proceeds therefrom in the order of priority set forth in the LCIF partnership agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Explanatory Note

On December 30, 2013, LCIF II merged with and into LCIF, with LCIF as the surviving entity.  The merger was done to streamline the reporting obligations of LCIF and LCIF II into one entity on a going-forward basis.  Except as otherwise indicated, all information with respect to LCIF and LCIF II in this prospectus is presented as of September 30, 2013, which is prior to the merger.  Information subsequent to the merger assumes that all limited partners in LCIF II received OP units in LCIF as consideration in the merger.

Certain Relationships and Related Transactions

LXP is the sole equity owner of Lex GP which is the general partner of LCIF and holds, as of December 31, 2013, approximately 0.4% of the outstanding OP units in LCIF. LXP is also the sole equity owner of Lex LP which holds, as of December 31, 2013, approximately 94.3% of the outstanding OP units in LCIF. The remaining OP units in LCIF are beneficially owned by E. Robert Roskind, Chairman of LXP, and certain non-affiliated investors. As the sole equity owner of the general partner of LCIF and pursuant to the LCIF partnership agreement, LXP has the ability to control all of the day-to-day operations of LCIF, subject to the terms of the LCIF partnership agreement. LCIF is dependent on LXP for management of its operations and future investments. LCIF does not have any employees, executive officers or a board of directors. LXP allocates investments to itself and its other subsidiaries or to LCIF as it deems appropriate and in accordance with certain obligations under the LCIF partnership agreement with respect to allocations of nonrecourse liabilities.

Neither LXP nor Lex GP receives any compensation for Lex GP’s services as general partner of LCIF. Lex GP and Lex LP, however, as partners in LCIF, have the same right to allocations and distributions as other partners of LCIF. In addition, LCIF reimburses Lex GP and LXP for all expenses incurred by them related to the ownership and operation of, or for the benefit of, LCIF. In the event that certain expenses are incurred for the benefit of LCIF and other entities (including LXP and its other subsidiaries), such expenses are allocated by LXP, as sole equity owner of Lex GP, the general partner of LCIF, to LCIF in proportion to gross revenues. LXP has guaranteed the obligations of LCIF in connection with the redemption of OP units pursuant to the LCIF partnership agreement.

LXP and its affiliates may engage in any transactions with LCIF subject to applicable law and the LCIF partnership agreement.

Mr. Roskind, the chairman of LXP, beneficially owns a majority of the OP units held by the Special Limited Partners.

Lexington MKP Management L.P., in which we hold a 50% interest, earned $1.1 million from LCIF and $0.1 million from LCIF II during the year ended December 31, 2012 for property management services and reimbursements.

See the financial statements included and incorporated by reference in this prospectus for additional relationships and related party transactions.

Charitable and Political Contributions

During 2012, we did not make any charitable contribution to any tax-exempt organization in which any independent trustee serves as an executive officer. As a general policy, we do not make a charitable contribution unless there is an express business purpose. We did not make any direct political contributions during 2012, nor do we intend to make any direct political contributions during 2013.

DESCRIPTION OF NOTES

We issued the private notes and will issue the exchange notes pursuant to an indenture, dated as of June 10, 2013, among LXP, certain of its Subsidiaries (as defined in “–Definitions” below) named therein, as guarantors (the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 30, 2013, among LXP, LCIF, LCIF II and U.S. Bank National Association. The indenture, as amended and supplemented from time to time, including by the First Supplemental Indenture, is referred to herein as the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You may request copies of the indenture and the form of the exchange notes from LXP.

The following description summarizes key terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are filed as exhibits to the registration statement to which this prospectus forms a part and are incorporated herein by reference. We will provide copies of these documents to you upon request. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. Unless the context requires otherwise, the term “interest” includes additional interest, as described below and references to dollars mean U.S. dollars.

General

The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture and will vote as a single class on all matters. We refer to the private notes and the exchange notes together in this prospectus as the "notes." Unless the context otherwise requires, when we refer to the private notes, we also refer to the guarantees associated with the private notes, and when we refer to the exchange notes, we also refer to the guarantees associated with the exchange notes.

The exchange notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “-Book-Entry System.” The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The private notes are, and the exchange notes will be, fully and unconditionally guaranteed by the Subsidiary Guarantors on an unsecured and unsubordinated basis. LCIF and any future domestic subsidiaries of LXP that are borrowers or guarantors under the Principal Credit Agreement (as defined in “–Definitions” below), will become Subsidiary Guarantors with respect to the notes. Additional domestic Subsidiaries that become guarantors or borrowers under the Principal Credit Agreement will be required to guarantee the notes, and the guarantees of the Subsidiary Guarantors with respect to the exchange notes will terminate or be released, in each case in the circumstances set forth under “-Guarantees.”

The terms of the notes provide that LXP is permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts LXP is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. LXP will set-off any such withholding tax that it is required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes and the guarantees will be LXP’s and the Subsidiary Guarantors’ general unsecured and unsubordinated obligations and will rank equally in right of payment with all of LXP’s and the Subsidiary Guarantors’ existing and future unsecured and unsubordinated indebtedness. However, the exchange notes and the guarantees will be effectively subordinated in right of payment to all of LXP’s and the Subsidiary Guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes and the guarantees will be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, and preferred stock of LXP’s Subsidiaries that are not Subsidiary Guarantors (the “Non-Guarantor Subsidiaries”). As of September 30, 2013, LXP and the Subsidiary Guarantors had no secured indebtedness and $0.8 billion of unsecured and unsubordinated indebtedness outstanding, and the Non-Guarantor Subsidiaries had approximately $1.0 billion of secured indebtedness outstanding and no unsecured indebtedness. In addition, as of September 30, 2013, $511.4 million was available for LXP to borrow under the Principal Credit Agreement subject to covenant compliance.

Except as described under “-Covenants” and “-Merger, consolidation or sale,” the indenture governing the notes does not prohibit LXP or any of its Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving LXP or any of its Subsidiaries, (2) a change of control of LXP or any of its Subsidiaries or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of LXP’s or any of its Subsidiaries’ assets or similar transaction that may adversely affect the holders of the notes. LXP may, in the future, enter into certain transactions such as the sale of all or substantially all of LXP’s or its Subsidiary’s assets or a merger or consolidation that may increase the amount of LXP’s or its Subsidiary’s indebtedness or substantially change LXP’s or its Subsidiary assets, which may have an adverse effect on LXP’s and its Subsidiaries’ ability to service their indebtedness, including LXP’s and the Subsidiary Guarantors’ ability to service the exchange notes. See “Risk factors-Risks related to the exchange notes- Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including LXP’s and the subsidiary guarantors’ inability to pay the principal of or interest on the exchange notes.”

Guarantees

The Subsidiary Guarantors have unconditionally guaranteed, jointly and severally, the due and punctual payment of principal of and interest on the notes, when and as the same become due and payable, whether on the maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all of LXP’s other obligations under the indenture.

Each guarantee of the notes is:

•	a general unsecured obligation of the Subsidiary Guarantor;
•	equal in right of payment with all other existing and future senior indebtedness of that Subsidiary Guarantor, including its obligations with respect to the Principal Credit Agreement, $255.0 million term loan and 6.00% Convertible Notes;
•	senior in right of payment to any existing and future subordinated indebtedness of the Subsidiary Guarantor;
•	effectively subordinated to any existing and future secured indebtedness of the Subsidiary Guarantor to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to the liabilities and preferred stock of the Non-Guarantor Subsidiaries.

See “–Risk factors-Risks related to the notes-Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from LXP or the Subsidiary Guarantors.”

All of LXP’s Subsidiaries that are guarantors or borrowers under the Principal Credit Agreement are required to become Subsidiary Guarantors with respect to the notes. As of the date hereof, LCIF is the only Subsidiary Guarantor. None of the Subsidiary Guarantors will be foreign subsidiaries.

In the event that, at any time, any of LXP’s domestic Subsidiaries which is not, or has previously been released as, a Subsidiary Guarantor becomes a guarantor or borrower under the Principal Credit Agreement, that Subsidiary will be required to become a Subsidiary Guarantor and guarantee the notes not later than 60 days following the date on which it becomes a guarantor or borrower under the Principal Credit Agreement.

In the event that, for any reason, the obligations of any Subsidiary Guarantor that has been a guarantor or borrower under the Principal Credit Agreement terminate as a guarantor or borrower thereunder (including, without limitation, pursuant to the terms of the Principal Credit Agreement, upon agreement of the requisite lenders under the Principal Credit Agreement or upon the termination of the Principal Credit Agreement or upon the replacement thereof with a credit facility not requiring such guarantees), that Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee of the notes will terminate. A Subsidiary Guarantor’s guarantee will also terminate and such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture with respect to the notes in connection with any sale or other disposition by LXP of all of the capital stock of that Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such transaction such Subsidiary Guarantor is no longer one of LXP’s domestic Subsidiaries. Any release described in this paragraph may be evidenced by a supplemental indenture or other instrument which may be entered into without the consent of any holders of the notes.

As of September 30, 2013, LXP and its Subsidiaries had approximately $2.5 billion of unpledged assets.

Pursuant to a funding agreement, among LXP and LCIF, each party agreed, that, if LCIF does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (i) a specified distribution set forth in the LCIF partnership agreement or (ii) the cash dividend payable with respect to a whole or fractional common shares into which LCIF’s OP units would be converted if they were redeemed for LXP’s common shares in accordance with the LCIF partnership agreement, LXP will fund the shortfall. Payments under the funding agreement will be made in the form of loans to LCIF and will bear interest at prevailing rates as determined by LXP in its discretion but no less than the applicable federal rate.

The indenture provides that the obligations of each Subsidiary Guarantor under its guarantee will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, would cause the obligations of such Subsidiary Guarantor not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law.

Additional notes

The exchange notes will initially be limited to an aggregate principal amount of $250 million. LXP may, without the consent of holders of the exchange notes, increase the principal amount of the exchange notes by issuing additional exchange notes in the future on the same terms and conditions, except for any difference in the issue date, issue price, the date from which interest accrues on such exchange notes, and, if applicable, the first interest payment date, with the same CUSIP number as the exchange notes offered hereby. The exchange notes offered by this prospectus and any additional exchange notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the exchange notes will accrue at the rate of 4.25% per year from and including December 15, 2013 or the most recent interest payment date to which interest has been paid or provided for with respect to the private notes, and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2014. The interest so payable will be paid to each holder in whose name an exchange note is registered at the close of business on the June 1 or December 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the exchange notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If LXP redeems the notes in accordance with the terms of such notes, LXP will pay accrued and unpaid interest and premium, if any, to the holders that surrender notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, LXP will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering such notes for redemption).

Maturity

The notes will mature on June 15, 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by LXP at its option as described under “-LXP’s redemption rights” below. The notes are not entitled to the benefits of, or be subject to, any sinking fund.

LXP’s redemption rights

LXP may redeem the notes at its option and in its sole discretion, at any time or from time to time prior to March 15, 2023 in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 35 basis points (0.35%), plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, LXP will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Notwithstanding the foregoing, if the notes are redeemed on or after March 15, 2023, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by LXP.

“Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities LLC or its successor, (2) J.P. Morgan Securities LLC or its successor and (3) any one other Primary Treasury Dealer selected by LXP; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1), (2) or (3) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), LXP will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by LXP, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless LXP defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If LXP decides to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

In the event of any redemption of notes in part, LXP will not be required to:

•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

LXP will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

Limitation on total outstanding debt. The indenture provides that LXP will not, and will not permit any of its Subsidiaries to, incur any Debt (as defined in “–Definitions” below) (including, without limitation, Acquired Debt (as defined in “–Definitions” below)) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of LXP’s and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) LXP’s and its Subsidiaries’ Total Assets (as defined in “–Definitions” below) as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by LXP or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test. The indenture provides that LXP will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien (as defined in “–Definitions” below) on any of LXP’s or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of LXP’s and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) which is secured by a Lien on any of LXP’s or its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) LXP’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by LXP or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test. The indenture provides that LXP will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service (as defined in “–Definitions” below) to Annual Debt Service Charge (as defined in “–Definitions” below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by LXP or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of LXP or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by LXP or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by LXP or any of its Subsidiaries whenever LXP or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The indenture provides that LXP and its Subsidiaries will not have at any time Total Unencumbered Assets (as defined in “–Definitions” below) of less than 150% of the aggregate principal amount of all of LXP’s and its Subsidiaries’ outstanding Unsecured Debt (as defined in “–Definitions” below) determined on a consolidated basis in accordance with GAAP.

Existence. Except as permitted under “-Merger, consolidation or sale,” LXP will do or cause to be done all things necessary to preserve and keep in full force and effect LXP’s existence, rights (charter and statutory) and franchises, and LXP will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, LXP will not be required to preserve any right or franchise if LXP’s Board of Trustees (or any duly authorized committee of that Board of Trustees), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of LXP’s business.

Maintenance of properties. The indenture provides that LXP will cause all of LXP’s and its Subsidiaries’ properties used or useful in the conduct of LXP’s business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in LXP’s judgment may be necessary in order for LXP to at all times properly and advantageously conduct LXP’s business carried on in connection with such properties.

Insurance. The indenture provides that LXP will, and will cause each of its Subsidiaries to, keep in force upon all of LXP’s and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which LXP and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The indenture provides that LXP will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on LXP or any of its Subsidiaries or on LXP’s or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon LXP’s property or the property of any of LXP’s Subsidiaries.

However, LXP will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. The indenture provides that:

•	Whether or not LXP is subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, LXP will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if LXP were required to file such reports and (2) all current reports that would be required to be filed with the Commission on Form 8-K if LXP were required to file such reports, in each case within 15 days after LXP files such reports with the Commission or would be required to file such reports with the Commission pursuant to the applicable rules and regulations of the Commission, whichever is earlier. Reports, information and documents filed with the Commission via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including LXP’s compliance with any of LXP’s covenants relating to the exchange notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate).
•	If so required by Rule 144A, LXP will promptly furnish to the holders, beneficial owners and prospective purchasers of the exchange notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the exchange notes pursuant to Rule 144A.

Calculations in respect of the notes

Except as explicitly specified otherwise herein, LXP will be responsible for making all calculations required under the notes. LXP will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the notes. LXP will provide a schedule of its calculations to the trustee, and the trustee is entitled to rely upon the accuracy of LXP’s calculations without independent verification. The trustee will forward LXP’s calculations to any holder of notes upon request.

Merger, consolidation or sale

The indenture provides that LXP may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	(1) LXP shall be the continuing entity, or (2) the successor entity (if other than LXP) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the exchange notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;
•	immediately after giving effect on a pro forma basis to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•	an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which LXP is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of LXP’s, and LXP shall be discharged from its obligations under the notes, the indenture and the registration rights agreement.

LXP will not permit any Subsidiary Guarantor to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity unless the following conditions are met:

•	(1) such Subsidiary Guarantor shall be the continuing entity, or (2) the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the exchange notes or its guarantee, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to LXP or an affiliate of LXP), whether through a merger, consolidation or sale of capital stock or has sold, leased or converted all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be LXP’s Subsidiary;
•	immediately after giving effect on a pro forma basis to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•	an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which such Subsidiary Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under the exchange notes, the indenture and the registration rights agreement.

Events of default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;
•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;
•	LXP’s or any Subsidiary Guarantor’s failure to comply with any of its other agreements in the notes or the indenture upon receipt by LXP of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding and LXP’s or such Subsidiary Guarantor’s failure to cure (or obtain a waiver of) such default within 60 days after LXP receives such notice;
•	the guarantee of any Subsidiary Guarantor required to guarantee the notes ceases to be in full force and effect or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the indenture or its guarantee;
•	failure to pay any recourse indebtedness for money borrowed by LXP or any Subsidiary in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to LXP from the trustee (or to LXP and the trustee from holders of at least 25% in principal amount of the outstanding notes); or
•	certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of LXP or any of its Material Subsidiaries (as defined in “–Definitions” below) or any substantial part of LXP’s or such Material Subsidiary’s respective property, or commencement of an involuntary case or other proceeding against LXP or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to LXP or such Material Subsidiary or LXP’s or such Material Subsidiary’s debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days).

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to LXP, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to LXP (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of or interest on the notes, unless such default has been cured and LXP shall have deposited with the trustee all required payments of the principal of and interest on the notes; or
•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture provides that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein.

Within 120 days after the close of each fiscal year, LXP must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

LXP may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes and guarantees (“Legal Defeasance”).

Legal Defeasance means that LXP and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes and guarantees, and to have satisfied all other obligations under such exchange notes, the guarantees and the indenture, except as to:

•	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such notes when such payments are due from the trust funds referred to below;
•	LXP’s and the Subsidiary Guarantors’ obligations with respect to such notes concerning and registration of transfer of notes, mutilated, destroyed, lost or stolen notes, issuing temporary exchange notes, and the maintenance of an office or agency for payment and money for security payments held in trust;
•	the rights, powers, trust, duties, and immunities of the trustee, and LXP’s and the Subsidiary Guarantors’ obligations in connection therewith; and
•	the Legal Defeasance provisions of the indenture.

In addition, LXP may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants under the indenture, including the covenants listed under “-Certain Covenants” above, as described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified in the indenture, however, the remainder of the indenture and such notes and guarantees will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	LXP must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the redemption date of the notes, as the case may be, and LXP must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;
•	in the case of Legal Defeasance, LXP must deliver to the trustee an opinion of counsel confirming that:
◦	LXP has received from, or there has been published by the Internal Revenue Service (the “IRS”) a ruling, or
◦	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, LXP must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
•	no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);
•	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which LXP or any Subsidiary Guarantor is a party or by which LXP or any Subsidiary Guarantor is bound;
•	LXP must deliver to the trustee an officers’ certificate stating that the deposit was not made by LXP with the intent of preferring the holders of the notes over LXP’s other creditors with the intent of defeating, hindering, delaying or defrauding any of LXP’s creditors or others; and
•	LXP must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

•	either:
◦	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to LXP) have been delivered to the trustee for cancellation; or
◦	all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of LXP, and LXP, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than LXP or any of its affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which LXP is a party or to which LXP is bound;
•	LXP has paid or caused to be paid all other sums payable under the indenture by LXP; and
•	LXP has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, waiver and meetings

Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the exchange notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;
•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;
•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or
•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by LXP, the Subsidiary Guarantors and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to evidence a successor to LXP as obligor or a Subsidiary Guarantor as guarantor under the indenture;
•	to add to LXP’s covenants or those of the Subsidiary Guarantors for the benefit of the holders of the notes or to surrender any right or power conferred upon LXP or any Subsidiary Guarantor in the indenture;
•	to add Events of Default for the benefit of the holders of the notes;
•	to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding;
•	to secure the notes;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of LXP’s or the Subsidiary Guarantors’ property or assets occurs;
•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the notes in any material respect;
•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action shall not adversely affect the interests of the holders of the notes in any material respect; or
•	to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of notes” to the extent that such provision in this “Description of notes” was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture will provide that notes owned by LXP or any other obligor upon the notes or any of LXP’s affiliates or affiliates of the other obligors shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by LXP or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action taken or to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Trustee

U.S. Bank National Association currently acts as the trustee, registrar, exchange agent and paying agent for the notes, subject to replacement at LXP’s option as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No conversion or exchange rights

The notes are not convertible into or exchangeable for any shares of beneficial interest in LXP.

No personal liability of trustees, officers, employees and shareholders

None of LXP’s trustees, officers, employees, incorporators or shareholders will have any liability for any of LXP’s obligations under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Except as set forth below, the notes issued in global form (“Global Notes”) may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “-Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. LXP takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised LXP that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised LXP that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, LXP and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither LXP, the trustee nor any agent of LXP or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised LXP that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or LXP. Neither LXP nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and LXP and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised LXP that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies LXP that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, LXP fails to appoint a successor depositary;

(2)	LXP, at its option, notify the trustee in writing that LXP elects to cause the issuance of the Certificated Notes; or

(3)	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global note.

Same day settlement and payment

LXP will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. LXP will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. LXP expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised LXP that cash received in Euroclear or Clearstream as a result of sales of interests in a Global note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

The indenture, the notes and the guarantees are governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into LXP or any of its Subsidiaries or becomes a Subsidiary of LXP; or
•	assumed by LXP or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into LXP or any of its Subsidiaries or becomes a Subsidiary of LXP or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of LXP and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of LXP and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;
•	provision for taxes based on income;
•	amortization of debt discount, premium and deferred financing costs;
•	impairment losses and gains on sales or other dispositions of properties and other investments;
•	real estate related depreciation and amortization;
•	the effect of any non-recurring, non-cash items;
•	amortization of deferred charges;
•	gains or losses on early extinguishment of debt; and
•	acquisition expenses,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of LXP and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and
•	the portion of net income (but not losses) of LXP and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by LXP or one of its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person in respect of (without duplication):

•	such person’s borrowed money or such person’s indebtedness evidenced by bonds, notes, debentures or similar instruments, in each case, whether or not such Debt is secured by any Lien existing on any property or assets owned by such person;
•	any other indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Trustees of such person or, in the case of a Subsidiary Guarantor, by LXP’s Board of Trustees or a duly authorized committee thereof) of the property subject to such Lien;
•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or
•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP, other than any operating lease that is re-characterized as an indebtedness or a liability due to a change in accounting treatment pursuant to GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof).

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Material Subsidiary” means any Subsidiary that meets either of the following conditions: (1) LXP’s and its Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of LXP’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act; or (2) LXP’s and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of LXP’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act.

“Principal Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of February 12, 2013, among LXP and the operating partnerships, collectively as borrowers, each of the lenders party thereto, and KeyBank National Association, as agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that LXP in good faith designate to be LXP’s principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as LXP deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.

“Subsidiary” means, with respect to LXP, any person (as defined in the indenture but excluding an individual) a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by LXP or by one or more other Subsidiaries of LXP. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets (as defined below); and
•	all other assets (excluding accounts receivable and non-real estate intangibles) of LXP and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, the Total Assets of LXP and its Subsidiaries, which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants-Maintenance of Total Unencumbered Assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets and related intangibles of LXP and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of LXP or any of its Subsidiaries which is not secured by a Lien on any property or assets of LXP or any of its Subsidiaries.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, THE ISSUER HEREBY NOTIFIES YOU THAT:

(A)          ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE U.S. INTERNAL REVENUE CODE;

(B)          SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING WITHIN THE MEANING OF CIRCULAR 230 OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS PROSPECTUS; AND

(C)         YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the exchange notes by a holder who acquired the exchange notes pursuant to this prospectus. This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. We cannot assure you that the IRS will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations resulting from acquiring, holding or disposing of the exchange notes.

In this discussion, we do not purport to address all of the tax considerations that may be relevant to a particular holder of the exchange notes in light of that holder’s circumstances or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the exchange notes through partnerships or other pass-through entities, U.S. expatriates, persons subject to alternative minimum tax or persons who hold the exchange notes as part of a hedge, a straddle or a conversion transaction within the meaning of Section 1258 of the Code, a constructive sale transaction within the meaning of Section 1259 of the Code, an integrated transaction or other risk reduction transactions, and U.S. holders whose “functional currency” is not the U.S. dollar) that may be subject to special rules. This discussion is limited to initial holders who exchange the private notes for exchange notes pursuant to this prospectus and who hold the exchange notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or any U.S. federal tax law other than income tax law (such as estate and gift tax law).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:

(A)	an individual who is a citizen or resident of the United States;

(B)	a corporation, which is created or organized under the laws of the United States, any state therein or the District of Columbia;

(C)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(D)	a trust, if a court within the U.S. is able to exercise primary supervision over such trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or if the trust has made a valid election to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. holder.

If an entity or arrangement taxable as a partnership holds the private notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. If you are a partner in a partnership considering an investment in the exchange notes, you should consult your own tax advisors.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX LAWS OR ANY TAX TREATY.

Effects of Certain Contingencies

We may be obligated to pay holders amounts in excess of the stated interest and principal payable on the exchange notes, as described under “Description of notes-LXP’s redemption rights,” “Description of notes-Events of default” and “Description of notes-Shelf Registration.” The obligation to make such contingent payments may implicate the provisions of Treasury Regulations governing “contingent payment debt instruments.” If the exchange notes were treated as contingent payment debt instruments, holders subject to U.S. federal income taxation generally would be required to treat any gain recognized on the sale or other disposition of a note as interest income rather than as capital gain, and the timing and amount of income inclusions on the note may also be affected.

Under applicable Treasury Regulations, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, based on all the facts and circumstances as of the issue date, such contingency or contingencies, in the aggregate, are “remote” or “incidental.” We intend to take the position, and assume in this discussion, that the likelihood that contingent payments will be made on the exchange notes is remote and/or that such payments are incidental, and, therefore, that the exchange notes are not contingent payment debt instruments within the meaning of applicable Treasury Regulations. Under such position, if we become obligated to redeem exchange notes as described under “Description of notes-LXP’s redemption rights” any amounts received (less an amount equal to any accrued interest not previously included in income, which will be treated as interest income for U.S. federal income and withholding tax purposes) should be included in the holder’s amount realized upon such redemption. In addition, if we become obligated to make additional interest payments as described under “Description of notes-Shelf Registration,” a holder should be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such holder’s method of accounting. Our position is binding on a holder subject to U.S. federal income taxation unless such holder discloses a contrary position in the manner that is required by applicable Treasury Regulations. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the exchange notes.

U.S. Holders

Exchange pursuant to the exchange offer

The exchange of private notes for exchange notes in the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Accordingly, (1) a U.S. Holder will not recognize taxable gain or loss as a result of exchanging such holder’s notes; (2) the holding period of the exchange notes would include the holding period of the private notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes received would be the same as the adjusted tax basis of the private notes.

Stated interest

Stated interest on the exchange notes generally will be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the exchange notes

Upon the disposition of a note by sale, exchange, redemption or other taxable disposition, a U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between: (i) the amount realized on the sale, exchange, redemption or other taxable disposition (other than amounts attributable to accrued but unpaid stated interest which, if not previously included in income, will be treated as interest paid on the exchange notes) and (ii) a U.S. holder’s adjusted U.S. federal income tax basis in the note. A U.S. holder’s adjusted U.S. federal income tax basis in a note generally will equal the amount paid for the note, increased by any OID previously included in income and reduced by the amount of any payments other than qualified stated interest received by the U.S. holder.

Any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange, redemption or other taxable disposition, the U.S. holder has held the note for more than one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20 percent. Corporate U.S. holders generally are taxed on their net capital gains at regular corporate income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare contribution tax on unearned income

Certain U.S. holders who are individuals, estates or certain trusts will generally be subject to an additional 3.8% tax on, among other things, interest and accrued OID on the exchange notes and capital gain from the sale or other taxable disposition of the exchange notes, unless certain exceptions apply. U.S. holders should consult their tax advisors regarding the effect, if any, of the Medicare contribution tax on their ownership and disposition of the exchange notes.

Non-U.S. Holders

Exchange offer

The exchange of the private notes for exchange notes would not constitute a taxable exchange for U.S. federal income tax purposes for a non-U.S. Holder.

Interest

Generally, interest income (including any OID) of a non-U.S. holder that is not effectively connected with a U.S. trade or business will be subject to withholding at a rate of 30% or, if applicable, a lower rate specified by a treaty, although special rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. However, the 30% U.S. federal tax withholding will not apply to any payment to a non-U.S. holder of interest on the exchange notes under the “portfolio interest exemption” provided that such interest is not effectively connected with a U.S. trade or business and provided that the non-U.S. holder:

(A)	does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;

(B)	is not a controlled foreign corporation that is related to LXP within the meaning of section 864(d)(4) of the Code;

(C)	is not a bank whose receipt of interest on the exchange notes is pursuant to a loan agreement entered into in the ordinary course of business; and

(D)	has fulfilled the certification requirements set forth in section 871(h) or section 881(c) of the Code, as discussed below.

The certification requirements referred to above will be fulfilled if the non-U.S. holder certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that it is not a U.S. person for U.S. federal income tax purposes and provides its name and address, and (i) the non-U.S. holder files IRS Form W-8BEN or other successor form with the withholding agent or (ii) in the case of a note held on the non-U.S. holder’s behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY or other successor form if it has entered into an agreement with the IRS to be treated as a qualified intermediary. A non-U.S. holder should consult its own tax advisor regarding possible additional reporting requirements.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including any OID) made to it will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides LXP with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty and stating its taxpayer identification number or (ii) IRS Form W-8ECI (or successor form) stating that payments on the exchange notes are not subject to such withholding because such payments are effectively connected with its conduct of a trade or business in the United States, as discussed below.

Sale or other taxable disposition of the exchange notes

Any gain realized on the sale, exchange, redemption or other taxable disposition of the exchange notes generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, (and, if a tax treaty applies, such gain is attributable to a permanent establishment in the United States); or
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the exchange notes is attributable to accrued but unpaid interest (including any OID), such amount would be treated as interest.

Income effectively connected with a trade or business within the United States

If a non-U.S. holder is engaged in a trade or business in the United States and interest (including any OID) on the exchange notes or gain from a sale, redemption or other disposition of the exchange notes is effectively connected with the conduct of that trade or business (and, if an applicable tax treaty so provides, is attributable to a permanent establishment in the United States) the non-U.S. holder will be subject to U.S. federal income tax on the interest (including any OID) or gain on a net income basis in generally the same manner as if it were a U.S. holder. See “U.S. Holders,” above. In that case, the non-U.S. holder would not be subject to the 30% U.S. federal tax withholding and would be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form. In addition, a non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to a branch profits tax with respect to such holder’s effectively connected earnings and profits (subject to adjustments) at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Information reporting and backup withholding

U.S. holders

Generally, a U.S. holder may be subject, under certain circumstances, to information reporting and/or backup withholding with respect to certain interest payments and accruals of OID made on or with respect to the exchange notes and proceeds from a sale, retirement or other disposition of the exchange notes. This withholding applies only if a U.S. holder (i) fails to furnish the U.S. holder’s taxpayer identification number (“TIN”) (which for an individual is a social security number) within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that the U.S. holder is subject to backup withholding due to a prior failure to report interest (including any OID) or dividends properly, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the U.S. holder has not been notified by the IRS that the U.S. holder is subject to backup withholding. To prevent backup withholding, the U.S. holder or other payee is required to properly complete IRS Form W-9. These requirements generally do not apply with respect to certain holders, including tax-exempt organizations and certain financial institutions.

The backup withholding rate is currently 28%. Backup withholding is not an additional federal income tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability (and may entitle you to a refund), provided that the required information is timely furnished to the IRS. A U.S. holder should consult the U.S. holder’s own tax advisor as to the U.S. holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. holders

If a non-U.S. holder provides the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a U.S. person, the non-U.S. holder will not be subject to IRS reporting requirements and U.S. backup withholding with respect to interest payments (including any OID) on the exchange notes.

Under current Treasury Regulations, payments on the sale, exchange, redemption or other taxable disposition of a note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies its status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form (as described above) or otherwise establishes an exemption. The payment of the proceeds of the disposition of a note by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a “U.S. Related Person” (as defined below). The payment of proceeds of the disposition of a note by a non-U.S. holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder’s foreign status and has no actual knowledge or reason to know that such holder is a U.S. person.

For this purpose, a “U.S. Related Person” is: (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership with certain connections to the United States.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s U.S. federal income tax liability, if any), provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest (including any OID) or gain and any withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

Legislation affecting taxation of exchange notes held by or through foreign entities

Sections 1471-1474 of the Code (known as FATCA) imposes certain due diligence and information reporting requirements, particularly with respect to accounts held through foreign financial institutions. Effective for payments made after June 30, 2014, a 30% U.S. federal withholding tax will apply to interest income from debt obligations of U.S. issuers and effective for payments made after December 31, 2016, a 30% U.S. withholding tax will apply on the gross proceeds from a disposition of such obligations paid to a foreign financial institution (including in certain instances where such institution is acting as an intermediary), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The 30% U.S. federal withholding tax will also apply to interest income from such obligations and on the gross proceeds from the disposition of such obligations paid to a non-financial foreign entity (including in certain instances where such entity is acting as an intermediary) unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld under FATCA. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Obligations outstanding on June 30, 2014 are generally exempt from the reporting and withholding requirements described in this paragraph. Absent any modification that causes the exchange notes to be treated as having been reissued after June 30, 2014, the exchange notes are not expected to be subject to the above mentioned reporting and withholding requirements.

Application of this withholding tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under an exemption described under “Non-U.S. Holders” above. In the event that this withholding tax shall be imposed on any payment of interest on, or gross proceeds from the disposition or redemption of, a note, we have no obligation to pay additional amounts as a consequence thereof or to redeem the exchange notes before their stated maturity. Investors are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to one year after the date that this registration statement is declared effective by the Commission, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes and related guarantees offered hereby will be passed upon for us by Paul Hastings LLP, New York, New York and Venable LLP, Baltimore, Maryland.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and the related financial statement schedule of Lexington Realty Trust and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and Management’s Annual Report on Internal Control over Financial Reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Lepercq Corporate Income Fund L.P. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been included in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Lepercq Corporate Income Fund II L.P. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been included in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-4 that we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For further information about us and the notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed or incorporated herein by reference these documents as exhibits to our Registration Statement.

LXP files and LCIF will file and furnish annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings and furnishings with the Commission are available to the public on the Internet at the Commission’s web site at www.sec.gov. You may also read and copy any document that LXP files or LCIF will file with the Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-Commission-0330 for further information on the Public Reference Room and its copy charges.

The Commission allows LXP to “incorporate by reference” the information LXP files with the Commission, which means the LXP can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be amended, modified or superseded for the purpose of this prospectus to the extent that a statement contained in this prospectus or a later document that has been or is considered to be incorporated by reference herein and therein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

LXP incorporates by reference in this prospectus the documents listed below and any future filings that LXP may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on February 25, 2013;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 30, 2013, filed with the Commission on May 7, 2013, for the quarterly period ended June 30, 2013, filed with the Commission on August 8, 2013, and for the quarterly period ended September 30, 2013, filed with the Commission on November 7, 2013;

•	our Current Reports on Form 8-K filed with the Commission on January 11, 2013, January 14, 2013, February 13, 2013, February 28, 2013, March 15, 2013, March 20, 2013, March 28, 2013, April 19, 2013, May 8, 2013, May 15, 2013, May 22, 2013, May 31, 2013, June 4, 2013, June 13, 2013, July 24, 2013, September 13, 2013, October 3, 2013, October 15, 2013, November 21, 2013, December 24, 2013 and January 6, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our Definitive Proxy Statement on Schedule 14A filed with the Commission on March 25, 2013 and definitive additional materials filed with the Commission on March 25, 2013.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

Lexington Realty Trust

One Penn Plaza

Suite 4015

New York, New York 10119-4015

Attention: Investor Relations

(212) 692-7200

LXP maintains a web site at www.lxp.com, which contains information about LXP and its subsidiaries. We have not incorporated by reference into this prospectus the information included or referred to in, or that can be accessed through, our web site, and you should not consider it to be a part of this prospectus.

LEPERCQ CORPORATE INCOME FUND L.P. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction	F-60

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2013	F-61

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2013	F-62

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012	F-63

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	F-64

F-1

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

	September 30, 2013 (unaudited)	December 31, 2012
Assets:
Real estate, at cost	$518,061	$582,844
Real estate - intangible assets	60,979	61,231
Investment in real estate under construction	3,972	—
	583,012	644,075
Less: accumulated depreciation and amortization	180,826	195,122
	402,186	448,953
Cash and cash equivalents	8,763	5,781
Restricted cash	7,536	3,171
Investment in and advances to non-consolidated entity	5,213	3,596
Deferred expenses, net	4,946	5,239
Loans receivable, net	33,439	34,266
Rent receivable – current	516	482
Rent receivable – deferred	8,478	8,714
Other assets	1,292	1,263
Total assets	$472,369	$511,465

Liabilities and Partners' Capital:
Liabilities:
Mortgages and notes payable	$94,644	$155,675
Co-borrower debt	53,453	39,385
Related party advances, net	304	157,825
Accounts payable and other liabilities	5,674	7,903
Accrued interest payable	805	803
Deferred revenue - including below market leases, net	688	920
Distributions payable	9,726	7,495
Prepaid rent	3,551	2,564
Total liabilities	168,845	372,570

Commitments and contingencies
Partners' capital	303,524	138,895
Total liabilities and partners' capital	$472,369	$511,465

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except unit and per unit data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Gross revenues:
Rental	$12,041	$11,640	$36,789	$34,867
Tenant reimbursements	1,504	1,507	4,073	4,041
Total gross revenues	13,545	13,147	40,862	38,908
Expense applicable to revenues:
Depreciation and amortization	(5,219)	(4,842)	(15,565)	(14,599)
Property operating	(2,885)	(2,917)	(8,277)	(8,287)
General and administrative	(849)	(870)	(2,789)	(2,795)
Non-operating income	679	644	1,816	2,178
Interest and amortization expense	(1,399)	(2,952)	(6,299)	(8,965)
Debt satisfaction gains (charges), net	(2)	23	(1,560)	14
Litigation reserve	—	968	—	(912)
Income before provision for income taxes, equity in earnings (losses) of non-consolidated entity and discontinued operations	3,870	3,201	8,188	5,542
Provision for income taxes	(1)	(37)	(45)	(53)
Equity in earnings (losses) of non-consolidated entity	4	(9)	(67)	(9)
Income from continuing operations	3,873	3,155	8,076	5,480
Discontinued operations:
Income (loss) from discontinued operations	(37)	112	804	119
Debt satisfaction gains, net	—	—	4,398	—
Gains on sales of properties	—	—	7,218	—
Impairment charges	(802)	—	(6,781)	—
Total discontinued operations	(839)	112	5,639	119
Net income	$3,034	$3,267	$13,715	$5,599
Income (loss) per unit:
Income from continuing operations	$0.09	$0.10	$0.22	$0.18
Income (loss) from discontinued operations	(0.02)	0.01	0.16	0.01
Net income	$0.07	$0.11	$0.38	$0.19
Weighted-average units outstanding	42,429,803	30,217,909	35,706,244	30,116,306

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

(Unaudited and in thousands)

Nine Months ended September 30, 2013
	Units	Partners' Capital
Balance December 31, 2012	32,344,464	$138,895
Issuance of units	15,128,008	189,705
Changes in co-borrower debt	—	(14,068)
Distributions	—	(24,723)
Net income	—	13,715
Balance September 30, 2013	47,472,472	$303,524

Nine Months ended September 30, 2012
	Units	Partners' Capital
Balance December 31, 2011	30,065,505	$166,188
Issuance of units	457,211	4,289
Changes in co-borrower debt	—	(39,414)
Distributions	—	(20,060)
Net income	—	5,599
Balance September 30, 2012	30,522,716	$116,602

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Nine months ended September 30,
	2013	2012
Net cash provided by operating activities:	$23,739	$22,209
Cash flows from investing activities:
Investment in real estate under construction	(3,972)	—
Capital expenditures	(1,130)	(3,062)
Net proceeds from sale of properties	30,023	—
Principal payments received on loans receivable	967	922
Investments in and advances to non-consolidated entity	—	(189)
Distributions from non-consolidated entity in excess of accumulated earning	265	86
Increase in deferred leasing costs	(755)	(119)
Change in escrow deposits and restricted cash	(5,255)	(139)
Net cash provided by (used in) investing activities	20,143	(2,501)
Cash flows from financing activities:
Distributions to unitholders	(1,168)	(1,060)
Principal amortization payments	(4,246)	(5,037)
Principal payments on debt, excluding normal amortization	(44,396)	(31,586)
Related party advances (payments), net	8,910	15,797
Net cash used in financing activities	(40,900)	(21,886)
Change in cash and cash equivalents	2,982	(2,178)
Cash and cash equivalents, at beginning of period	5,781	6,906
Cash and cash equivalents, at end of period	$8,763	$4,728

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(1)	The Partnership and Financial Statement Presentation

Lepercq Corporate Income Fund L.P. (the “Partnership”) was organized in 1986 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The Partnership's sole general partner, Lex GP-1 Trust (the “General Partner”), is a wholly owned subsidiary of Lexington Realty Trust (“Lexington”). The Partnership serves as an operating partnership subsidiary for Lexington. As of September 30, 2013, Lexington, through Lex LP-1 Trust, a wholly-owned subsidiary, and the General Partner, owned approximately 94.8% of the outstanding units of the Partnership.

The Partnership invests in and acquires, owns and finances a geographically diversified portfolio of predominately single-tenant office, industrial and retail properties. As of September 30, 2013, the Partnership had equity ownership interests in approximately 30 consolidated properties in 22 states. A majority of the real properties in which the Partnership has an equity ownership interest are generally subject to net or similar leases where the tenant bears all or substantially all of the cost, including cost increases, for real estate taxes, insurance, utilities and ordinary maintenance of the property. However, certain leases provide that the landlord is responsible for certain or all operating expenses. In addition, the Partnership acquires, originates and holds investments in loan assets related to single-tenant real estate.

Basis of Presentation and Consolidation. The Partnership's unaudited condensed consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements reflect the accounts of the Partnership and its consolidated subsidiaries. The Partnership consolidates its wholly-owned subsidiaries and its partnerships and joint ventures which it controls (1) through voting rights or similar rights or (2) by means other than voting rights if the Partnership is the primary beneficiary of a variable interest entity ("VIE"). Entities which the Partnership does not control and entities which are VIEs in which the Partnership is not the primary beneficiary are accounted for under appropriate GAAP.

The financial statements contained herein have been prepared by the Partnership in accordance with GAAP for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. However, in the opinion of management, the interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results of the periods presented. The results of operations for the three and nine months ended September 30, 2013 and 2012, are not necessarily indicative of the results that may be expected for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the Partnership's audited consolidated financial statements and notes thereto included in this prospectus.

Use of Estimates. The Partnership has made a number of significant estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these unaudited condensed consolidated financial statements in conformity with GAAP. These estimates and assumptions are based on management's best estimates and judgment. The Partnership evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. The Partnership adjusts such estimates when facts and circumstances dictate. The most significant estimates made include the recoverability of accounts receivable, the allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed, the determination of VIEs and which entities should be consolidated, the determination of impairment of long-lived assets, loans receivable and the useful lives of long-lived assets. Actual results could differ materially from those estimates.

F-6

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

Fair Value Measurements. The Partnership follows the guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, as amended (“Topic 820”), to determine the fair value of financial and non-financial instruments. Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 - observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 - unobservable inputs, which are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Partnership utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considering counterparty credit risk.

Acquisition, Development and Construction Arrangements. The Partnership evaluates loans receivable where the Partnership participates in residual profits through loan provisions or other contracts to ascertain whether the Partnership has the same risks and rewards as an owner or a joint venture partner. Where the Partnership concludes that such arrangements are more appropriately treated as an investment in real estate, the Partnership reflects such loan receivable as an equity investment in real estate under construction in the Condensed Consolidated Balance Sheets. In these cases, no interest income is recorded on the loan receivable and the Partnership records capitalized interest during the construction period. In arrangements where the Partnership engages a developer to construct a property or provide funds to a tenant to develop a property, the Partnership will capitalize the funds provided to the developer/tenant and internal costs of interest and real estate taxes, if applicable, during the construction period.

Unit Redemptions. The Partnership's limited partner units that are issued and outstanding, other than those held by Lexington, are currently redeemable at certain times, only at the option of the holders, for Lexington shares of beneficial interests, par value $0.0001 per share classified as common stock (“common shares”) on a one to approximately 1.13 basis, subject to future adjustments. These units are not otherwise mandatory redeemable by the Partnership. As of September 30, 2013, Lexington's common shares had a closing price of $11.23 per share. Assuming all outstanding limited partner units not held by Lexington were redeemed on such date, the estimated fair value of the units was $30,942.

Earnings Per Unit. Net income (loss) per unit is computed by dividing net income (loss) by the weighted-average number of units outstanding during the period.

Allocation of Overhead Expenses. The Partnership does not pay a fee to the General Partner for the day-to-day management of the Partnership. Certain expenses incurred by the General Partner and its affiliates, including Lexington, such as corporate-level interest, amortization of deferred loan costs, payroll and general and administrative expenses are allocated to the Partnership and reimbursed to the General Partner in accordance with the Partnership agreement. The allocation is based upon gross rental revenues.

Distributions; Allocations of Income and Loss. As provided in the Partnership's partnership agreement, distributions and income and loss for financial reporting purposes are allocated to the partners based on their ownership of units. Special allocation rules included in the partnership agreement affect the allocation of taxable income and loss. The Partnership paid or accrued gross distributions of $24,723 ($0.69 per weighted-average unit) and $20,060 ($0.67 per weighted-average unit) to its partners during the nine months ended September 30, 2013 and 2012, respectively. Certain units owned indirectly by Lexington are entitled to distributions of $2.0125 to $3.25 per unit.

Recently Issued Accounting Guidance. In February 2013, the FASB issued Accounting Standards Update 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date, (“ASU 2013-04”), requiring recognition of such obligations as the sum of (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. The Partnership early adopted this new guidance retrospectively (see note 6).

(2)	Discontinued Operations and Real Estate Impairment

During the nine months ended September 30, 2013, the Partnership disposed of its interests in certain properties to unrelated third parties for an aggregate gross disposition price of $30,945. In addition, the Partnership conveyed one property along with the respective escrow deposits in satisfaction of a $12,317 non-recourse secured mortgage loan and recognized a net gain on debt satisfaction of $4,398. These dispositions resulted in an aggregate gain on sales of properties of $7,218. As of September 30, 2013 and 2012, the Partnership had no properties classified as held for sale.

F-7

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

The following presents the operating results for the properties sold for the applicable periods:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total gross revenues	$62	$1,007	$950	$2,795
Pre-tax income (loss), including gains on sales	$(839)	$112	$5,639	$119

The Partnership assesses on a regular basis whether there are any indicators that the carrying value of its real estate assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset's carrying value is in excess of its estimated fair value. During the nine months ended September 30, 2013, the Partnership recognized $6,781 of impairment charges in discontinued operations, relating to real estate assets that were disposed of below their carrying value.

(3)	Loans Receivable

As of September 30, 2013 and December 31, 2012, the Partnership's loans receivable were comprised of first and second mortgage loans on real estate.

The following is a summary of the Partnership's loans receivable as of September 30, 2013 and December 31, 2012:

	Loan carrying-value(1)
Loan	9/30/2013	12/31/2012	Interest Rate	Maturity Date
Westmont, IL	$26,636	$26,902	6.45%	10/2015
Southfield, MI	6,803	7,364	4.55%	02/2015
	$33,439	$34,266

(1)	Loan carrying value includes accrued interest and is net of origination costs, if any.

The Partnership has one type of financing receivable: loans receivable. The Partnership determined that its financing receivables operate within one portfolio segment as they are within the same industry and use the same impairment methodology. The Partnership's loans receivable are secured by commercial real estate assets. In addition, the Partnership assesses all financing receivables for impairment, when warranted, based on an individual analysis of each receivable.

The Partnership's financing receivables operate within one class of financing receivables as these assets are collateralized by commercial real estate and similar metrics are used to monitor the risk and performance of these assets. The Partnership uses credit quality indicators to monitor financing receivables such as quality of collateral, the underlying tenant's credit rating and collection experience. As of September 30, 2013, the financing receivables were performing as anticipated and there were no significant delinquent amounts outstanding.

(4)	Fair Value Measurements

The table below sets forth the carrying amounts and estimated fair values of the Partnership's financial instruments as of September 30, 2013 and December 31, 2012.

	As of September 30, 2013		As of December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Loans Receivable	$33,439	$24,141	$34,266	$24,717

Liabilities
Debt	$148,097	$149,032	$195,060	$183,735

F-8

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

The Partnership estimates the fair value of its real estate assets by using income and market valuation techniques. The Partnership may estimate fair values using market information such as broker opinions of value, recent sales data for similar assets or discounted cash flow models, which primarily rely on Level 3 inputs. The cash flow models include estimated cash inflows and outflows over a specified holding period. These cash flows may include contractual rental revenues, projected future rental revenues and expenses and forecasted tenant improvements and lease commissions based upon market conditions determined through discussion with local real estate professionals, experience the Partnership has with its other owned properties in such markets and expectations for growth. Capitalization rates and discount rates utilized in these models are estimated by management based upon rates that management believes to be within a reasonable range of current market rates for the respective properties based upon an analysis of factors such as property and tenant quality, geographical location and local supply and demand observations. To the extent the Partnership under estimates forecasted cash outflows (tenant improvements, lease commissions and operating costs) or over estimates forecasted cash inflows (rental revenue rates), the estimated fair value of its real estate assets could be overstated.

The Partnership estimates the fair values of its loans receivable by using an estimated discounted cash flow analysis using Level 3 inputs consisting of scheduled cash flows and discount rate estimates to approximate those that a willing buyer and seller might use and/or the estimated value of the underlying collateral. The fair value of the Partnership's debt is estimated by using a discounted cash flow analysis using Level 3 inputs, based upon estimates of market interest rates.

Fair values cannot be determined with precision, may not be substantiated by comparison to quoted prices in active markets and may not be realized upon sale. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks and estimates of future cash flows, could significantly affect the fair value measurement amounts.

Cash Equivalents, Restricted Cash, Accounts Receivable and Accounts Payable. The Partnership estimates that the fair value of cash equivalents, restricted cash, accounts receivable and accounts payable approximates carrying value due to the relatively short maturity of the instruments.

(5)	Investment in and Advances to Non-Consolidated Entity

In September 2012, the Partnership acquired a 2% equity interest in Net Lease Strategic Assets Fund L.P. (“NLS”) for cash of $189 and the issuance of 457,211 limited partner units to Lexington.   At the date of acquisition, NLS owned 41 properties totaling 5.8 million square feet in 23 states, plus a 40% tenant-in-common interest in an office property.

The Partnership's carrying value in NLS at September 30, 2013 and December 31, 2012 was $5,213 and $3,596, respectively.  The Partnership recognized net losses from NLS of $67 and $9  in equity in earnings (losses) from non-consolidated entity during the nine months ended September 30, 2013 and 2012, respectively.  In addition, the Partnership received aggregate distributions from NLS of $265 and $86  during the nine months ended September 30, 2013 and 2012, respectively. The Partnership's share of contributions to NLS during the nine months ended September 30, 2013 was $1,949.

(6)	Debt

The Partnership had outstanding non-recourse secured mortgages and notes payable of $94,644 and $155,675 as of September 30, 2013 and December 31, 2012, respectively. Interest rates, including imputed rates on mortgages and notes payable, ranged from 5.1% to 6.5% at September 30, 2013 and 5.0% to 6.5% at December 31, 2012 and the mortgages and notes payables mature between 2013 and 2020 as of September 30, 2013. The weighted-average interest rate at September 30, 2013 and December 31, 2012 was 5.8% and 5.7%, respectively.

During the nine months ended September 30, 2013 and 2012, in connection with the satisfaction of mortgage notes other than those disclosed elsewhere in these financial statements, the Partnership incurred debt satisfaction gains (charges), net of $(1,560) and $14, respectively.

F-9

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

On February 12, 2013, the Partnership, as co-borrower with Lexington, refinanced the January 2012 $300,000 revolving credit facility with a $300,000 unsecured revolving credit facility with KeyBank National Association (“KeyBank”), as agent. The unsecured revolving credit facility matures in February 2017 but can be extended until February 2018 at the Lexington’s option. In addition, the availability under the unsecured revolving credit facility was increased from $300,000 to $400,000. At September 30, 2013, Lexington had $67,000 outstanding under the unsecured revolving credit facility, outstanding letters of credit of $7,644 and availability of $325,356, subject to covenant compliance.

In connection with the refinancing discussed above, the Partnership, as co-borrower with Lexington, procured a five-year $250,000 unsecured term loan facility from KeyBank, as agent. The unsecured term loan matures in February 2018 and requires regular payments of interest only. As of September 30, 2013, Lexington had $64,000 outstanding on the unsecured term loan.

The Partnership is a co-borrower on a $255,000 term loan issued to Lexington in January 2012 from Wells Fargo Bank, National Association (“Wells Fargo”), as agent. The term loan matures in January 2019. The term loan required regular payments of interest only. The term loan was initially secured by ownership interest pledges by certain subsidiaries that collectively owned a borrowing base of properties. In February 2013, the term loan was amended to release the collateral as security. As of September 30, 2013, Lexington had $255,000 outstanding under the term loan.

The unsecured revolving credit facility and the unsecured term loans are subject to financial covenants, which Lexington was in compliance with at June 30, 2013.

In accordance with the guidance of ASU 2013-04, the Partnership recognizes a proportion of the outstanding amounts of the above mentioned term loans and revolving credit facility as it is a co-borrower with Lexington, as co-borrower debt in the accompanying balances sheets. In accordance with the Partnership’s partnership agreement, the Partnership is allocated a portion of these debts based on gross rental revenues, which represents its agreed to obligation. Changes in co-borrower debt are recognized in partners’ capital in the accompanying condensed consolidated statements of changes in partners’ capital. The Partnership is also allocated interest expense by Lexington, in accordance with the Partnership agreement relating to these lending facilities of $1,200 and $1,183 for the nine months ended September 30, 2013 and 2012, respectively.

(7)	Concentration of Risk

The Partnership seeks to reduce its operating and leasing risks through the geographic diversification of its properties, tenant industry diversification, avoidance of dependency on a single asset and the creditworthiness of its tenants. For the nine months ended September 30, 2013 and 2012, the following tenants represented greater than 10% of rental revenues:

	Nine months ended September 30,
	2013	2012
Swiss RE America Holdings Corporation	10.0%	10.3%
Wells Fargo Bank, N.A.	10.4%	12.9%

Cash and cash equivalent balances at certain institutions may exceed insurable amounts. The Partnership believes it mitigates this risk by investing in or through major financial institutions.

(8)	Related Party Transactions

The Partnership had the following related party transactions in addition to related party transactions discussed elsewhere in this report.

The Partnership had outstanding net advances owed to Lexington of $304 and $157,825 as of September 30, 2013 and December 31, 2012, respectively. The advances are payable on demand and the Partnership was allocated a portion of interest charged on Lexington's revolving credit facility and term loans. Lexington earned distributions of $23,569 and $18,952 for the nine months ended September 30, 2013 and 2012, respectively. During August 2013 and October 2012, the Partnership issued 15,128,008 and 1,821,748 units, respectively, to Lexington to satisfy outstanding distributions and advances.

Lexington, on behalf of the General Partner, pays for certain general, administrative and other costs on behalf of the Partnership from time to time. These costs are reimbursable by the Partnership. These costs were approximately $2,741 and $2,648 for the nine months ended September 30, 2013 and 2012, respectively.

A Lexington affiliate provides property management services for certain Partnership properties. The Partnership recognized property operating expenses of $829 and $839 during the nine months ended September 30, 2013 and 2012, respectively, for aggregate fees and reimbursements charged by the affiliate.

F-10

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(9)	Commitments and Contingencies

In addition to the commitments and contingencies disclosed elsewhere and previously disclosed, the Partnership has the following commitments and contingencies.

From time to time, the Partnership is directly and indirectly involved in legal proceedings arising in the ordinary course of business. The Partnership believes, based on currently available information, and after consultation with legal counsel, that although the outcomes of those normal course proceedings are uncertain, the results of such proceedings, in the aggregate, will not have a material adverse effect on the Partnership's business, financial condition and results of operations.

On December 31, 2006, the Partnership, Lexington and, Lexington's other operating partnership, Lepercq Corporate Income Fund II L.P. (“LCIF II”), entered into a funding agreement. All references to "Operating Partnerships" in this paragraph refer to the Partnership and LCIF II. Pursuant to the funding agreement, the parties agreed, jointly and severally, that, if any of the Operating Partnerships does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (1) a specified distribution set forth in its partnership agreement or (2) the cash dividend payable with respect to a whole or fractional Lexington common share into which such partnership's common units would be converted if they were redeemed for Lexington common shares in accordance with its partnership agreement, Lexington and the other Operating Partnerships, each a “funding partnership,” will fund their pro rata share of the shortfall. The pro rata share of each funding partnership and Lexington, respectively, will be determined based on the number of units in each funding partnership and, for Lexington, by the amount by which its total outstanding common shares exceeds the number of units in each funding partnership not owned by Lexington, with appropriate adjustments being made if units are not redeemable on a one-for-one basis. Payments under the agreement will be made in the form of loans to the partnership experiencing a shortfall and will bear interest at prevailing rates as determined by Lexington in its discretion but no less than the applicable federal rate. The Partnership's right to receive these loans will expire if Lexington contributes to the Partnership all of its economic interests in the other Operating Partnerships and all of its other subsidiaries that are partnerships, joint ventures or limited liability companies. However, thereafter the Partnership will remain obligated to continue to make these loans until there are no remaining units outstanding in the other Operating Partnerships and all loans have been repaid. No amounts have been advanced under this agreement.

In June 2013, the Partnership guaranteed $250,000 aggregate principal amount of 4.25% Senior Notes due 2023 (“Senior Notes”) issued by Lexington at an issuance price of 99.026% of the principal amount. The Senior Notes are unsecured, pay interest semi-annually in arrears and mature in June 2023. Lexington may redeem the notes at its option at any time prior to maturity in whole or in part by paying the principal amount of the notes being redeemed plus a premium.

During 2010, the Partnership guaranteed $115,000 aggregate principal amount of 6.00% Convertible Guaranteed Notes due 2030 issued by Lexington. The notes pay interest semi-annually in arrears and mature in January 2030. The holders of the notes may require Lexington to repurchase their notes in January 2017, January 2020 and January 2025 for cash equal to 100% of the notes to be repurchased, plus any accrued and unpaid interest. The notes are convertible by the holders under certain circumstances for cash, Lexington common shares or a combination of cash and common shares at Lexington's election. As of September 30, 2013, $28,991 original principal amount of 6.00% Convertible Guaranteed Notes due 2030 were outstanding.

(10)	Supplemental Disclosure of Statement of Cash Flow Information

In addition to disclosures discussed elsewhere, during the nine months ended September 30, 2013 and 2012, the Partnership paid or received, net, $6,023 and $9,364, respectively, for interest and $34 and $(68), respectively, for income taxes.

F-11

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(11)	Unaudited Quarterly Financial Data

	3/31/2013	6/30/2013	9/30/2013
Total gross revenues (1)	$13,713	$13,604	$13,545
Net income	$1,923	$8,758	$3,034
Net income per unit	$0.06	$0.27	$0.07

(1)	All periods have been adjusted to reflect the impact of properties in discontinued operations in the Condensed Consolidated Statements of Operations.

The sum of the quarterly per unit amounts may not equal the full nine month amounts primarily because the computations of the weighted-average number of units of the Partnership outstanding for each quarter and the nine months are made independently.

(12)	Subsequent Events

Subsequent to September 30, 2013 and in addition to disclosures elsewhere in the financial statements, the Partnership:

•	acquired a portfolio of three parcels of land in New York, New York consisting of an aggregate of 0.6 acres, which are net leased to tenants under non-cancellable 99-year leases. The aggregate purchase price was $302,000. The improvements on these parcels are owned by the tenants under the Partnership leases and currently consist of three high-rise hotels built in 2010, which contain an aggregate of approximately 480,000 square feet, 103 floors and 1,179 guest rooms. The hotels are known as the DoubleTree by Hilton Hotel New York City - Financial District, the Sheraton Tribeca New York Hotel and the Element New York Times Square West. The aggregate initial annual rent under the leases is $14,883, which represents approximately 4.93% of the aggregate purchase price. The rent under each lease increases by a minimum of 2.0% each year with further annual increases, not to exceed 3.0% per annum in the aggregate, at specified intervals based on the increase in the Consumer Price Index, or CPI. The total aggregate minimum rent (excluding any additional CPI increases) under the leases over the 99-year lease terms is approximately $4,541,141. Each tenant has a purchase option that can be exercised at the end of the 25th, 50th and 75th lease year at a price that is equal to the greater of (1) the original purchase price plus a 7.5% return (inclusive of rent payments) for the holding period (compounded monthly) and (2) a specified floor price, which in each case is in excess of the allocated purchase price, and is $305,000 in aggregate. The Partnership financed the acquisition via a $100,000 loan from Lexington, $187,000 borrowings under the unsecured revolving credit facility and cash on hand;

•

entered into a nonbinding term sheet with a life insurance company and locked rate for a $213,500 non-recourse secured financing, which is expected to bear interest at a fixed-rate of 4.66% and mature in 13 years. This financing is subject to documentation and certain conditions, including lender due diligence and approval and the Partnership gives no assurance that it will be consummated or expectations of the final terms;

•	received $95,014 from Lexington in exchange for 8,653,374 units;

•	redeemed 2,105,838 units held by Lexington at the original net issuance price of $50,988 in the aggregate; and

•	repaid $26,000 under the unsecured revolving credit facility.

F-12

Report of Independent Registered Public Accounting Firm

The Partners

Lepercq Corporate Income Fund L.P.:

We have audited the accompanying consolidated balance sheets of Lepercq Corporate Income Fund L.P. and subsidiaries (the “Partnership”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2012. In connection with our audits of the consolidated financial statements, we have also audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lepercq Corporate Income Fund L.P. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

(signed) KPMG LLP

New York, New York
November 12, 2013

F-13

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($000, except unit data)

As of December 31,

	2012	2011
Assets:
Real estate, at cost	$582,844	$537,400
Real estate - intangible assets	61,231	49,715
	644,075	587,115
Less: accumulated depreciation and amortization	195,122	174,536
Real estate, net	448,953	412,579
Cash and cash equivalents	5,781	6,906
Restricted cash	3,171	3,435
Investment in and advances to non-consolidated entity	3,596	—
Deferred expenses (net of accumulated amortization of $3,038 in 2012 and $3,071 in 2011)	5,239	5,388
Loans receivable, net	34,266	38,234
Rent receivable - current	482	706
Rent receivable - deferred	8,714	9,001
Other assets	1,263	2,262
Total assets	$511,465	$478,511

Liabilities and Partners' Capital:
Liabilities:
Mortgages and notes payable	$155,675	$202,884
Co-borrower debt	39,385	10,013
Related party advances, net	157,825	74,571
Accounts payable and other liabilities	7,903	13,522
Accrued interest payable	803	847
Deferred revenue - including below market leases (net of accretion of $2,413 in 2012 and $2,121 in 2011)	920	1,238
Distributions payable	7,495	6,418
Prepaid rent	2,564	2,830
Total liabilities	372,570	312,323

Commitments and contingencies
Partners' capital	138,895	166,188
Total liabilities and partners' capital	$511,465	$478,511

The accompanying notes are an integral part of these consolidated financial statements.

F-14

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($000, except unit and per unit data)

Years ended December 31,

	2012	2011	2010
Gross revenues:
Rental	$46,102	$46,120	$48,364
Tenant reimbursements	5,269	5,332	5,714
Total gross revenues	51,371	51,452	54,078
Expense applicable to revenues:
Depreciation and amortization	(19,361)	(20,540)	(20,358)
Property operating	(10,981)	(10,302)	(11,001)
General and administrative	(3,689)	(3,793)	(3,810)
Non-operating income	2,793	2,791	2,782
Interest and amortization expense	(11,598)	(13,143)	(15,499)
Debt satisfaction gains (charges), net	13	(8)	(7)
Litigation reserve	(912)	—	—
Income before provision for income taxes, equity in losses of non-consolidated entity and discontinued operations	7,636	6,457	6,185
Provision for income taxes	(68)	(125)	(9)
Equity in losses of non-consolidated entity	(33)	—	—
Income from continuing operations	7,535	6,332	6,176
Discontinued operations:
Income from discontinued operations	212	223	170
Debt satisfaction charges, net	—	(79)	(459)
Gains on sales of properties	—	1,181	11,906
Impairment charges	—	(4,116)	(753)
Total discontinued operations	212	(2,791)	10,864
Net income	$7,747	$3,541	$17,040
Income (loss) per unit:
Income from continuing operations	$0.24	$0.21	$0.21
Income (loss) from discontinued operations	0.01	(0.09)	0.36
Net income	$0.25	$0.12	$0.57
Weighted-average units outstanding	30,673,346	30,065,505	30,065,505

The accompanying notes are an integral part of these consolidated financial statements.

F-15

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

($000 except unit amounts)

Year ended December 31,

	Units	Partners' Capital
Balance December 31, 2009	30,065,505	$161,326
Changes in co-borrower debt	—	31,083
Distributions	—	(23,064)
Net Income	—	17,040
Balance December 31, 2010	30,065,505	186,385
Changes in co-borrower debt	—	674
Distributions	—	(24,412)
Net Income	—	3,541
Balance December 31, 2011	30,065,505	166,188
Changes in co-borrower debt	—	(29,372)
Issuance of units	2,278,959	21,887
Distributions	—	(27,555)
Net Income	—	7,747
Balance December 31, 2012	32,344,464	$138,895

The accompanying notes are an integral part of the consolidated financial statements.

F-16

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

($000)

Years ended December 31,

	2012	2011	2010
Cash flows from operating activities:
Net income	$7,747	$3,541	$17,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,070	22,478	24,772
Gains on sales of properties	—	(1,181)	(11,906)
Debt satisfaction (gains) charges, net	(14)	80	464
Impairment charges	—	4,116	753
Straight-line rents	277	(380)	(306)
Other non-cash income, net	207	933	373
Equity in losses of non-consolidated entity	33	—	—
Increase in accounts payable and other liabilities	318	220	2,265
Change in rent receivable and prepaid rent, net	(42)	(19)	7
Decrease in accrued interest payable	(44)	(156)	(293)
Other adjustments, net	875	351	(2,292)
Net cash provided by operating activities:	30,427	29,983	30,877
Cash flows from investing activities:
Investment in real estate, including intangible assets	(59,225)	—	—
Capital expenditures	(3,715)	(9,650)	(1,843)
Net proceeds from sale of properties	—	27,140	225
Principal payments received on loans receivable	4,151	1,256	1,096
Investments in and advances to non-consolidated entity	(189)	—	—
Distributions from non-consolidated entity in excess of accumulated earnings	725	—	—
Increase in deferred leasing costs	(744)	(3,409)	(698)
Change in escrow deposits and restricted cash	265	1,257	567
Net cash provided by (used in) investing activities	(58,732)	16,594	(653)
Cash flows from financing activities:
Distributions to partners	(1,463)	(1,396)	(1,368)
Principal amortization payments	(5,666)	(6,154)	(6,702)
Principal payments on debt, excluding normal amortization	(41,529)	(34,321)	(21,526)
Proceeds of mortgages and notes payable	—	—	37,000
Increase in deferred financing costs	—	—	(473)
Related party advances (payments), net	75,838	(4,086)	(38,619)
Net cash provided by (used) in financing activities	27,180	(45,957)	(31,688)
Change in cash and cash equivalents	(1,125)	620	(1,464)
Cash and cash equivalents, at beginning of year	6,906	6,286	7,750
Cash and cash equivalents, at end of year	$5,781	$6,906	$6,286

The accompanying notes are an integral part of these consolidated financial statements.

F-17

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(1)	The Partnership

Lepercq Corporate Income Fund L.P. (together with its consolidated subsidiaries, except when the context only applies to the parent entity, the “Partnership”) was organized in 1986 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The Partnership's sole general partner, Lex GP-1 Trust (the “General Partner”), is a wholly-owned subsidiary of Lexington Realty Trust (“Lexington”). The Partnership serves as an operating partnership subsidiary for Lexington. As of December 31, 2012 and 2011, Lexington, through Lex LP-1 Trust, a wholly-owned subsidiary, and the General Partner, owned 92.1% and 90.8%, respectively, of the outstanding units of the Partnership.

The Partnership invests in and acquires, owns, finances and manages a geographically diversified portfolio of predominately single-tenant office, industrial and retail properties. As of December 31, 2012 and 2011, the Partnership had equity ownership interests in approximately 30 consolidated properties located in 22 states. A majority of the real properties in which the Partnership had an interest are generally subject to net leases or similar leases where the tenant pays all or substantially all of the cost, including cost increases, for real estate taxes, insurance, utilities and ordinary maintenance of the property. However, certain leases provide that the landlord is responsible for certain operating expenses. In addition, the Partnership acquires, originates and holds investments in loan assets related to single-tenant real estate.

(2)	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation. The Partnership's consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements reflect the accounts of the Partnership and its consolidated subsidiaries. The Partnership consolidates its wholly-owned subsidiaries, partnerships and joint ventures which it controls (i) through voting rights or similar rights or (ii) by means other than voting rights if the Partnership is the primary beneficiary of a variable interest entity (“VIE”). Entities which the Partnership does not control and entities which are VIEs in which the Partnership is not the primary beneficiary are accounted for under appropriate GAAP.

If an investment is determined to be a VIE, the Partnership performs an analysis to determine if the Partnership is the primary beneficiary of the VIE. GAAP requires a VIE to be consolidated by its primary beneficiary. The primary beneficiary is the party that has a controlling financial interest in an entity. In order for a party to have a controlling financial interest in an entity, it must have (1) the power to direct the activities of a VIE that most significantly impact the entity's economic performance and (2) the obligation to absorb losses or the right to receive benefits of an entity that could potentially be significant to the VIE.

Earnings Per Unit. Net income (loss) per unit is computed by dividing net income (loss) by the weighted-average number of units outstanding during the period.

Unit Redemptions. The Partnership's limited partner units that are issued and outstanding, other than those held by Lexington, are currently redeemable at certain times, only at the option of the holders, for Lexington shares of beneficial interests, par value $0.0001 per share classified as common stock (“common shares”), on a one to approximately 1.13 basis, subject to future adjustments. These units are not otherwise mandatory redeemable by the Partnership. As of December 31, 2012, Lexington's common shares had a closing price of $10.45 per share. Assuming all outstanding limited partner units not held by Lexington were redeemed on such date the estimated fair value of the units was $30,088.

Allocation of Overhead Expenses. The Partnership does not pay a fee to the General Partner for the day-to-day management of the Partnership. Certain expenses incurred by the General Partner and its affiliates, including Lexington, such as corporate-level interest, amortization of deferred loan costs, payroll and general and administrative expenses are allocated to the Partnership and reimbursed to the General Partner in accordance with the Partnership agreement. The allocation is based upon gross rental revenues.

F-18

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Distributions; Allocations of Income and Loss. As provided in the Partnership's partnership agreement, distributions and income and loss for financial reporting purposes are allocated to the partners based on their ownership of units. Special allocation rules included in the partnership agreement affect the allocation of taxable income and loss. The Partnership paid or accrued gross distributions of $27,555 ($0.90 per weighted-average unit); $24.412 ($0.81 per weighted-average unit) and $23,064 ($0.77 per weighted-average unit) to its partners during the years ended December 31, 2012, 2011 and 2010, respectively. Certain units owned indirectly by Lexington are entitled to distributions of $2.0125 to $3.25 per unit.

Use of Estimates. The Partnership has made a number of significant estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these consolidated financial statements in conformity with GAAP. These estimates and assumptions are based on management's best estimates and judgment. The Partnership evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. The Partnership adjusts such estimates when facts and circumstances dictate. The most significant estimates made include the recoverability of accounts receivable, allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed, the determination of VIEs and which entities should be consolidated, the determination of impairment of long-lived assets, loans receivable and equity method investments and the useful lives of long-lived assets. Actual results could differ materially from those estimates.

Fair Value Measurements. The Partnership follows the guidance in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures ("Topic 820"), to determine the fair value of financial and non-financial instruments. Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 - observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 - unobservable inputs, which are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Partnership utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considering counterparty credit risk.

Revenue Recognition. The Partnership recognizes lease revenue on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight-line rent if the renewals are not reasonably assured. If the Partnership funds tenant improvements and the improvements are deemed to be owned by the Partnership, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. If the Partnership determines that the tenant allowances are lease incentives, the Partnership commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin. The lease incentive is recorded as a deferred expense and amortized as a reduction of revenue on a straight-line basis over the respective lease term. The Partnership recognizes lease termination fees as rental revenue in the period received and writes off unamortized lease-related intangible and other lease-related account balances, provided there are no further Partnership obligations under the lease. Otherwise, such fees and balances are recognized on a straight-line basis over the remaining obligation period with the termination payments being recorded as a component of rent receivable-deferred or deferred revenue on the Consolidated Balance Sheets.

Gains on sales of real estate are recognized based upon the specific timing of the sale as measured against various criteria related to the terms of the transactions and any continuing involvement associated with the properties. If the sales criteria are not met, the gain is deferred and the finance, installment or cost recovery method, as appropriate, is applied until the sales criteria are met. To the extent the Partnership sells a property and retains a partial ownership interest in the property, the Partnership recognizes gain to the extent of the third-party ownership interest.

Accounts Receivable. The Partnership continuously monitors collections from tenants and makes a provision for estimated losses based upon historical experience and any specific tenant collection issues that the Partnership has identified. As of December 31, 2012 and 2011, the Partnership's allowance for doubtful accounts was not significant.

F-19

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Purchase Accounting and Acquisition of Real Estate. The fair value of the real estate acquired, which includes the impact of fair value adjustments for assumed mortgage debt related to property acquisitions, is allocated to the acquired tangible assets, consisting of land, building and improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. Acquisition costs are expensed as incurred and are included in property operating expense in the accompanying Consolidated Statement of Operations. Also, noncontrolling interests acquired are recorded at estimated fair market value.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements and fixtures and equipment) is determined by valuing the property as if it were vacant. The “as-if-vacant” value is then allocated to land and building and improvements based on management's determination of relative fair values of these assets. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The Partnership also estimates costs to execute similar leases including leasing commissions.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market lease values are recorded based on the difference between the current in-place lease rent and the Partnership's estimate of current market rents. Below-market lease intangibles are recorded as part of deferred revenue and amortized into rental revenue over the non-cancelable periods and bargain renewal periods of the respective leases. Above-market leases are recorded as part of intangible assets and amortized as a direct charge against rental revenue over the non-cancelable portion of the respective leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationship values, is measured by the excess of (1) the purchase price paid for a property over (2) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationship values based on management's evaluation of the specific characteristics of each tenant's lease. The value of in-place leases is amortized to expense over the remaining non-cancelable periods and any bargain renewal periods of the respective leases. The value of tenant relationships are amortized to expense over the applicable lease term plus expected renewal periods.

Depreciation is determined by the straight-line method over the remaining estimated economic useful lives of the properties. The Partnership generally depreciates its real estate assets over periods ranging up to 40 years.

Impairment of Real Estate. The Partnership evaluates the carrying value of all tangible and intangible real estate assets held for investment for possible impairment when an event or change in circumstance has occurred that indicates its carrying value may not be recoverable. The evaluation includes estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. If such cash flows are less than the asset's carrying value, an impairment charge is recognized to the extent by which the asset's carrying value exceeds the estimated fair value, which may be below the balance of any non-recourse financing. Estimating future cash flows and fair values is highly subjective and such estimates could differ materially from actual results.

Investments in Non-Consolidated Entities. The Partnership accounts for its investments in 50% or less owned entities under the equity method, unless consolidation is required. If the Partnership's investment in the entity is insignificant and the Partnership has no influence over the control of the entity then the entity is accounted for under the cost method.

Impairment of Equity Method Investments. The Partnership assesses whether there are indicators that the value of its equity method investments may be impaired. An impairment charge is recognized only if the Partnership determines that a decline in the value of the investment below its carrying value is other-than-temporary. The assessment of impairment is highly subjective and involves the application of significant assumptions and judgments about the Partnership's intent and ability to recover its investment given the nature and operations of the underlying investment, among other factors. To the extent an impairment is deemed to be other-than-temporary, the loss is measured as the excess of the carrying amount of the investment over the estimated fair value of the investment.

F-20

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Loans Receivable. Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, loan purchase discounts, and net of an allowance for loan losses when such loan is deemed to be impaired. Loan origination costs and fees and loan purchase discounts are amortized over the term of the loan. The Partnership considers a loan impaired when, based upon current information and events, it is probable that it will be unable to collect all amounts due for both principal and interest according to the contractual terms of the loan agreement. Significant judgments are required in determining whether impairment has occurred. The Partnership performs an impairment analysis by comparing (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable current market price or (iii) the fair value of the underlying collateral to the net carrying value of the loan, which may result in an allowance and corresponding loan loss charge. Interest income is recorded on a cash basis for impaired loans.

Properties Held For Sale. Assets and liabilities of properties that meet various held for sale criteria, including whether it is probable that a sale will occur within 12 months, are presented separately in the Consolidated Balance Sheets, with assets and liabilities being separately stated. The operating results of these properties are reflected as discontinued operations in the Consolidated Statements of Operations. Properties classified as held for sale are carried at the lower of net carrying value or estimated fair value less costs to sell and depreciation and amortization are no longer recognized. Properties that do not meet the held for sale criteria are accounted for as operating properties.

Acquisition, Development and Construction Arrangements. The Partnership evaluates loans receivable where the Partnership participates in residual profits through loan provisions or other contracts to ascertain whether the Partnership has the same risks and rewards as an owner or a joint venture partner. Where the Partnership concludes that such arrangements are more appropriately treated as an investment in real estate, the Partnership reflects such loan receivable as an equity investment in real estate under construction in the Consolidated Balance Sheets. In these cases, no interest income is recorded on the loan receivable and the Partnership records capitalized interest during the construction period. In arrangements where the Partnership engages a developer to construct a property or provide funds to a tenant to develop a property, the Partnership will capitalize the funds provided to the developer/tenant and internal costs of interest and real estate taxes, if applicable, during the construction period.

Deferred Expenses. Deferred expenses consist primarily of debt and leasing costs. Debt costs are amortized using the straight-line method, which approximates the interest method, over the terms of the debt instruments and leasing costs are amortized over the term of the related lease.

Income Taxes. Because the Partnership is a limited partnership, taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the Consolidated Financial Statements of the Partnership. However, the Partnership is required to pay certain state and local entity level taxes which are expensed as incurred. The Partnership does not have any unrecognized tax benefits or any additional tax liabilities as of December 31, 2012 and 2011.

Cash and Cash Equivalents. The Partnership considers all highly liquid instruments with original maturities of three months or less from the date of purchase to be cash equivalents.

Restricted Cash. Restricted cash is comprised primarily of cash balances held in escrow with lenders.

F-21

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Environmental Matters. Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines, penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Although most of the tenants of properties in which the Partnership has an interest are primarily responsible for any environmental damage and claims related to the leased premises, in the event of the bankruptcy or inability of the tenant of such premises to satisfy any obligations with respect to such environmental liability, or if the tenant is not responsible, the Partnership's property owner subsidiary may be required to satisfy any such obligations, should they exist. In addition, the property owner subsidiary, as the owner of such a property, may be held directly liable for any such damages or claims irrespective of the provisions of any lease. As of December 31, 2012, the Partnership was not aware of any environmental matter relating to any of its investments that would have a material impact on the consolidated financial statements.

Segment Reporting. The Partnership operates generally in one industry segment, single-tenant real estate assets.

Recently Issued Accounting Guidance. In February 2013, the FASB issued Accounting Standards Update 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date, (“ASU 2013-04”), requiring recognition of such obligations as the sum of (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. The Partnership early adopted this new guidance retrospectively (see note 8).

(3)	Investments in Real Estate

The Partnership's real estate, net, consists of the following at December 31, 2012 and 2011:

	2012	2011
Real estate, at cost:
Buildings and building improvements	$480,124	$440,041
Land, land estates and land improvements	100,309	93,448
Fixtures and equipment	1,927	1,927
Construction in progress	484	1,984
Real estate intangibles:
In-place lease values	39,384	30,428
Tenant relationships	17,816	15,256
Above-market leases	4,031	4,031
	644,075	587,115
Accumulated depreciation and amortization(1)	(195,122)	(174,536)
Real estate, net	$448,953	$412,579

(1)	Includes accumulated amortization of real estate intangible assets of $35,961 and $31,920 in 2012 and 2011, respectively. The estimated amortization of the above real estate intangible assets for the next five years is $4,209 in 2013, $3,800 in 2014, $3,178 in 2015, $2,619 in 2016 and $2,187 in 2017.

In addition, the Partnership had below-market leases, net of accretion, which are included in deferred revenue, of $831 and $1,123, respectively as of December 31, 2012 and 2011. The estimated accretion for the next five years is $292 in 2013, $292 in 2014, $151 in 2015, $32 in 2016 and $32 in 2017.

F-22

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

The Partnership, through property owner subsidiaries, completed the following acquisition during 2012:

							Real Estate Intangibles
Property Type	Location	Acquisition/ Completion Date	Initial Cost Basis	Lease Expiration	Land and Land Estate	Building and Improvements	Lease in- place Value	Tenant Relationships Value
Office	Phoenix, AZ	December 2012	$53,200	12/2029	$5,585	$36,099	$8,956	$2,560
			$53,200		$5,585	$36,099	$8,956	$2,560

Life of intangible assets (years)							17.0	17.0

During 2012, the Partnership also acquired the fee interest in the land under its Palm Beach Gardens, Florida office property for $6,025, which was previously subject to a ground lease.

The Partnership did not make any acquisitions in 2011.

(4)	Sales of Real Estate and Discontinued Operations

The Partnership disposed of its interests in four properties in 2011 and one property in 2010 for a gross disposition price of $31,150 and $36,627, respectively. For the years ended December 31, 2011 and 2010, these sales resulted in gains on sales of $1,181 and $11,906, respectively. For the years ended December 31, 2011 and 2010, the Partnership recognized net debt satisfaction charges relating to these properties of $79 and $459, respectively. These charges are included in discontinued operations.

At December 31, 2012 and 2011, the Partnership had no properties classified as held for sale. Subsequent to December 31, 2012, the Partnership disposed of its interests in two properties and a retail store and parking garage for an aggregate gross disposition price of $43,263. These properties are included in discontinued operations in the Consolidated Statements of Operations.

The following presents the operating results for the disposed properties discussed above during the years ended December 31, 2012, 2011 and 2010:

	Year Ending December 31,
	2012	2011	2010
Total gross revenues	$3,791	$5,123	$9,969
Pre-tax net income (loss), including gains on sales	$212	$(2,791)	$10,864

The Partnership assesses on a regular basis whether there are any indicators that the carrying value of real estate assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset's carrying value is in excess of its estimated fair value.

During 2011 and 2010, the Partnership recognized $4,116 and $753, respectively, of impairment charges in discontinued operations, relating to real estate assets that were ultimately disposed of below their carrying value.

F-23

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(5)	Loans Receivable

As of December 31, 2012 and 2011, the Partnership's loans receivable are comprised primarily of first and second mortgage loans on real estate.

The following is a summary of the Partnership's loans receivable as of December 31, 2012 and 2011:

	Loan carrying-value(1)
Loan	12/31/2012	12/31/2011	Interest Rate	Maturity Date
Westmont, IL	$26,902	$27,228	6.45%	10/2015
Southfield, MI	7,364	8,065	4.55%	02/2015
New Kingstown, PA	—	2,941	7.78%	01/2013
	$34,266	$38,234

(1)	Loan carrying value includes accrued interest and is net of origination costs, if any.

The Partnership has one type of financing receivable: loans receivable. The Partnership determined that its financing receivables operate within one portfolio segment as they are within the same industry and use the same impairment methodology. The Partnership's loans receivable are secured by commercial real estate assets. In addition, the Partnership assesses all financing receivables for impairment, when warranted, based on an individual analysis of each receivable.

The Partnership's financing receivables operate within one class of financing receivables as these assets are collateralized by commercial real estate and similar metrics are used to monitor the risk and performance of these assets. The Partnership uses credit quality indicators to monitor financing receivables such as quality of collateral, the underlying tenant's credit rating and collection experience. As of December 31, 2012, the financing receivables were performing as anticipated and there were no significant delinquent amounts outstanding.

(6)	Investments in and Advances to Non-Consolidated Entity

On September 1, 2012, the Partnership acquired a 2% equity interest in Net Lease Strategic Assets Fund L.P. (“NLS”) for cash of $189 and the issuance of 457,211 limited partner units to Lexington. At the date of acquisition, NLS owned 41 properties totaling 5.8 million square feet in 23 states, plus a 40% tenant-in-common interest in an office property.

The Partnership's carrying value in NLS at December 31, 2012 was $3,596. The Partnership recognized a net loss from NLS of $33 in equity in losses from non-consolidated entity during 2012. In addition, the Partnership received distributions of $725 from NLS in 2012.

(7)	Fair Value Measurements

The table below sets forth the carrying amounts and estimated fair values of the Partnership's financial instruments as of December 31, 2012 and 2011:

	As of December 31, 2012		As of December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Loans Receivable (Level 3)	$34,266	$24,717	$38,234	$29,298

Liabilities
Debt (Level 3)	$195,060	$183,735	$212,897	$191,690

The Partnership estimates the fair values of its loans receivable by using an estimated discounted cash flow analysis consisting of scheduled cash flows and discount rate estimates to approximate those that a willing buyer and seller might use and/or the estimated value of the underlying collateral. The fair value of the Partnership's debt is estimated by using a discounted cash flow analysis, based upon estimates of market interest rates.

F-24

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Fair values cannot be determined with precision, may not be substantiated by comparison to quoted prices in active markets and may not be realized upon sale. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks and estimates of future cash flows, could significantly affect the fair value measurement amounts.

Cash Equivalents, Restricted Cash, Accounts Receivable and Accounts Payable. The Partnership estimates that the fair value of cash equivalents, restricted cash, accounts receivable and accounts payable approximates carrying value due to the relatively short maturity of the instruments.

(8)	Mortgages and Notes Payable

The Partnership had outstanding mortgages and notes payable of $155,675 and $202,884 as of December 31, 2012 and 2011, respectively. Interest rates, including imputed rates, ranged from 5.0% to 6.5% at December 31, 2012 and the mortgages and notes payable mature between 2013 and 2020. Interest rates, including imputed rates, ranged from 5.0% to 6.5% at December 31, 2011. The weighted-average interest rate at December 31, 2012 and 2011 was approximately 5.7%.

The Partnership is a co-borrower on a term loan issued to Lexington in January 2012 from Wells Fargo Bank, National Association ("Wells Fargo"), as agent. The term loan matures in January 2019. The term loan requires regular payments of interest only. At December 31, 2012, Lexington had $255,000 outstanding under the term loan. The term loan was subject to financial covenants which Lexington was in compliance with at December 31, 2012. The term loan agreement was amended in February 2013 (see note 15).

In addition, the Partnership is a co-borrower under Lexington's revolving credit facility. In January 2012, Lexington refinanced its revolving credit facility with a $300,000 revolving credit facility with KeyBank N.A. (“KeyBank”), as agent. The revolving credit facility was scheduled to mature in January 2015 but could be extended to January 2016, at Lexington's option subject to the satisfaction of certain conditions. As of December 31, 2012, no amounts were outstanding under the revolving credit facility. The revolving credit facility was subject to financial covenants which Lexington was in compliance with at December 31, 2012. The revolving credit facility was refinanced in February 2013 (see note 15).

In accordance with the guidance of ASU 2013-04, the Partnership recognizes a proportion of the outstanding amounts of the above mentioned term loan and revolving credit facility as it is a co-borrower with Lexington, as co-borrower debt in the accompanying balances sheets. In accordance with the Partnership’s partnership agreement, the Partnership is allocated a portion of these debts based on gross rental revenues, which represents its agreed to obligation. Changes in co-borrower debt are recognized in partners’ capital in the accompanying consolidated statements of changes in partners’ capital. The Partnership is also allocated interest expense by Lexington, in accordance with the Partnership agreement relating to these lending facilities of $1,586, $455 and $1,162 for the years ended 2012, 2011, and 2010, respectively.

Included in the Consolidated Statements of Operations, the Partnership recognized debt satisfaction gains (charges), net, excluding discontinued operations, of $13, $(8) and $(7) for the years ended December 31, 2012, 2011 and 2010, respectively, due to the satisfaction of mortgages and notes payable other than those disclosed elsewhere in these financial statements. In addition, the Partnership capitalized $49, $88 and $5 in interest for the years ended 2012, 2011 and 2010, respectively.

Mortgages payable and secured loans are generally collateralized by real estate and the related leases. Certain mortgages payable have yield maintenance or defeasance requirements relating to any prepayments. In addition, certain mortgages are cross-collateralized and cross-defaulted.

Scheduled principal and balloon payments for mortgages and notes payable for the next five years and thereafter are as follows:

Year ending December 31,	Total
2013	$34,075
2014	29,000
2015	29,762
2016	1,136
2017	9,785
Thereafter	51,917
$155,675

F-25

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(9)	Leases

Lessor:

Minimum future rental receipts under the non-cancelable portion of tenant leases, assuming no new or re-negotiated leases, for the next five years and thereafter are as follows:

Year ending December 31,	Total
2013	$50,073
2014	45,108
2015	37,501
2016	28,239
2017	25,886
Thereafter	108,694
$295,501

The above minimum lease payments do not include reimbursements to be received from tenants for certain operating expenses and real estate taxes and do not include early termination payments provided for in certain leases.

Certain leases allow for the tenant to terminate the lease if the property is deemed obsolete, as defined, and upon payment of a termination fee to the landlord, as stipulated in the lease. In addition, certain leases provide the tenant with the right to purchase the leased property at fair market value or a stipulated price.

Lessee:

The Partnership holds, through property owner subsidiaries, leasehold interests in various properties. Generally, the ground rents on these properties are either paid directly by the tenants to the fee holder or reimbursed to the Partnership as additional rent. For certain of these properties, the Partnership has an option to purchase the fee interest.

Minimum future rental payments under non-cancelable leasehold interests, excluding leases held through industrial revenue bonds and lease payments in the future that are based upon fair market value, for the next five years and thereafter are as follows:

Year ending December 31,	Total
2013	$672
2014	672
2015	672
2016	672
2017	664
Thereafter	8,353
$11,705

Rent expense for the leasehold interests, including discontinued operations, was $725, $310 and $381 in 2012, 2011 and 2010, respectively.

(10)	Concentration of Risk

The Partnership seeks to reduce its operating and leasing risks through the geographic diversification of its properties, tenant industry diversification, avoidance of dependency on a single asset and the creditworthiness of its tenants. For the years ended December 31, 2012, 2011 and 2010, the following tenants represented greater than 10% of rental revenues:

F-26

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

	2012	2011	2010
Swiss Re America Holdings Corporation	10.4%	10.0%	—
Wells Fargo Bank, N.A.	13.0%	13.0%	12.4%

Cash and cash equivalent balances at certain institutions may exceed insurable amounts. The Partnership believes it mitigates this risk by investing in or through major financial institutions.

(11)	Related Party Transactions

The Partnership had the following related party transactions in addition to related party transactions discussed elsewhere in this report.

The Partnership had outstanding net advances owed to Lexington of $157,825 and $74,571 as of December 31, 2012 and 2011, respectively. The advances are payable on demand and the Partnership was allocated a portion of the interest charged on Lexington's revolving credit facility and term loan. During 2012, the Partnership issued 1,821,748 units to Lexington to satisfy $17,598 of outstanding advances. Lexington earned distributions of $26,050, $23,022 and $21,688 during 2012, 2011 and 2010, respectively.

During 2010, the Partnership advanced $7,614 to an NLS entity in the form of an interest bearing, non-recourse mortgage note to satisfy a maturing non-recourse mortgage. The advance was satisfied in full in 2011.

Lexington, on behalf of the General Partner, pays for certain general administrative and other costs on behalf of the Partnership from time to time. These costs are reimbursable by the Partnership. These costs were approximately $3,544, $3,695 and $3,764 for 2012, 2011 and 2010, respectively.

A Lexington affiliate provides property management services for certain Partnership properties. The Partnership recognized property operating expenses, including from discontinued operations, of $1,138, $1,322 and $1,120 for the years ended 2012, 2011 and 2010, respectively, for aggregate fees and reimbursements charged by the affiliate.

The Partnership leases certain properties to entities in which Vornado Realty Trust, a significant Lexington shareholder, has an interest. During 2012, 2011 and 2010, the Partnership recognized $842, $864 and $905, respectively, in rental revenue from these properties.

(12)	Commitments and Contingencies

In addition to the commitments and contingencies disclosed elsewhere, the Partnership has the following commitments and contingencies.

The Partnership is obligated under certain tenant leases, including its proportionate share for leases for non-consolidated entities, to fund the expansion of the underlying leased properties. The Partnership, under certain circumstances, may guarantee to tenants the completion of base building improvements and the payment of tenant improvement allowances and lease commissions on behalf of its subsidiaries.

From time to time, the Partnership is directly or indirectly involved in legal proceedings arising in the ordinary course of the Partnership's business. The Partnership believes, based on currently available information, and after consultation with legal counsel, that although the outcomes of those normal course proceedings are uncertain, the results of such proceedings, in the aggregate, will not have a material adverse effect on the Partnership's business, financial condition and results of operations. During the year ended December 31, 2012, the following legal proceeding was resolved:

F-27

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Deutsche Bank Securities, Inc. and SPCP Group LLC v. Lexington Drake, L.P., et al. (Supreme Court of the State of New York-Index No. 603051/08). On June 30, 2006, the Partnership sold to Deutsche Bank Securities, Inc. (“Deutsche Bank”), a $7,680 bankruptcy damage claim against Dana Corporation for $5,376 (“Farmington Hills claim”). Under the terms of the agreement covering the sale of the claim, the property owner subsidiaries were obligated to reimburse Deutsche Bank should the claim ever be disallowed, subordinated or otherwise impaired, to the extent of such disallowance, subordination or impairment, plus interest at the rate of 10% per annum from the date of payment of the purchase price by Deutsche Bank. On October 12, 2007, Dana Corporation filed an objection to the claim. The Partnership assisted Deutsche Bank and the then holder of the claim in the preparation and filing of a response to the objection. Despite a belief by the Partnership that the objections were without merit, the holder of the claim, without the Partnership's consent, settled the allowed amount of the claim at $6,500 in order to participate in a special settlement pool for allowed intangible unsecured claims and a preferred share rights offering having a value thought to be equal to, or greater than, the reduction of the claims. Deutsche Bank made a formal demand with respect to the claim in the amount of $826 plus interest. Following a rejection of the demand by the Partnership, on December 11, 2009, Deutsche Bank and the then holder of the claim and the holder of another claim sold by Lexington filed a summons and complaint with the Supreme Court of the State of New York, County of New York for the claim and Lexington's other claim, and claimed damages of $826 plus interest from the date of assignment at the rate of 10% per year and expenses for the claim and additional amounts for Lexington's other claim.

Together with its property owner subsidiary, the Partnership and Lexington answered the complaint on November 26, 2008 and served numerous discovery requests. After almost a year of inactivity, on March 18, 2010, the defendants and the plaintiffs filed motions for summary judgment and related opposing and supporting motions. On November 22, 2010, the court ruled in favor of the plaintiffs on their motion for summary judgment. The court referred the issue of damages to a special referee to determine the value of plaintiffs' participation in the preferred share rights offering and a settlement pool for allowed intangible unsecured claims so as to be taken into consideration with respect to computation of damages, if any.

After motions before the special referee and discovery on July 11, 2012, the special referee recommended damages in favor of the plaintiffs, which included the following amounts applicable to the Partnership: (1) $826 for the claim as well as 10% interest as of April 27, 2012 in the sum of $482 and additional prejudgment interest from April 28, 2012 to entry of judgment and thereafter statutory interest of 9% and (2) attorneys' fee and disbursements of $538 together with statutory interest of 9% as to fees and disbursements to be calculated from July 11, 2012. The Partnership and Lexington settled the litigation in the third quarter of 2012 for a payment of $912 by the Partnership and a payment by Lexington.

On December 31, 2006, the Partnership, Lexington and, Lexington's other operating partnership, Lepercq Corporate Income Fund II L.P. (“LCIF II”), entered into a funding agreement. All references to "Operating Partnerships" in this paragraph refer to the Partnership and LCIF II. Pursuant to the funding agreement, the parties agreed, jointly and severally, that, if any of the Operating Partnerships does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (1) a specified distribution set forth in its partnership agreement or (2) the cash dividend payable with respect to a whole or fractional Lexington common share into which such partnership's common units would be converted if they were redeemed for Lexington common shares in accordance with its partnership agreement, Lexington and the other Operating Partnerships, each a “funding partnership,” will fund their pro rata share of the shortfall. The pro rata share of each funding partnership and Lexington, respectively, will be determined based on the number of units in each funding partnership and, for Lexington, by the amount by which its total outstanding common shares exceeds the number of units in each funding partnership not owned by Lexington, with appropriate adjustments being made if units are not redeemable on a one-for-one basis. Payments under the agreement will be made in the form of loans to the partnership experiencing a shortfall and will bear interest at prevailing rates as determined by Lexington in its discretion but no less than the applicable federal rate. The Partnership's right to receive these loans will expire if Lexington contributes to the Partnership all of its economic interests in the other Operating Partnerships and all of its other subsidiaries that are partnerships, joint ventures or limited liability companies. However, thereafter the Partnership will remain obligated to continue to make these loans until there are no remaining units outstanding in the other Operating Partnerships and all loans have been repaid. No amounts have been advanced under this agreement.

During 2010, the Partnership guaranteed $115,000 aggregate principal amount of 6.00% Convertible Guaranteed Notes due 2030 issued by Lexington. The notes pay interest semi-annually in arrears and mature in January 2030. The holders of the notes may require Lexington to repurchase their notes in January 2017, January 2020 and January 2025 for cash equal to 100% of the notes to be repurchased, plus any accrued and unpaid interest. The notes are convertible by the holders under certain circumstances for cash, Lexington common shares or a combination of cash and common shares at Lexington's election. As of December 31, 2012, $83,896 original principal amount of 6.00% Convertible Guaranteed Notes due 2030 were outstanding.

(13)	Supplemental Disclosure of Statement of Cash Flow Information

In addition to disclosures discussed elsewhere, during 2012, 2011 and 2010, the Partnership paid (received) $11,926, $13,886 and $17,272, respectively, for interest and $(77), $426 and $26, respectively, for income taxes.

F-28

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

During 2011, the Partnership sold interests in a property, which included a $3,003 in seller financing.

During 2010, the Partnership sold an interest in a property, which included the assumption of the related non-recourse mortgage debt of $36,402.

(14)	Unaudited Quarterly Financial Data

	2012
	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Total gross revenues[1]	$12,760	$13,001	$13,147	$12,463
Net income	$1,983	$349	$3,267	$2,148
Net income per unit	$0.07	$0.01	$0.11	$0.07

	2011
	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Total gross revenues[1]	$13,485	$12,614	$13,126	$12,227
Net income (loss)	$2,595	$(15)	$1,481	$(520)
Net income (loss) per unit	$0.09	$0.00	$0.05	$(0.02)

_____________

(1)	All periods have been adjusted to reflect the impact of properties in discontinued operations in the Consolidated Statements of Operations.

The sum of the quarterly per units amounts may not equal the full year amounts primarily because the computations of the weighted-average number of units of the Partnership outstanding for each quarter and the full year are made independently.

(15)	Subsequent Events

Subsequent to December 31, 2012 and in addition to disclosures elsewhere in the financial statements:

•	the Partnership conveyed to the lender its property in Southington, Connecticut for full satisfaction of the related $12,317 non-recourse mortgage;

•	the Partnership disposed of its interests in one office property and a retail store and parking garage for an aggregate disposition price of $30,945;

•	Lexington amended its $255,000 secured term loan agreement to release the collateral securing the term loan;

•	Lexington refinanced its January 2012 $300,000 secured revolving credit facility with a $300,000 unsecured revolving credit facility with KeyBank, as agent. The unsecured revolving credit facility matures in February 2017 but can be extended until February 2018 at Lexington's option. In addition, the availability under the unsecured revolving credit facility was increased to $400,000;

•	in connection with the refinancing discussed above, the Partnership also became the co-borrower under a five-year $250,000 unsecured term loan facility from KeyBank, as agent procured by Lexington. The unsecured term loan matures in February 2018 and requires regular payments of interest only;

•	in June 2013, the Partnership guaranteed $250,000 aggregate principal amount of 4.25% Senior Notes due 2023 issued by Lexington;

•	the Partnership issued 15,128,008 units to Lexington in August 2013 to satisfy $189,705 of outstanding advances;

•	the Partnership acquired a portfolio of three parcels of land in New York, New York in October 2013 consisting of an aggregate of 0.6 acres, which are net leased to tenants under non-cancellable 99-year leases. The aggregate purchase price was $302,000. The improvements on these parcels are owned by the tenants under the Partnership leases and currently consist of three high-rise hotels built in 2010, which contain an aggregate of approximately 480,000 square feet, 103 floors and 1,179 guest rooms. The hotels are known as the DoubleTree by Hilton Hotel New York City - Financial District, the Sheraton Tribeca New York Hotel and the Element New York Times Square West. The aggregate initial annual rent under the leases is approximately $14,883, which represents approximately 4.93% of the aggregate purchase price. The rent under each lease increases by a minimum of 2.0% each year with further annual increases, not to exceed 3.0% per annum in the aggregate, at specified intervals based on the increase in the Consumer Price Index, or CPI. The total aggregate minimum rent (excluding any additional CPI increases) under the leases over the 99-year lease terms is approximately $4,541,141. Each tenant has a purchase option that can be exercised at the end of the 25th, 50th and 75th lease year at a price that is equal to the greater of (1) the original purchase price plus a 7.5% return (inclusive of rent payments) for the holding period (compounded monthly) and (2) a specified floor price, which in each case is in excess of the allocated purchase price, and is $305,000 in aggregate. The Partnership financed the acquisition via a $100,000 loan from Lexington, $187,000 borrowings under the unsecured revolving credit facility and cash on hand;

•

the Partnership entered into a nonbinding term sheet with a life insurance company and locked rate for a $213,500 non-recourse secured financing, which is expected to bear interest at a fixed-rate of 4.66% and mature in 13 years. This financing is subject to documentation and certain conditions, including lender due diligence and approval and the Partnership gives no assurance that it will be consummated or expectations of the final terms;

•	the Partnership received $95,014 from Lexington in exchange for 8,653,374 units in October 2013 and redeemed 2,105,838 units held by Lexington at the original net issuance price of $50,988 in the aggregate; and

•	in October 2013, the Partnership repaid $26,000 under the unsecured revolving credit facility.

F-29

LEPERCQ CORPORATE INCOME FUND L.P. AND CONSOLIDATED SUBSIDIARIES

Real Estate and Accumulated Depreciation and Amortization

Schedule III ($000)

Description	Location	Encumbrances	Land and Land Estates	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date Acquired	Date Constructed	Useful life computing depreciation in latest income statements (years)
Office	Lake Forest, CA	$—	$3,442	$13,769	$17,211	$3,715	Mar-02	2001	40
Office	Centennial, CO	—	4,851	15,187	20,038	4,094	May-07	2001	10 & 40
Office	Louisville, CO	—	3,658	9,606	13,264	1,752	Sep-08	1987	8, 9 & 40
Office	Wallingford, CT	—	1,049	4,773	5,822	1,112	Dec-03	1978/1985	8 & 40
Office	Boca Raton, FL	20,317	4,290	17,160	21,450	4,236	Feb-03	1983/2002	40
Office	Palm Beach Gardens, FL		787	2,895	3,682	1,050	May-98	1996	8 & 40
Office	Overland Park, KS	35,829	4,769	41,956	46,725	8,792	Jun-07	1980	12 & 40
Office	Foxboro, MA	5,719	2,231	25,653	27,884	10,452	Dec-04	1982	16 & 40
Office	Southfield, MI	—	—	12,124	12,124	6,166	Jul-04	1963/1965	7, 16 & 40
Office	Florence, SC	—	3,235	12,941	16,176	3,540	May-04	1998	40
Office	Fort Mill, SC	18,746	1,798	25,192	26,990	11,152	Nov-04	2004	15 & 40
Office	Fort Mill, SC	—	3,601	14,494	18,095	3,670	Dec-02	2002	5, 20 & 40
Office	Carrollton, TX	19,393	3,427	22,050	25,477	5,363	Jun-07	2003	8 & 40
Office	Westlake, TX	—	2,361	22,742	25,103	6,337	May-07	2007	4, 5 & 40
Office	Hampton, VA	—	1,353	6,006	7,359	1,896	Nov-01	2000	10 & 40
Office	Herndon, VA	—	5,127	24,640	29,767	7,120	Dec-99	1987	9 & 40
Long Term Lease - Office	Phoenix, AZ	—	5,585	36,099	41,684	—	Dec-12	1986/2007	10, 17, & 40
Long Term Lease - Office	Phoenix, AZ	16,811	4,666	19,966	24,632	7,183	May-00	1997	6 & 40
Long Term Lease - Industrial	Bristol, PA	—	2,508	15,815	18,323	4,346	Mar-98	1982	10, 16, 30 & 40
Industrial	Moody, AL	6,518	654	9,943	10,597	4,637	Feb-04	2004	15 & 40
Industrial	Dubuque, IA	9,726	2,052	8,443	10,495	2,080	Jul-03	2002	11, 12 & 40
Industrial	Marshall, MI	—	40	900	940	628	Aug-87	1979	12, 20 & 40
Industrial	Olive Branch, MS	—	198	10,276	10,474	6,004	Dec-04	1989	8, 15 & 40
Industrial	High Point, NC	—	1,330	11,183	12,513	4,200	Jul-04	2002	18 & 40
Industrial	Collierville, TN	—	714	4,816	5,530	862	Dec-05	2005/2012	20 & 40
Multi-tenanted	Los Angeles, CA	10,299	5,110	10,911	16,021	5,197	Dec-04	2000	13 & 40
Multi-tenanted	Southington, CT	12,317	3,240	25,339	28,579	15,295	Nov-05	1983	10, 12, 28 & 40
Multi-tenanted	Palm Beach Gardens, FL	—	4,066	16,566	20,632	4,769	May-98	1996	8 & 40
Multi-tenanted	Honolulu, HI	—	21,094	24,495	45,589	13,134	Dec-06	1917/1955/ 1960/1980	5 & 40
Multi-tenanted	Hebron, KY	—	1,615	8,173	9,788	3,543	Mar-98	1987	6, 12 & 40
Retail	Tulsa, OK	—	447	2,432	2,879	2,095	Dec-96	1981	14 & 24
Retail	Clackamas, OR	—	523	2,848	3,371	2,452	Dec-96	1981	14 & 24
Retail	Lynnwood, WA	—	488	2,658	3,146	2,289	Dec-96	1981	14 & 24
Construction in progress					484
		$155,675	$100,309	$482,051	$582,844	$159,161

F-30

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

	September 30, 2013 (unaudited)	December 31, 2012
Assets:
Real estate, at cost	$130,116	$141,975
Real estate - intangible assets	12,024	12,962
	142,140	154,937
Less: accumulated depreciation and amortization	38,801	36,737
	103,339	118,200
Cash and cash equivalents	3,358	1,566
Restricted cash	—	5,256
Deferred expenses, net	703	1,724
Loan receivable, net	21,636	21,942
Rent receivable – current	38	286
Rent receivable – deferred	3,617	4,087
Other assets	11,226	11,171
Total assets	$143,917	$164,232

Liabilities and Partners' Capital:
Liabilities:
Mortgages and notes payable	$31,350	$48,989
Co-borrower debt	15,336	11,601
Related party advances, net	249	21,667
Accounts payable and other liabilities	626	1,309
Accrued interest payable	107	218
Distributions payable	2,665	2,396
Prepaid rent	620	403
Total liabilities	50,953	86,583

Commitments and contingencies
Partners' capital	92,964	77,649
Total liabilities and partners' capital	$143,917	$164,232

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except unit and per unit data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Gross revenues:
Rental	$3,354	$3,409	$10,044	$10,217
Tenant reimbursements	155	185	462	456
Total gross revenues	3,509	3,594	10,506	10,673
Expense applicable to revenues:
Depreciation and amortization	(1,293)	(1,413)	(3,931)	(4,226)
Property operating	(237)	(228)	(911)	(614)
General and administrative	(252)	(263)	(794)	(904)
Non-operating income	249	248	746	1,572
Interest and amortization expense	(436)	(656)	(1,656)	(2,726)
Debt satisfaction charges, net	—	(15)	—	(15)
Income before provision for income taxes and discontinued operations	1,540	1,267	3,960	3,760
Provision for income taxes	(7)	(7)	(20)	(19)
Income from continuing operations	1,533	1,260	3,940	3,741
Discontinued operations:
Loss from discontinued operations	—	(357)	(362)	(1,764)
Debt satisfaction charges, net	(2)	—	(2,689)	—
Gains on sales of properties	—	—	3,176	—
Total discontinued operations	(2)	(357)	125	(1,764)
Net income	$1,531	$903	$4,065	$1,977
Income (loss) per unit:
Income from continuing operations	$0.12	$0.21	$0.32	$0.62
Income (loss) from discontinued operations	—	(0.06)	0.01	(0.29)
Net income	$0.12	$0.15	$0.33	$0.33
Weighted-average units outstanding	12,979,668	6,023,503	12,184,268	6,023,503

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

(Unaudited and in thousands)

Nine Months ended September 30, 2013
	Units	Partners' Capital
Balance December 31, 2012	11,786,568	$77,649
Issuance of units	1,789,650	22,442
Changes in co-borrower debt	—	(3,735)
Distributions	—	(7,457)
Net income	—	4,065
Balance September 30, 2013	13,576,218	$92,964

Nine Months ended September 30, 2012
	Units	Partners' Capital
Balance December 31, 2011	6,023,503	$33,859
Changes in co-borrower debt	—	(10,832)
Distributions	—	(4,317)
Net income	—	1,977
Balance September 30, 2012	6,023,503	$20,687

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Nine months ended September 30,
	2013	2012
Net cash provided by operating activities:	$6,961	$4,849
Cash flows from investing activities:
Capital expenditures	(171)	(363)
Principal payments received on loans receivable	306	—
Increase in deferred leasing costs	—	(833)
Change in escrow deposits and restricted cash	959	2,863
Net cash provided by investing activities	1,094	1,667
Cash flows from financing activities:
Distributions to unitholders	(621)	(529)
Principal amortization payments	(97)	(887)
Principal payments on debt, excluding normal amortization	—	(26,128)
Increase in deferred financing costs	(2)	(31)
Related party advances (payments), net	(5,543)	10,115
Net cash used in financing activities	(6,263)	(17,460)
Change in cash and cash equivalents	1,792	(10,944)
Cash and cash equivalents, at beginning of period	1,566	12,267
Cash and cash equivalents, at end of period	$3,358	$1,323

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(1)	The Partnership and Financial Statement Presentation

Lepercq Corporate Income Fund II L.P. (the “Partnership”) was organized in 1987 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The Partnership's sole general partner, Lex GP-1 Trust (the “General Partner”), is a wholly owned subsidiary of Lexington Realty Trust (“Lexington”). The Partnership serves as an operating partnership subsidiary for Lexington. As of September 30, 2013, Lexington, through Lex LP-1 Trust, a wholly-owned subsidiary, and the General Partner, owned approximately 91.2% of the outstanding units of the Partnership.

The Partnership invests in and acquires, owns and finances a geographically diversified portfolio of predominately single-tenant office, industrial and retail properties. As of September 30, 2013, the Partnership had equity ownership interests in nine consolidated properties in seven states. A majority of the real properties in which the Partnership has an equity ownership interest are generally subject to net or similar leases where the tenant bears all or substantially all of the cost, including cost increases, for real estate taxes, insurance, utilities and ordinary maintenance of the property. However, certain leases provide that the landlord is responsible for certain or all operating expenses. In addition, the Partnership acquires, originates and holds investments in loan assets related to single-tenant real estate.

Basis of Presentation and Consolidation. The Partnership's unaudited condensed consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements reflect the accounts of the Partnership and its consolidated subsidiaries. The Partnership consolidates its wholly-owned subsidiaries and its partnerships and joint ventures which it controls (1) through voting rights or similar rights or (2) by means other than voting rights if the Partnership is the primary beneficiary of a variable interest entity ("VIE"). Entities which the Partnership does not control and entities which are VIEs in which the Partnership is not the primary beneficiary are accounted for under appropriate GAAP.

The financial statements contained herein have been prepared by the Partnership in accordance with GAAP for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. However, in the opinion of management, the interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results of the periods presented. The results of operations for the three and nine months ended September 30, 2013 and 2012, are not necessarily indicative of the results that may be expected for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the Partnership's audited consolidated financial statements and notes thereto included in this prospectus.

Use of Estimates. The Partnership has made a number of significant estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these unaudited condensed consolidated financial statements in conformity with GAAP. These estimates and assumptions are based on management's best estimates and judgment. The Partnership evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. The Partnership adjusts such estimates when facts and circumstances dictate. The most significant estimates made include the recoverability of accounts receivable, the allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed, the determination of VIEs and which entities should be consolidated, the determination of impairment of long-lived assets, loans receivable and the useful lives of long-lived assets. Actual results could differ materially from those estimates.

F-35

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

Fair Value Measurements. The Partnership follows the guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, as amended (“Topic 820”), to determine the fair value of financial and non-financial instruments. Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 - observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 - unobservable inputs, which are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Partnership utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considering counterparty credit risk.

Unit Redemptions. The Partnership's limited partner units that are issued and outstanding, other than those held by Lexington, are currently redeemable at certain times, only at the option of the holders, for Lexington shares of beneficial interests, par value $0.0001 per share classified as common stock (“common shares”) on a one to approximately 1.13 basis, subject to future adjustments. These units are not otherwise mandatory redeemable by the Partnership. As of September 30, 2013, Lexington's common shares had a closing price of $11.23 per share. Assuming all outstanding limited partner units not held by Lexington were redeemed on such date, the estimated fair value of the units was $15,172.

Earnings Per Unit. Net income (loss) per unit is computed by dividing net income (loss) by the weighted-average number of units outstanding during the period.

Allocation of Overhead Expenses. The Partnership does not pay a fee to the General Partner for the day-to-day management of the Partnership. Certain expenses incurred by the General Partner and its affiliates, including Lexington, such as corporate-level interest, amortization of deferred loan costs, payroll and general and administrative expenses are allocated to the Partnership and reimbursed to the General Partner in accordance with the Partnership agreement. The allocation is based upon gross rental revenues.

Distributions; Allocations of Income and Loss. As provided in the Partnership's partnership agreement, distributions and income and loss for financial reporting purposes are allocated to the partners based on their ownership of units. Special allocation rules included in the partnership agreement affect the allocation of taxable income and loss. The Partnership paid or accrued gross distributions of $7,457 ($0.61 per weighted-average unit) and $4,317 ($0.72 per weighted-average unit) to its partners during the nine months ended September 30, 2013 and 2012, respectively. Certain units owned indirectly by Lexington are entitled to distributions of $2.0125 to $3.25 per unit.

Recently Issued Accounting Guidance. In February 2013, the FASB issued Accounting Standards Update 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date, (“ASU 2013-04”), requiring recognition of such obligations as the sum of (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. The Partnership early adopted this new guidance retrospectively (see note 5).

(2)	Discontinued Operations and Real Estate Impairment

During the nine months ended September 30, 2013, the Partnership conveyed its interest in an office property in Farmington Hills, Michigan along with the respective escrow deposits in satisfaction of $17,542 non-recourse secured mortgage loans and recognized a net debt satisfaction charge of $2,689. The disposition resulted in a gain on sales of properties of $3,176. As of September 30, 2013 and 2012, the Partnership had no properties classified as held for sale.

The following presents the operating results for the properties sold for the applicable periods:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total gross revenues	$—	$458	$749	$821
Pre-tax income (loss)	$(2)	$(357)	$125	$(1,764)

The Partnership assesses on a regular basis whether there are any indicators that the carrying value of its real estate assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset's carrying value is in excess of its estimated fair value. No impairment charges relating to real estate assets were recognized during the nine months ended September 30, 2013 and 2012.

F-36

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(3)	Loan Receivable

As of September 30, 2013 and December 31, 2012, the Partnership's loan receivable is a first mortgage loan on real estate.

The following is a summary of the Partnership's loan receivable as of September 30, 2013 and December 31, 2012:

	Loan carrying-value(1)
Loan	9/30/2013	12/31/2012	Interest Rate	Maturity Date
Schaumburg, IL(2)	$21,636	$21,942	20.00%	01/2012
	$21,636	$21,942

(1)	Loan carrying value includes accrued interest and is net of origination costs and loan loss reserves, if any.
(2)	Loan was in default. The Partnership has obtained a foreclosure judgment but had not foreclosed as of September 30, 2013. The Partnership did not record interest income of $2,939 and $2,647 during the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. The Partnership believes the office property collateral has an estimated fair value in excess of the Partnership's investment. Subsequent to September 30, 2013, the Partnership foreclosed and acquired the office property collateral (see note 11).

The Partnership has two types of financing receivables: a loan receivable and a capitalized financing lease. The Partnership determined that its financing receivables operate within one portfolio segment as they are within the same industry and use the same impairment methodology. The Partnership's loan receivable is secured by a commercial real estate asset and the capitalized financing lease is for a commercial office property located in Greenville, South Carolina. In addition, the Partnership assesses all financing receivables for impairment, when warranted, based on an individual analysis of each receivable.

The Partnership's financing receivables operate within one class of financing receivables as these assets are collateralized by commercial real estate and similar metrics are used to monitor the risk and performance of these assets. The Partnership uses credit quality indicators to monitor financing receivables such as quality of collateral, the underlying tenant's credit rating and collection experience. As of September 30, 2013, the financing receivables were performing as anticipated and there were no significant delinquent amounts outstanding, other than the Schaumburg, Illinois loan as disclosed above.

(4)	Fair Value Measurements

The table below sets forth the carrying amounts and estimated fair values of the Partnership's financial instruments as of September 30, 2013 and December 31, 2012.

	As of September 30, 2013		As of December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Loans Receivable	$21,636	$21,636	$21,942	$21,942

Liabilities
Debt	$46,686	$46,599	$60,590	$58,865

F-37

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

The Partnership estimates the fair value of its real estate assets by using income and market valuation techniques. The Partnership may estimate fair values using market information such as broker opinions of value, recent sales data for similar assets or discounted cash flow models, which primarily rely on Level 3 inputs. The cash flow models include estimated cash inflows and outflows over a specified holding period. These cash flows may include contractual rental revenues, projected future rental revenues and expenses and forecasted tenant improvements and lease commissions based upon market conditions determined through discussion with local real estate professionals, experience the Partnership has with its other owned properties in such markets and expectations for growth. Capitalization rates and discount rates utilized in these models are estimated by management based upon rates that management believes to be within a reasonable range of current market rates for the respective properties based upon an analysis of factors such as property and tenant quality, geographical location and local supply and demand observations. To the extent the Partnership under estimates forecasted cash outflows (tenant improvements, lease commissions and operating costs) or over estimates forecasted cash inflows (rental revenue rates), the estimated fair value of its real estate assets could be overstated.

The Partnership estimates the fair values of its loans receivable by using an estimated discounted cash flow analysis using Level 3 inputs consisting of scheduled cash flows and discount rate estimates to approximate those that a willing buyer and seller might use and/or the estimated value of the underlying collateral. The fair value of the Partnership's debt is estimated by using a discounted cash flow analysis using Level 3 inputs, based upon estimates of market interest rates.

Fair values cannot be determined with precision, may not be substantiated by comparison to quoted prices in active markets and may not be realized upon sale. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks and estimates of future cash flows, could significantly affect the fair value measurement amounts.

Cash Equivalents, Restricted Cash, Accounts Receivable and Accounts Payable. The Partnership estimates that the fair value of cash equivalents, restricted cash, accounts receivable and accounts payable approximates carrying value due to the relatively short maturity of the instruments.

(5)	Debt

The Partnership had outstanding non-recourse secured mortgages and notes payable of $31,350 and $48,989 as of September 30, 2013 and December 31, 2012, respectively. Interest rates, including imputed rates on mortgages and notes payable, ranged from 4.7% to 5.9% at September 30, 2013 and 4.7% to 7.4% at December 31, 2012 and the mortgages and notes payables mature between 2013 and 2020 as of September 30, 2013. The weighted-average interest rate at September 30, 2013 and December 31, 2012 was approximately 5.2% and 6.0%, respectively.

During the nine months ended September 30, 2012, in connection with the satisfaction of mortgage notes other than those disclosed elsewhere in these financial statements, the Partnership incurred debt satisfaction charges, net of $15.

On February 12, 2013, the Partnership, as co-borrower with Lexington, refinanced the January 2012 $300,000 secured revolving credit facility with a $300,000 unsecured revolving credit facility with KeyBank National Association (“KeyBank”), as agent. The unsecured revolving credit facility matures in February 2017 but can be extended until February 2018 at the Lexington’s option. In addition, the availability under the unsecured revolving credit facility was increased from $300,000 to $400,000. At September 30, 2013, Lexington had $67,000 outstanding under the unsecured revolving credit facility, outstanding letters of credit of $7,644 and availability of $325,356, subject to covenant compliance.

In connection with the refinancing discussed above, the Partnership, as co-borrower with Lexington, procured a five-year $250,000 unsecured term loan facility from KeyBank, as agent. The unsecured term loan matures in February 2018 and requires regular payments of interest only. As of September 30, 2013, Lexington had $64,000 outstanding on the unsecured term loan.

F-38

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

The Partnership is a co-borrower on a $255,000 term loan issued to Lexington in 2012 from Wells Fargo Bank, National Association (“Wells Fargo”), as agent. The term loan matures in January 2019. The term loan required regular payments of interest only. The term loan was initially secured by ownership interest pledges by certain subsidiaries that collectively owned a borrowing base of properties. In February 2013, the term loan was amended to release the collateral as security. As of September 30, 2013, Lexington had $255,000 outstanding under the term loan.

The unsecured revolving credit facility and the unsecured term loans are subject to financial covenants, which Lexington was in compliance with at June 30, 2013.

In accordance with the guidance of ASU 2013-04, the Partnership recognizes a proportion of the outstanding amounts of the above mentioned term loans and revolving credit facility as it is a co-borrower with Lexington, as co-borrower debt in the accompanying balances sheets. In accordance with the Partnership’s partnership agreement, the Partnership is allocated a portion of these debts based on gross rental revenues, which represents its agreed to obligation. Changes in co-borrower debt are recognized in partners’ capital in the accompanying condensed consolidated statements of changes in partners’ capital. The Partnership is also allocated interest expense by Lexington, in accordance with the Partnership agreement relating to these lending facilities of $350 and $343 for the nine months ended September 30, 2013 and 2012, respectively.

(6)	Concentration of Risk

The Partnership seeks to reduce its operating and leasing risks through the geographic diversification of its properties, tenant industry diversification, avoidance of dependency on a single asset and the creditworthiness of its tenants. For the nine months ended September 30, 2013 and 2012, the following tenants represented greater than 10% of rental revenues:

	Nine months ended September 31,
	2013	2012
Asics America Corporation	21.9%	21.6%
Clearwater Paper Corporation	19.4%	19.1%
Elsevier STM Inc.	25.6%	25.2%
Owens Corning Insulating Systems LLC	—%	10.5%

Cash and cash equivalent balances at certain institutions may exceed insurable amounts. The Partnership believes it mitigates this risk by investing in or through major financial institutions.

(7)	Related Party Transactions

The Partnership had the following related party transactions in addition to related party transactions discussed elsewhere in this report.

The Partnership had outstanding net advances owed to Lexington of $249 and $21,667 as of September 30, 2013 and December 31, 2012, respectively. The advances are payable on demand and the Partnership was allocated a portion of interest charged on Lexington's revolving credit facility and term loans. Lexington earned distributions of $6,843 and $3,755 for the nine months ended September 30, 2013 and 2012, respectively. During August 2013 and October 2012, the Partnership issued 1,789,650 and 5,763,065 units, respectively, to Lexington to satisfy outstanding distributions and advances.

Lexington, on behalf of the General Partner, pays for certain general, administrative and other costs on behalf of the Partnership from time to time. These costs are reimbursable by the Partnership. These costs were approximately $781 and $874 for the nine months ended September 30, 2013 and 2013, respectively.

A Lexington affiliate provides property management services for certain Partnership properties. The Partnership recognized property operating expenses of $63 and $77 for the nine months ended September 30, 2013 and 2012, respectively, for aggregate fees and reimbursements charged by the affiliate.

F-39

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(8)	Commitments and Contingencies

In addition to the commitments and contingencies disclosed elsewhere and previously disclosed, the Partnership has the following commitments and contingencies.

From time to time, the Partnership is directly and indirectly involved in legal proceedings arising in the ordinary course of business. The Partnership believes, based on currently available information, and after consultation with legal counsel, that although the outcomes of those normal course proceedings are uncertain, the results of such proceedings, in the aggregate, will not have a material adverse effect on the Partnership's business, financial condition and results of operations.

On December 31, 2006, the Partnership, Lexington and, Lexington's other operating partnership, Lepercq Corporate Income Fund L.P. (“LCIF”), entered into a funding agreement. All references to "Operating Partnerships" in this paragraph refer to the Partnership and LCIF. Pursuant to the funding agreement, the parties agreed, jointly and severally, that, if any of the Operating Partnerships does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (1) a specified distribution set forth in its partnership agreement or (2) the cash dividend payable with respect to a whole or fractional Lexington common share into which such partnership's common units would be converted if they were redeemed for Lexington common shares in accordance with its partnership agreement, Lexington and the other Operating Partnerships, each a “funding partnership,” will fund their pro rata share of the shortfall. The pro rata share of each funding partnership and Lexington, respectively, will be determined based on the number of units in each funding partnership and, for Lexington, by the amount by which its total outstanding common shares exceeds the number of units in each funding partnership not owned by Lexington, with appropriate adjustments being made if units are not redeemable on a one-for-one basis. Payments under the agreement will be made in the form of loans to the partnership experiencing a shortfall and will bear interest at prevailing rates as determined by Lexington in its discretion but no less than the applicable federal rate. The Partnership's right to receive these loans will expire if Lexington contributes to the Partnership all of its economic interests in the other Operating Partnerships and all of its other subsidiaries that are partnerships, joint ventures or limited liability companies. However, thereafter the Partnership will remain obligated to continue to make these loans until there are no remaining units outstanding in the other Operating Partnerships and all loans have been repaid. No amounts have been advanced under this agreement.

In June 2013, the Partnership guaranteed $250,000 aggregate principal amount of 4.25% Senior Notes due 2023 (“Senior Notes”) issued by Lexington at an issuance price of 99.026% of the principal amount. The Senior Notes are unsecured, pay interest semi-annually in arrears and mature in June 2023. Lexington may redeem the notes at its option at any time prior to maturity in whole or in part by paying the principal amount of the notes being redeemed plus a premium.

During 2010, the Partnership guaranteed $115,000 aggregate principal amount of 6.00% Convertible Guaranteed Notes due 2030 issued by Lexington. The notes pay interest semi-annually in arrears and mature in January 2030. The holders of the notes may require Lexington to repurchase their notes in January 2017, January 2020 and January 2025 for cash equal to 100% of the notes to be repurchased, plus any accrued and unpaid interest. The notes are convertible by the holders under certain circumstances for cash, Lexington common shares or a combination of cash and common shares at Lexington's election. As of September 30, 2013, $28,991 original principal amount of 6.00% Convertible Guaranteed Notes due 2030 were outstanding.

(9)	Supplemental Disclosure of Statement of Cash Flow Information

In addition to disclosures discussed elsewhere, during the nine months ended September 30, 2013 and 2012, the Partnership paid $2,251 and $3,468, respectively, for interest and $28 and $24, respectively, for income taxes.

F-40

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited and dollars in thousands, except unit and per unit data)

(10)	Unaudited Quarterly Financial Data

	3/31/2013	6/30/2013	9/30/2013
Total gross revenues (1)	$3,508	$3,489	$3,509
Net income	$928	$1,606	$1,531
Net income per unit	$0.08	$0.14	$0.12

(1)	All periods have been adjusted to reflect the impact of properties in discontinued operations in the Condensed Consolidated Statements of Operations.

The sum of the quarterly per unit amounts may not equal the full nine month amounts primarily because the computations of the weighted-average number of units of the Partnership outstanding for each quarter and the nine months are made independently.

(11)	Subsequent Events

Subsequent to September 30, 2013 and in addition to disclosures elsewhere in the financial statements, the Partnership:

•	completed a foreclosure and acquired the office building in Schaumburg, Illinois. The Partnership is obligated to fund an outstanding tenant improvement allowance of approximately $9,000;

•	received $13,752 from Lexington in exchange for 1,252,437 units; and

•	redeemed 567,961 units held by Lexington at the original net issuance price of $13,752 in the aggregate.

F-41

Report of Independent Registered Public Accounting Firm

The Partners

Lepercq Corporate Income Fund II L.P.:

We have audited the accompanying consolidated balance sheets of Lepercq Corporate Income Fund II L.P. and subsidiaries (the “Partnership”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2012. In connection with our audits of the consolidated financial statements, we have also audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lepercq Corporate Income Fund II L.P. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

(signed) KPMG LLP

New York, New York
November 12, 2013

F-42

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($000, except unit data)

As of December 31,

	2012	2011
Assets:
Real estate, at cost	$141,975	$150,893
Real estate - intangible assets	12,962	13,347
	154,937	164,240
Less: accumulated depreciation and amortization	36,737	34,722
Real estate, net	118,200	129,518
Cash and cash equivalents	1,566	12,267
Restricted cash	5,256	8,906
Deferred expenses (net of accumulated amortization of $1,184 in 2012 and $1,305 in 2011)	1,724	932
Loan receivable, net	21,942	21,515
Rent receivable - current	286	—
Rent receivable - deferred	4,087	2,745
Other assets	11,171	10,720
Total assets	$164,232	$186,603

Liabilities and Partners' Capital:
Liabilities:
Mortgages and notes payable	$48,989	$87,300
Co-borrower debt	11,601	3,438
Related party advances, net	21,667	58,388
Accounts payable and other liabilities	1,309	1,264
Accrued interest payable	218	299
Distributions payable	2,396	1,393
Prepaid rent	403	662
Total liabilities	86,583	152,744

Commitments and contingencies
Partners' capital	77,649	33,859
Total liabilities and partners' capital	$164,232	$186,603

The accompanying notes are an integral part of these consolidated financial statements.

F-43

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($000, except unit and per unit data)

Years ended December 31,

	2012	2011	2010
Gross revenues:
Rental	$13,609	$11,047	$7,556
Tenant reimbursements	637	345	329
Total gross revenues	14,246	11,392	7,885
Expense applicable to revenues:
Depreciation and amortization	(5,594)	(4,752)	(3,731)
Property operating	(852)	(654)	(526)
General and administrative	(1,189)	(1,115)	(732)
Non-operating income	1,820	6,273	6,927
Interest and amortization expense	(3,286)	(2,970)	(3,259)
Debt satisfaction charges, net	(13)	—	—
Income before provision for income taxes and discontinued operations	5,132	8,174	6,564
Provision for income taxes	(26)	(25)	(25)
Income from continuing operations	5,106	8,149	6,539
Discontinued operations:
Income (loss) from discontinued operations	(1,789)	2,990	1,393
Provision for income taxes	—	(36)	—
Debt satisfaction charges, net	(1,411)	—	—
Gains on sales of properties	1,089	—	—
Impairment charges	—	(9,848)	—
Total discontinued operations	(2,111)	(6,894)	1,393
Net income	$2,995	$1,255	$7,932
Income (loss) per unit:
Income from continuing operations	$0.68	$1.35	$1.09
Income (loss) from discontinued operations	(0.28)	(1.14)	0.23
Net income	$0.40	$0.21	$1.32

Weighted-average units outstanding	7,464,269	6,023,503	6,023,503

The accompanying notes are an integral part of these consolidated financial statements.

F-44

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

($000 except unit amounts)

Year ended December 31,

	Units	Partners' Capital
Balance December 31, 2009	6,023,503	$30,435
Changes in co-borrower debt	—	5,898
Distributions	—	(5,076)
Net Income	—	7,932
Balance December 31, 2010	6,023,503	39,189
Changes in co-borrower debt	—	(1,244)
Distributions	—	(5,341)
Net Income	—	1,255
Balance December 31, 2011	6,023,503	33,859
Issuance of units	5,763,065	55,671
Changes in co-borrower debt	—	(8,163)
Distributions	—	(6,713)
Net Income	—	2,995
Balance December 31, 2012	11,786,568	$77,649

The accompanying notes are an integral part of the consolidated financial statements.

F-45

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

($000)

Years ended December 31,

	2012	2011	2010
Cash flows from operating activities:
Net income	$2,995	$1,255	$7,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,547	6,902	5,411
Gains on sales of properties	(1,089)	—	—
Debt satisfaction (gains) charges, net	1,418	—	—
Impairment charges	—	9,848	—
Straight-line rents	(1,342)	(371)	(226)
Other non-cash income, net	(985)	(4,452)	(1,818)
Increase in accounts payable and other liabilities	268	267	504
Change in rent receivable and prepaid rent, net	(545)	(340)	6,936
Increase (decrease) in accrued interest payable	(81)	189	(13)
Other adjustments, net	107	395	(1,258)
Net cash provided by operating activities:	7,293	13,693	17,468
Cash flows from investing activities:
Investment in real estate under construction	—	(39,015)	(11,286)
Capital expenditures	(363)	(14)	—
Principal payments received on loans receivable	—	18,201	6,412
Investment in loans receivable	—	(2,190)	(40,632)
Increase in deferred leasing costs	(1,085)	(75)	(32)
Change in escrow deposits and restricted cash	3,650	(1,222)	(6,977)
Real estate deposits	—	1,205	(1,205)
Net cash provided by (used in) investing activities	2,202	(23,110)	(53,720)
Cash flows from financing activities:
Distributions to partners	(739)	(653)	(571)
Principal amortization payments	(935)	(1,217)	(1,244)
Principal payments on debt, excluding normal amortization	(32,471)	—	(5,512)
Increase in deferred financing costs	(31)	(265)	(209)
Proceeds of mortgages and notes payable	—	15,000	9,000
Related party advances (payments), net	13,980	(2,540)	40,391
Net cash provided by (used in) financing activities	(20,196)	10,325	41,855
Change in cash and cash equivalents	(10,701)	908	5,603
Cash and cash equivalents, at beginning of year	12,267	11,359	5,756
Cash and cash equivalents, at end of year	$1,566	$12,267	$11,359

The accompanying notes are an integral part of these consolidated financial statements.

F-46

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(1)	The Partnership

Lepercq Corporate Income Fund II L.P. (together with its consolidated subsidiaries, except when the context only applies to the parent entity, the “Partnership”) was organized in 1987 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The Partnership's sole general partner, Lex GP-1 Trust (the “General Partner”), is a wholly-owned subsidiary of Lexington Realty Trust (“Lexington”). The Partnership serves as an operating partnership subsidiary for Lexington. As of December 31, 2012 and 2011, Lexington, through Lex LP-1 Trust, a wholly-owned subsidiary, and the General Partner, owned 89.5% and 79.2%, respectively, of the outstanding units of the Partnership.

The Partnership invests in and acquires, owns, finances and manages a geographically diversified portfolio of predominately single-tenant office, industrial and retail properties. As of December 31, 2012, the Partnership had equity ownership interests in 10 consolidated properties located in eight states. As of December 31, 2011, the Partnership had equity ownership interests in 11 properties located in nine states. A majority of the real properties in which the Partnership had an interest are generally subject to net leases or similar leases where the tenant pays all or substantially all of the cost, including cost increases, for real estate taxes, insurance, utilities and ordinary maintenance of the property. However, certain leases provide that the landlord is responsible for certain operating expenses. In addition, the Partnership acquires, originates and holds loan assets related to single-tenant real estate.

(2)	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation. The Partnership's consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements reflect the accounts of the Partnership and its consolidated subsidiaries. The Partnership consolidates its wholly-owned subsidiaries, partnerships and joint ventures which it controls (i) through voting rights or similar rights or (ii) by means other than voting rights if the Partnership is the primary beneficiary of a variable interest entity (“VIE”). Entities which the Partnership does not control and entities which are VIEs in which the Partnership is not the primary beneficiary are accounted for under appropriate GAAP.

If an investment is determined to be a VIE, the Partnership performs an analysis to determine if the Partnership is the primary beneficiary of the VIE. GAAP requires a VIE to be consolidated by its primary beneficiary. The primary beneficiary is the party that has a controlling financial interest in an entity. In order for a party to have a controlling financial interest in an entity, it must have (1) the power to direct the activities of a VIE that most significantly impact the entity's economic performance and (2) the obligation to absorb losses or the right to receive benefits of an entity that could potentially be significant to the VIE.

Consolidated Variable Interest Entity. The Partnership's consolidated VIE was determined to be a VIE primarily because the entity's equity holders' obligation to absorb losses is protected. The Partnership determined that it was the primary beneficiary of the VIE because it has a controlling financial interest in the entity.

The Partnership's wholly-owned entity which owns an office building in Greenville, South Carolina is a VIE and is consolidated by the Partnership. The tenant has an option to purchase the property on December 31, 2014 at fair market value, but not for less than $10,710 and not for greater than $11,550. If the tenant does not exercise the purchase option, the Partnership has the right to require the tenant to purchase the property for $10,710.

Earnings Per Unit. Net income (loss) per unit is computed by dividing net income (loss) by the weighted-average number of units outstanding during the period.

Unit Redemptions. The Partnership's limited partnership units that are issued and outstanding, other than those held by Lexington, are currently redeemable at certain times, only at the option of the holders, for Lexington shares of beneficial interests, par value $0.0001 per share, classified as common stock (“common shares”), on a one to approximately 1.13 basis, subject to future adjustments. These units are not otherwise mandatory redeemable by the Partnership. As of December 31, 2012, Lexington's common shares had a closing price of $10.45 per share. Assuming all outstanding limited partner units not held by Lexington were redeemed on such date the estimated fair value of the units was $14,596.

F-47

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Allocation of Overhead Expenses. The Partnership does not pay a fee to the General Partner for the day-to-day management of the Partnership. Certain expenses incurred by the General Partner and its affiliates, including Lexington, such as corporate-level interest, amortization of deferred loan costs, payroll and general and administrative expenses are allocated to the Partnership and reimbursed to the General Partner in accordance with the Partnership agreement. The allocation is based upon gross rental revenues.

Distributions; Allocations of Income and Loss. As provided in the Partnership's partnership agreement, distributions and income and loss for financial reporting purposes are allocated to the partners based on their ownership of units. Special allocation rules included in the partnership agreements affect the allocation of taxable income and loss. The Partnership paid or accrued gross distributions of $6,713 ($0.90 per weighted-average unit); $5,341 ($0.89 per weighted-average unit) and $5,076 ($0.84 per weighted-average unit) to its partners during the years ended December 31, 2012, 2011 and 2010, respectively. Certain units owned indirectly by Lexington are entitled to distributions of $2.0125 to $3.25 per unit.

Use of Estimates. The Partnership has made a number of significant estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these consolidated financial statements in conformity with GAAP. These estimates and assumptions are based on management's best estimates and judgment. The Partnership evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. The Partnership adjusts such estimates when facts and circumstances dictate. The most significant estimates made include the recoverability of accounts receivable, allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed, the determination of VIEs and which entities should be consolidated, the determination of impairment of long-lived assets and loans receivable and the useful lives of long-lived assets. Actual results could differ materially from those estimates.

Fair Value Measurements. The Partnership follows the guidance in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures ("Topic 820"), to determine the fair value of financial and non-financial instruments. Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 - observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 - unobservable inputs, which are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Partnership utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considering counterparty credit risk.

Revenue Recognition. The Partnership recognizes lease revenue on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight-line rent if the renewals are not reasonably assured. If the Partnership funds tenant improvements and the improvements are deemed to be owned by the Partnership, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. If the Partnership determines that the tenant allowances are lease incentives, the Partnership commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin. The lease incentive is recorded as a deferred expense and amortized as a reduction of revenue on a straight-line basis over the respective lease term. The Partnership recognizes lease termination fees as rental revenue in the period received and writes off unamortized lease-related intangible and other lease-related account balances, provided there are no further Partnership obligations under the lease. Otherwise, such fees and balances are recognized on a straight-line basis over the remaining obligation period with the termination payments being recorded as a component of rent receivable-deferred or deferred revenue on the Consolidated Balance Sheets.

Gains on sales of real estate are recognized based upon the specific timing of the sale as measured against various criteria related to the terms of the transactions and any continuing involvement associated with the properties. If the sales criteria are not met, the gain is deferred and the finance, installment or cost recovery method, as appropriate, is applied until the sales criteria are met. To the extent the Partnership sells a property and retains a partial ownership interest in the property, the Partnership recognizes gain to the extent of the third-party ownership interest.

F-48

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Accounts Receivable. The Partnership continuously monitors collections from tenants and makes a provision for estimated losses based upon historical experience and any specific tenant collection issues that the Partnership has identified. As of December 31, 2012 and 2011, the Partnership's allowance for doubtful accounts was not significant.

Purchase Accounting and Acquisition of Real Estate. The fair value of the real estate acquired, which includes the impact of fair value adjustments for assumed mortgage debt related to property acquisitions, is allocated to the acquired tangible assets, consisting of land, building and improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. Acquisition costs are expensed as incurred and are included in property operating expense in the accompanying Consolidated Statement of Operations. Also, noncontrolling interests acquired are recorded at estimated fair market value.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements and fixtures and equipment) is determined by valuing the property as if it were vacant. The “as-if-vacant” value is then allocated to land and building and improvements based on management's determination of relative fair values of these assets. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The Partnership also estimates costs to execute similar leases including leasing commissions.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market lease values are recorded based on the difference between the current in-place lease rent and the Partnership's estimate of current market rents. Below-market lease intangibles are recorded as part of deferred revenue and amortized into rental revenue over the non-cancelable periods and bargain renewal periods of the respective leases. Above-market leases are recorded as part of intangible assets and amortized as a direct charge against rental revenue over the non-cancelable portion of the respective leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationship values, is measured by the excess of (1) the purchase price paid for a property over (2) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationship values based on management's evaluation of the specific characteristics of each tenant's lease. The value of in-place leases is amortized to expense over the remaining non-cancelable periods and any bargain renewal periods of the respective leases. The value of tenant relationships are amortized to expense over the applicable lease term plus expected renewal periods.

Depreciation is determined by the straight-line method over the remaining estimated economic useful lives of the properties. The Partnership generally depreciates its real estate assets over periods ranging up to 40 years.

Impairment of Real Estate. The Partnership evaluates the carrying value of all tangible and intangible real estate assets held for investment for possible impairment when an event or change in circumstance has occurred that indicates its carrying value may not be recoverable. The evaluation includes estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. If such cash flows are less than the asset's carrying value, an impairment charge is recognized to the extent by which the asset's carrying value exceeds the estimated fair value, which may be below the balance of any non-recourse financing. Estimating future cash flows and fair values is highly subjective and such estimates could differ materially from actual results.

Loans Receivable. Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, loan purchase discounts, and net of an allowance for loan losses when such loan is deemed to be impaired. Loan origination costs and fees and loan purchase discounts are amortized over the term of the loan. The Partnership considers a loan impaired when, based upon current information and events, it is probable that it will be unable to collect all amounts due for both principal and interest according to the contractual terms of the loan agreement. Significant judgments are required in determining whether impairment has occurred. The Partnership performs an impairment analysis by comparing (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable current market price or (iii) the fair value of the underlying collateral to the net carrying value of the loan, which may result in an allowance and corresponding loan loss charge. Interest income is recorded on a cash basis for impaired loans.

F-49

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Acquisition, Development and Construction Arrangements. The Partnership evaluates loans receivable where the Partnership participates in residual profits through loan provisions or other contracts to ascertain whether the Partnership has the same risks and rewards as an owner or a joint venture partner. Where the Partnership concludes that such arrangements are more appropriately treated as an investment in real estate, the Partnership reflects such loan receivable as an equity investment in real estate under construction in the Consolidated Balance Sheets. In these cases, no interest income is recorded on the loan receivable and the Partnership records capitalized interest during the construction period. In arrangements where the Partnership engages a developer to construct a property or provide funds to a tenant to develop a property, the Partnership will capitalize the funds provided to the developer/tenant and internal costs of interest and real estate taxes, if applicable, during the construction period.

Properties Held For Sale. Assets and liabilities of properties that meet various held for sale criteria, including whether it is probable that a sale will occur within 12 months, are presented separately in the Consolidated Balance Sheets, with assets and liabilities being separately stated. The operating results of these properties are reflected as discontinued operations in the Consolidated Statements of Operations. Properties classified as held for sale are carried at the lower of net carrying value or estimated fair value less costs to sell and depreciation and amortization are no longer recognized. Properties that do not meet the held for sale criteria are accounted for as operating properties.

Deferred Expenses. Deferred expenses consist primarily of debt and leasing costs. Debt costs are amortized using the straight-line method, which approximates the interest method, over the terms of the debt instruments and leasing costs are amortized over the term of the related lease.

Income Taxes. Because the Partnership is a limited partnership, taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the Consolidated Financial Statements of the Partnership. However, the Partnership is required to pay certain state and local entity level taxes which are expensed as incurred. The Partnership does not have any unrecognized tax benefits or any additional tax liabilities as of December 31, 2012 and 2011.

Cash and Cash Equivalents. The Partnership considers all highly liquid instruments with original maturities of three months or less from the date of purchase to be cash equivalents.

Restricted Cash. Restricted cash is comprised primarily of cash balances held in escrow with lenders.

F-50

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Environmental Matters. Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines, penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Although most of the tenants of properties in which the Partnership has an interest are primarily responsible for any environmental damage and claims related to the leased premises, in the event of the bankruptcy or inability of the tenant of such premises to satisfy any obligations with respect to such environmental liability, or if the tenant is not responsible, the Partnership's property owner subsidiary may be required to satisfy any such obligations, should they exist. In addition, the property owner subsidiary, as the owner of such a property, may be held directly liable for any such damages or claims irrespective of the provisions of any lease. As of December 31, 2012, the Partnership was not aware of any environmental matter relating to any of its investments that would have a material impact on the consolidated financial statements.

Segment Reporting. The Partnership operates generally in one industry segment, single-tenant real estate assets.

Recently Issued Accounting Guidance. In February 2013, the FASB issued Accounting Standards Update 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date, (“ASU 2013-04”), requiring recognition of such obligations as the sum of (a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and (b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. The Partnership early adopted this new guidance retrospectively (see note 7).

(3)	Investments in Real Estate

The Partnership's real estate, net, consists of the following at December 31, 2012 and 2011:

	2012	2011
Real estate, at cost:
Buildings and building improvements	$125,800	$133,115
Land, land estates and land improvements	16,175	17,778
Real estate intangibles:
In-place lease values	9,497	9,816
Tenant relationships	2,644	2,710
Above-market leases	821	821
	154,937	164,240
Accumulated depreciation and amortization(1)	(36,737)	(34,722)
Real estate, net	$118,200	$129,518

(1)	Includes accumulated amortization of real estate intangible assets of $5,024 and $4,444 in 2012 and 2011, respectively. The estimated amortization of the above real estate intangible assets for the next five years is $614 in 2013, 2014 and 2015, $556 in 2016 and $540 in 2017.

The Partnership, through property owner subsidiaries, completed the following build-to-suit transactions during 2011:

							Real Estate Intangibles
Property Type	Location	Acquisition Date	Initial Cost Basis	Lease Expiration	Land	Building and Improvements	Lease in-place Value	Tenant Relationships Value
Industrial	Byhalia, MS	May 2011	$27,492	03/2026	$1,005	$21,483	$4,097	$907
Industrial	Shelby, NC	June 2011	$23,470	05/2031	$1,421	$18,917	$2,712	$420
			$50,962		$2,426	$40,400	$6,809	$1,327

Weighted-average life of intangible assets (years)							16.9	16.5

The Partnership did not make any acquisitions in 2012.

F-51

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(4)	Sales of Real Estate and Discontinued Operations

During 2012, the Partnership conveyed its interests in a vacant office property in Clive, Iowa along with its escrow deposit in satisfaction of a $5,290 non-recourse secured mortgage loan. The Partnership recognized a debt satisfaction charge of $1,411 and a $1,089 gain on sale of property relating to the transaction. These amounts are included in discontinued operations. The Partnership did not dispose of any interests in properties in 2011 and 2010.

At December 31, 2012 and 2011, the Partnership had no properties classified as held for sale. Subsequent to December 31, 2012, the Partnership conveyed its interest in an office property in Farmington Hills, Michigan along with its escrow deposit in satisfaction of a $17,542 non-recourse mortgage loan. The results of operations of the Farmington Hills, Michigan property are included in discontinued operations in the Consolidated Statement of Operations.

The following presents the operating results for the disposed properties discussed above during the years ended December 31, 2012, 2011 and 2010:

	Year Ending December 31,
	2012	2011	2010
Total gross revenues	$1,063	$6,961	$4,982
Pre-tax net income (loss), including gains on sales	$(2,111)	$(6,858)	$1,393

The Partnership assesses on a regular basis whether there are any indicators that the carrying value of real estate assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset's carrying value is in excess of its estimated fair value.

During 2011, the Partnership recognized a $9,848 impairment charge in discontinued operations, relating to a real estate asset that was ultimately disposed of below its carrying value.

(5)	Loan Receivable

As of December 31, 2012 and 2011, the Partnership’s loan receivable is a first mortgage loan on real estate.

The following is a summary of the Partnership's loan receivable as of December 31, 2012 and 2011:

	Loan carrying-value(1)
Loan	12/31/2012	12/31/2011	Interest Rate	Maturity Date
Schaumburg, IL(2)	$21,942	$21,515	20.00%	01/2012
	$21,942	$21,515

(1)	Loan carrying value includes accrued interest and is net of origination costs and loan loss reserves, if any.
(2)	Loan was in default. The Partnership did not record interest of $2,647 in 2012 representing the interest earned since April 1, 2012. The Partnership believes the office property collateral has an estimated fair value in excess of the Partnership's investment and the Partnership initiated foreclosure proceedings. Subsequent to December 31, 2012, the Partnership foreclosed and acquired the office property (see note 14).

The Partnership has two types of financing receivables: a loan receivable and a capitalized financing lease. The Partnership determined that its financing receivables operate within one portfolio segment as they are both within the same industry and use the same impairment methodology. The Partnership's loan receivable is secured by a commercial real estate asset and the capitalized financing lease is for a commercial office property located in Greenville, South Carolina. In addition, the Partnership assesses all financing receivables for impairment, when warranted, based on an individual analysis of each receivable.

F-52

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

The Partnership's financing receivables operate within one class of financing receivables as these assets are collateralized by commercial real estate and similar metrics are used to monitor the risk and performance of these assets. The Partnership uses credit quality indicators to monitor financing receivables such as quality of collateral, the underlying tenant's credit rating and collection experience. As of December 31, 2012, the financing receivables were performing as anticipated, other than the Schaumburg, Illinois loan, and there were no other significant delinquent amounts outstanding.

F-53

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(6)	Fair Value Measurements

The following tables present the Partnership's assets and liabilities from continuing operations measured at fair value on a non-recurring basis during the year ended December 31, 2011, aggregated by the level in the fair value hierarchy within which those measurements fall:

		Fair Value Measurements Using
Description	2011	(Level 1)	(Level 2)	(Level 3)
Impaired real estate assets*	$10,500	$—	$—	$10,500

*Represents a non-recurring fair value measurement.

The table below sets forth the carrying amounts and estimated fair values of the Partnership's financial instruments as of December 31, 2012 and 2011:

	As of December 31, 2012		As of December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Loans Receivable (Level 3)	$21,942	$21,942	$21,515	$21,515

Liabilities
Debt (Level 3)	$60,590	$58,865	$90,738	$86,791

The Partnership estimates the fair value of its real estate assets by using income and market valuation techniques. The Partnership may estimate fair values using market information such as broker opinions of value, recent sales data for similar assets or discounted cash flow models, which primarily rely on Level 3 inputs. The cash flow models include estimated cash inflows and outflows over a specified holding period. These cash flows may include contractual rental revenues, projected future rental revenues and expenses and forecasted tenant improvements and lease commissions based upon market conditions determined through discussion with local real estate professionals, experience the Partnership has with its other owned properties in such markets and expectations for growth. Capitalization rates and discount rates utilized in these models are estimated by management based upon rates that management believes to be within a reasonable range of current market rates for the respective properties based upon an analysis of factors such as property and tenant quality, geographical location and local supply and demand observations. To the extent the Partnership under estimates forecasted cash outflows (tenant improvements, lease commissions and operating costs) or over estimates forecasted cash inflows (rental revenue rates), the estimated fair value of its real estate assets could be overstated.

The Partnership estimates the fair value of its loan receivable by using an estimated discounted cash flow analysis consisting of scheduled cash flows and discount rate estimates to approximate those that a willing buyer and seller might use and/or the estimated value of the underlying collateral. The fair value of the Partnership's debt is estimated by using a discounted cash flow analysis, based upon estimates of market interest rates.

Fair values cannot be determined with precision, may not be substantiated by comparison to quoted prices in active markets and may not be realized upon sale. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including discount rates, liquidity risks and estimates of future cash flows, could significantly affect the fair value measurement amounts.

Cash Equivalents, Restricted Cash, Accounts Receivable and Accounts Payable. The Partnership estimates that the fair value of cash equivalents, restricted cash, accounts receivable and accounts payable approximates carrying value due to the relatively short maturity of the instruments.

F-54

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(7)	Mortgages and Notes Payable

The Partnership had outstanding mortgages and notes payable of $48,989 and $87,300 as of December 31, 2012 and 2011, respectively. Interest rates, including imputed rates, ranged from 4.7% to 7.4% at December 31, 2012 and the mortgages and notes payable mature between 2015 and 2031. Interest rates, including imputed rates, ranged from 4.7% to 6.1% at December 31, 2011. The weighted-average interest rate at December 31, 2012 and 2011 was approximately 6.0% and 5.6%, respectively.

The Partnership is a co-borrower on a term loan issued to Lexington in January 2012 from Wells Fargo Bank, National Association ("Wells Fargo"), as agent. The term loan matures in January 2019. The term loan requires regular payments of interest only. At December 31, 2012, Lexington had $255,000 outstanding under the term loan. The term loan was subject to financial covenants which Lexington was in compliance with at December 31, 2012. The term loan agreement was amended in February 2013 (see note 14).

In addition, the Partnership is a co-borrower under Lexington's revolving credit facility. In January 2012, Lexington refinanced its revolving credit facility with a $300,000 revolving credit facility with KeyBank N.A. (“KeyBank”), as agent. The revolving credit facility was scheduled to mature in January 2015 but could be extended to January 2016, at Lexington's option subject to the satisfaction of certain conditions. As of December 31, 2012, no amounts were outstanding under the revolving credit facility. The revolving credit facility was subject to financial covenants which Lexington was in compliance with at December 31, 2012. The revolving credit facility was refinanced in February 2013 (see note 14).

In accordance with the guidance of ASU 2013-04, the Partnership recognizes a proportion of the outstanding amounts of the above mentioned term loan and revolving credit facility as it is a co-borrower with Lexington, as co-borrower debt in the accompanying balances sheets. In accordance with the Partnership’s partnership agreement, the Partnership is allocated a portion of these debts based on gross rental revenues, which represents its agreed to obligation. Changes in co-borrower debt are recognized in partners’ capital in the accompanying consolidated statements of changes in partners’ capital. The Partnership is also allocated interest expense by Lexington, in accordance with the Partnership agreement relating to these lending facilities of $469, $156 and $239 for the years ended 2012, 2011, and 2010, respectively.

Included in the Consolidated Statements of Operations, the Partnership recognized debt satisfaction charges, net, excluding discontinued operations, of $13 for the year ended December 31, 2012, due to the satisfaction of mortgages and notes payable other than those disclosed elsewhere in these financial statements. In addition, the Partnership capitalized $661 in interest for the year ended 2011.

Mortgages payable and secured loans are generally collateralized by real estate and the related leases. Certain mortgages payable have yield maintenance or defeasance requirements relating to any prepayments. In addition, certain mortgages are cross-collateralized and cross-defaulted.

Scheduled principal and balloon payments for mortgages and notes payable for the next five years and thereafter are as follows:

Year ending December 31,	Total
2013	$198
2014	286
2015	9,321
2016	15,342
2017	368
Thereafter	23,474
$48,989

F-55

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(8)	Leases

Lessor:

Minimum future rental receipts under the non-cancelable portion of tenant leases, assuming no new or re-negotiated leases, for the next five years and thereafter are as follows:

Year ending December 31,	Total
2013	$14,314
2014	14,823
2015	14,664
2016	11,729
2017	9,638
Thereafter	84,404
$149,572

The above minimum lease payments do not include reimbursements to be received from tenants for certain operating expenses and real estate taxes and do not include early termination payments provided for in certain leases.

Certain leases allow for the tenant to terminate the lease if the property is deemed obsolete, as defined, and upon payment of a termination fee to the landlord, as stipulated in the lease. In addition, certain leases provide the tenant with the right to purchase the leased property at fair market value or a stipulated price.

(9)	Concentration of Risk

The Partnership seeks to reduce its operating and leasing risks through the geographic diversification of its properties, tenant industry diversification, avoidance of dependency on a single asset and the creditworthiness of its tenants. For the years ended December 31, 2012, 2011 and 2010, the following tenants represented greater than 10% of rental revenues:

	2012	2011	2010
Asics America Corporation	21.6%	17.5%	—
Bell South Mobility	—	10.1%	14.7%
Clearwater Paper Corporation	19.1%	12.8%	—
Elsevier STM Inc.	25.2%	31.0%	45.4%
Hagemeyer North America Inc.	—	—	11.1%
Owens Corning Insulating Systems LLC	10.5%	—	11.9%
Time Customer Services, Inc.	—	11.6%	16.9%

Cash and cash equivalent balances at certain institutions may exceed insurable amounts. The Partnership believes it mitigates this risk by investing in or through major financial institutions.

(10)	Related Party Transactions

The Partnership had the following related party transactions in addition to related party transactions discussed elsewhere in this report.

The Partnership had outstanding net advances owed to Lexington of $21,667 and $58,388 as of December 31, 2012 and 2011, respectively. The advances are payable on demand and the Partnership was allocated a portion of the interest charged on Lexington's revolving credit facility and term loan. During 2012, the Partnership issued 5,763,065 units to Lexington to satisfy $55,671 of outstanding advances. Lexington earned distributions of $5,941, $4,675 and $4,484 during 2012, 2011 and 2010, respectively.

F-56

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

Lexington, on behalf of the General Partner, pays for certain general administrative and other costs on behalf of the Partnership from time to time. These costs are reimbursable by the Partnership. These costs were approximately $1,149, $1,119 and $690 for 2012, 2011 and 2010, respectively.

A Lexington affiliate provides property management services for certain Partnership properties. The Partnership recognized property operating expenses, including from discontinued operations, of $101, $230 and $168 for the years ended December 31, 2012, 2011 and 2010, respectively, for aggregate fees and reimbursements charged by the affiliate.

(11)	Commitments and Contingencies

In addition to the commitments and contingencies disclosed elsewhere, the Partnership has the following commitments and contingencies.

The Partnership is obligated under certain tenant leases to fund the expansion of the underlying leased properties. The Partnership, under certain circumstances, may guarantee to tenants the completion of base building improvements and the payment of tenant improvement allowances and lease commissions on behalf of its subsidiaries.

From time to time, the Partnership is directly or indirectly involved in legal proceedings arising in the ordinary course of the Partnership's business. The Partnership believes, based on currently available information, and after consultation with legal counsel, that although the outcomes of those normal course proceedings are uncertain, the results of such proceedings, in the aggregate, will not have a material adverse effect on the Partnership's business, financial condition and results of operations.

On December 31, 2006, the Partnership, Lexington and, Lexington's other operating partnership, Lepercq Corporate Income Fund L.P. (“LCIF”), entered into a funding agreement. All references to "Operating Partnerships" in this paragraph refer to the Partnership and LCIF. Pursuant to the funding agreement, the parties agreed, jointly and severally, that, if any of the Operating Partnerships does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (1) a specified distribution set forth in its partnership agreement or (2) the cash dividend payable with respect to a whole or fractional Lexington common share into which such partnership's common units would be converted if they were redeemed for Lexington common shares in accordance with its partnership agreement, Lexington and the other Operating Partnerships, each a “funding partnership,” will fund their pro rata share of the shortfall. The pro rata share of each funding partnership and Lexington, respectively, will be determined based on the number of units in each funding partnership and, for Lexington, by the amount by which its total outstanding common shares exceeds the number of units in each funding partnership not owned by Lexington, with appropriate adjustments being made if units are not redeemable on a one-for-one basis. Payments under the agreement will be made in the form of loans to the partnership experiencing a shortfall and will bear interest at prevailing rates as determined by Lexington in its discretion but no less than the applicable federal rate. The Partnership's right to receive these loans will expire if Lexington contributes to the Partnership all of its economic interests in the other Operating Partnerships and all of its other subsidiaries that are partnerships, joint ventures or limited liability companies. However, thereafter the Partnership will remain obligated to continue to make these loans until there are no remaining units outstanding in the other Operating Partnerships and all loans have been repaid. No amounts have been advanced under this agreement.

During 2010, the Partnership guaranteed $115,000 aggregate principal amount of 6.00% Convertible Guaranteed Notes due 2030 issued by Lexington. The notes pay interest semi-annually in arrears and mature in January 2030. The holders of the notes may require Lexington to repurchase their notes in January 2017, January 2020 and January 2025 for cash equal to 100% of the notes to be repurchased, plus any accrued and unpaid interest. The notes are convertible by the holders under certain circumstances for cash, Lexington common shares or a combination of cash and common shares at Lexington's election. As of December 31, 2012, $83,896 original principal amount of 6.00% Convertible Guaranteed Notes due 2030 were outstanding.

(12)	Supplemental Disclosure of Statement of Cash Flow Information

In addition to disclosures discussed elsewhere, during 2012, 2011 and 2010, the Partnership paid (received) $4,335, $4,570 and $4,443, respectively, for interest and $26, $64 and $(35), respectively, for income taxes.

F-57

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($000, except share/unit data)

(13)	Unaudited Quarterly Financial Data

	2012
	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Total gross revenues(1)	$3,531	$3,548	$3,594	$3,573
Net income	$850	$224	$903	$1,018
Net income per unit	$0.14	$0.04	$0.15	$0.09

	2011
	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Total gross revenues(1)	$1,973	$2,627	$3,383	$3,409
Net income (loss)	$2,388	$(7,303)	$3,106	$3,064
Net income (loss) per unit	$0.40	$(1.21)	$0.52	$0.51

(1)	All periods have been adjusted to reflect the impact of properties in discontinued operations in the Consolidated Statements of Operations.

The sum of the quarterly per units amounts may not equal the full year amounts primarily because the computations of the weighted-average number of units of the Partnership outstanding for each quarter and the full year are made independently.

(14)	Subsequent Events

Subsequent to December 31, 2012 and in addition to disclosures elsewhere in the financial statements:

•	the Partnership conveyed to the lender its property in Farmington Hills, Michigan for full satisfaction of the related $17,542 non-recourse mortgage;

•	Lexington amended its $255,000 secured term loan agreement to release the collateral securing the term loan;

•	Lexington refinanced its January 2012 $300,000 secured revolving credit facility with a $300,000 unsecured revolving credit facility with KeyBank, as agent. The unsecured revolving credit facility matures in February 2017 but can be extended until February 2018 at Lexington's option. In addition, the availability under the unsecured revolving credit facility was increased to $400,000;

•	in connection with the refinancing discussed above, the Partnership also became the co-borrower under a five-year $250,000 unsecured term loan facility from KeyBank, as agent procured by Lexington. The unsecured term loan matures in February 2018 and requires regular payments of interest only;

•	in June 2013, the Partnership guaranteed the $250,000 aggregate principal amount of 4.25% Senior Notes due 2023 issued by Lexington;

•	the Partnership issued 1,789,650 units to Lexington in August 2013 to satisfy a $22,442 outstanding advance balance;

•	the Partnership completed a foreclosure and acquired the office building in Schaumburg, Illinois. The Partnership is obligated to fund an outstanding tenant improvement allowance of approximately $9,000;

•	the Partnership received $13,752 from Lexington in exchange for 1,252,437 units; and

•	the Partnership redeemed 567,961 units held by Lexington at the original net issuance price of $13,752 in the aggregate.

F-58

LEPERCQ CORPORATE INCOME FUND II L.P. AND CONSOLIDATED SUBSIDIARIES

Real Estate and Accumulated Depreciation and Amortization

Schedule III ($000)

Description	Location	Encumbrances	Land and Land Estates	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date Acquired	Date Constructed	Useful life computing depreciation in latest income statements (years)
Land	Clive, IA	$—	$1,156	$—	$1,156	$—	Jun-04	2003	N/A
Office	Baton Rouge, LA	—	1,252	10,244	11,496	2,454	May-07	1997	6 & 40
Office	Charleston, SC	7,350	1,189	8,724	9,913	2,327	Nov-06	2006	40
Long Term Lease - Office	Farmington Hills, MI	17,639	2,765	9,265	12,030	785	Jun-07	1999	1, 13 & 40
Long Term Lease - Industrial	Byhalia, MS	15,000	1,006	21,483	22,489	896	May-11	2011	40
Long Term Lease - Industrial	Shelby, NC	—	1,421	18,917	20,338	1,060	Jun-11	2011	11, 20 & 40
Industrial	Tampa, FL	—	2,160	7,328	9,488	5,247	Jul-88	1986	9 - 40
Industrial	Hebron, OH	—	1,063	4,271	5,334	1,179	Dec-97	2000	40
Industrial	Hebron, OH	—	1,681	7,033	8,714	2,069	Dec-01	1999	2, 5 & 40
Industrial	San Antonio, TX	—	2,482	38,535	41,017	15,696	Jul-04	2001	17 & 40

	Subtotal	39,989	16,175	125,800	141,975	31,713

	(1)	9,000

		$48,989	$16,175	$125,800	$141,975	$31,713

(1) - Property is classified as a capital lease

F-59

LEPERCQ CORPORATE INCOME FUND L.P.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated balance sheet information as of September 30, 2013 reflects the financial position of Lepercq Corporate Income Fund L.P. (“LCIF”) as if the merger with Lepercq Corporate Income Fund II L.P. (“LCIF II”) had occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations information for the year ended December 31, 2012 and the nine months ended September 30, 2013 present the results of operations of LCIF as if the merger with LCIF II had occurred on January 1, 2012.

As LCIF will be accounting for the transaction as a business combination between entities under common control, the LCIF II assets acquired and liabilities assumed will be accounted for at their historical basis.

This unaudited pro forma condensed consolidated financial information should be read in connection with the financial statements of LCIF and LCIF II for the nine months ended September 30, 2013 and the year ended December 31, 2012.

This unaudited pro forma financial information is not necessarily indicative of the expected results of operations of LCIF for any future period. It also does not necessarily reflect what the historical results of the combined company would have been had the operating partnerships been combined during the periods. Differences could result from, among other considerations, future changes in LCIF’s portfolio of investments, changes in interest rates, changes in the capital structure of LCIF, changes in property level operating expenses and changes in property level revenues.

F-60

LEPERCQ CORPORATE INCOME FUND L.P.
Unaudited Pro Forma Condensed Consolidated Balance Sheet Information
As of September 30, 2013
(In thousands)

	Historical	LCIF II
	(A)	(B)	Pro Forma
Assets:
Real estate, at cost	$518,061	$130,116	$648,177
Real estate-intangible assets	60,979	12,024	73,003
Investments in real estate and under construction	3,972	—	3,972
	583,012	142,140	725,152
Less: accumulated depreciation and amortization	180,826	38,801	219,627
	402,186	103,339	505,525
Cash and cash equivalents	8,763	3,358	12,121
Restricted cash	7,536	—	7,536
Investment in and advances to non-consolidated entity	5,213	—	5,213
Deferred expenses, net	4,946	703	5,649
Loans receivable, net	33,439	21,636	55,075
Rent receivable – current	516	38	554
Rent receivable – deferred	8,478	3,617	12,095
Other assets, net	1,292	11,226	12,518
Total assets	$472,369	$143,917	$616,286

Liabilities and Partners’ Capital:
Liabilities:
Mortgages and notes payable	$94,644	$31,350	$125,994
Co-borrower debt	53,453	15,336	68,789
Related party advances, net	304	249	553
Accounts payable and other liabilities	5,674	626	6,300
Accrued interest payable	805	107	912
Deferred revenue - including below market leases, net	688	—	688
Distributions payable	9,726	2,665	12,391
Prepaid rent	3,551	620	4,171
Total liabilities	168,845	50,953	219,798
Partners’ capital	303,524	92,964	396,488
Total liabilities and partners’ capital	$472,369	$143,917	$616,286

See accompanying noted to unaudited pro forma condensed consolidated financial information.

F-61

LEPERCQ CORPORATE INCOME FUND L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Operations Information
For the nine months ended September 30, 2013
(In thousands, except share and per unit data)

	Historical (AA)	LCIF II (BB)	Pro Forma
Gross revenues:
Rental	$36,789	$10,044	$46,833
Tenant reimbursements	4,073	462	4,535
Total gross revenues	40,862	10,506	51,368
Expense applicable to revenues:
Depreciation and amortization	(15,565)	(3,931)	(19,496)
Property operating	(8,277)	(911)	(9,188)
General and administrative	(2,789)	(794)	(3,583)
Non-operating income	1,816	746	2,562
Interest and amortization expense	(6,299)	(1,656)	(7,955)
Debt satisfaction charges, net	(1,560)	—	(1,560)
Income before provision for income taxes, equity in losses of non-consolidated entity and discontinued operations	8,188	3,960	12,148
Provision for income taxes	(45)	(20)	(65)
Equity in losses of non-consolidated entity	(67)	—	(67)
Income from continuing operations	$8,076	$3,940	$12,016

Income from continuing operations per unit	$0.22	$0.32	$0.25
Weighted average units outstanding	35,706,244	12,184,268	47,890,512

See accompanying notes to unaudited pro forma condensed consolidated financial information.

F-62

LEPERCQ CORPORATE INCOME FUND L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Operations Information
For the year ended December 31, 2012
(In thousands, except share and per unit data)

	Historical (AA)	LCIF II (BB)	Pro Forma
Gross revenues:
Rental	$46,102	$13,609	$59,711
Tenant reimbursements	5,269	637	5,906
Total gross revenues	51,371	14,246	65,617
Expense applicable to revenues:
Depreciation and amortization	(19,361)	(5,594)	(24,955)
Property operating	(10,981)	(852)	(11,833)
General and administrative	(3,689)	(1,189)	(4,878)
Non-operating income	2,793	1,820	4,613
Interest and amortization expense	(11,598)	(3,286)	(14,884)
Debt satisfaction gains (charges), net	13	(13)	—
Litigation reserve	(912)	—	(912)
Income before provision for income taxes, equity in losses of non-consolidated entity and discontinued operations	7,636	5,132	12,768
Provision for income taxes	(68)	(26)	(94)
Equity in losses of non-consolidated entity	(33)	—	(33)
Income from continuing operations	$7,535	$5,106	$12,641

Income from continuing operations per unit	$0.24	$0.68	$0.33
Weighted average units outstanding	30,673,346	7,464,269	38,137,615

See accompanying notes to unaudited pro forma condensed consolidated financial information.

F-63

LEPERCQ CORPORATE INCOME FUND L.P.

Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited)

(Dollars in thousands)

(1) Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet Information

The adjustments to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 are as follows:

(A)	Reflects LCIF’s historical unaudited condensed consolidated balance sheet as of September 30, 2013.

(B)	Reflects LCIF II’s historical unaudited condensed consolidated balance sheet as of September 30, 2013.

(2) Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations Information

The adjustments to the unaudited pro forma condensed consolidated statements of operations information for the year ended December 31, 2012 and nine months ended September 30, 2013 are as follows:

(AA)	Reflects LCIF’s historical condensed consolidated statements of operations for the year ended December 31, 2012 (audited) and nine months ended September 30, 2013 (unaudited).

(BB)	Reflects LCIF II’s historical condensed consolidated statements of operations for the year ended December 31, 2012 (audited) and the nine months ended September 30, 2013 (unaudited).

F-64

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.          Indemnification of Directors and Officers.

The Maryland REIT law and Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any trustee or officer made a party to any proceedings by reason of service as a trustee or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the company, indemnification is not permitted with respect to any proceeding in which the trustee or officer has been adjudged to be liable to the company, or if the proceeding is one charging improper personal benefit to the trustee or officer, whether or not involving action in the trustee's or officer's official capacity, indemnification of the trustee or officer is not permitted if the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment creates a rebuttable presumption that the trustee or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee or officer failed to meet the requisite standard of conduct for permitted indemnification.

Section 17-108 of the Delaware Act provides that a limited partnership may indemnify any partner or other person from and against any and all claims and demands by reason of such person being or having been a partner, employee or agent to the partnership. The Delaware Act provides that Section 17-108 is not exclusive of other rights to which those seeking indemnification may be entitled under any partnership agreement.

The LCIF partnership agreement provides that LCIF will indemnify Lex GP, as general partner LCIF, and LXP, as the sole equity owner of Lex GP, their respective directors, trustees and officers, and such other persons as Lex GP and LXP may from time to time designate to the fullest extent permitted under the Delaware Act.

Pursuant to LXP’s Declaration of Trust, LXP’s trustees and officers are and will be indemnified against certain liabilities. LXP’s Declaration of Trust requires LXP to indemnify its trustees and officers to the fullest extent permitted from time to time by the laws of Maryland. LXP’s Declaration of Trust also provides that, to the fullest extent permitted under Maryland law, LXP’s trustees and officers will not be liable to LXP or its shareholders for money damages.

The foregoing reference is necessarily subject to the complete text of LXP’s Declaration of Trust, and partnership agreements and the statutes referred to above and is qualified in its entirety by reference thereto.

We have also purchased liability insurance for our trustees and officers, which also covers our subsidiaries, including LCIF and LCIF II. LXP has also entered into indemnification agreements with certain officers and trustees for the purpose of indemnifying such persons from certain claims and actions in their capacities as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

ITEM 21.          Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Articles of Merger and Amended and Restated Declaration of Trust of the Company, dated December 31, 2006 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 8, 2007 (the “01/08/07 8-K”))(1)
3.2	Articles Supplementary Relating to the 7.55% Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share (filed as Exhibit 3.3 to the Company’s Registration Statement on Form 8A filed February 14, 2007 (the “02/14/07 Registration Statement”))(1)
3.3	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the 01/08/07 8-K)(1)
3.4	First Amendment to Amended and Restated By-laws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 20, 2009)(1)
3.5	Fifth Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund L.P. (“LCIF”), dated as of December 31, 1996, as supplemented (the “LCIF Partnership Agreement”) (filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-3/A filed September 10, 1999 (the “09/10/99 Registration Statement”))(1)
3.6	Amendment No. 1 to the LCIF Partnership Agreement dated as of December 31, 2000 (filed as Exhibit 3.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed February 26, 2004 (the “2003 10-K”))(1)
3.7	First Amendment to the LCIF Partnership Agreement effective as of June 19, 2003 (filed as Exhibit 3.12 to the 2003 10-K)(1)
3.8	Second Amendment to the LCIF Partnership Agreement effective as of June 30, 2003 (filed as Exhibit 3.13 to the 2003 10-K)(1)
3.9	Third Amendment to the LCIF Partnership Agreement effective as of December 31, 2003 (filed as Exhibit 3.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (the “2004 10-K”))(1)
3.10	Fourth Amendment to the LCIF Partnership Agreement effective as of October 28, 2004 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 4, 2004)(1)
3.11	Fifth Amendment to the LCIF Partnership Agreement effective as of December 8, 2004 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 14, 2004 (the “12/14/04 8-K”))(1)
3.12	Sixth Amendment to the LCIF Partnership Agreement effective as of June 30, 2003 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 3, 2005 (the “01/03/05 8-K”))(1)
3.13	Seventh Amendment to the LCIF Partnership Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 3, 2005)(1)
3.14	Eighth Amendment to the LCIF Partnership Agreement effective as of March 26, 2009 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 27, 2009 (the “4/27/09 8-K”)(1)
3.15	Second Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund II L.P. (“LCIF II”), dated as of August 27, 1998 the (“LCIF II Partnership Agreement”) (filed as Exhibit 3.4 to the 09/10/99 Registration Statement)(1)
3.16	First Amendment to the LCIF II Partnership Agreement effective as of June 19, 2003 (filed as Exhibit 3.14 to the 2003 10-K)(1)
3.17	Second Amendment to the LCIF II Partnership Agreement effective as of June 30, 2003 (filed as Exhibit 3.15 to the 2003 10-K)(1)
3.18	Third Amendment to the LCIF II Partnership Agreement effective as of December 8, 2004 (filed as Exhibit 10.2 to 12/14/04 8-K)(1)
3.19	Fourth Amendment to the LCIF II Partnership Agreement effective as of January 3, 2005 (filed as Exhibit 10.2 to 01/03/05 8-K)(1)
3.20	Fifth Amendment to the LCIF II Partnership Agreement effective as of July 23, 2006 (filed as Exhibit 99.5 to the Company’s Current Report on Form 8-K filed July 24, 2006)(1)
3.21	Sixth Amendment to the LCIF II Partnership Agreement effective as of December 20, 2006 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 22, 2006)(1)
3.22	Seventh Amendment to the LCIF II Partnership Agreement effective as of March 26, 2009 (filed as Exhibit 10.2 to the 4/27/09 8-K)(1)
3.23	Agreement and Plan of Merger, dated as of December 23, 2013, by and among LCIF and LCIF II, which includes as Exhibit A the form of Sixth Amended and Restated Agreement of Limited Partnership of LCIF dated as of December 30, 2013 (filed as Exhibit to the Company’s Current Report on Form 8-K filed December , 2013)(1)
4.1	Specimen of Common Shares Certificate of the Company (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)(1)
4.2	Form of 6.50% Series C Cumulative Convertible Preferred Stock certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8A filed December 8, 2004)(1)

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4.3	Form of 7.55% Series D Cumulative Redeemable Preferred Stock certificate (filed as Exhibit 4.1 to the 02/14/07 Registration Statement)(1)
4.4	Indenture, dated as of January 29, 2007, among the Company (as successor by merger), the other guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 29, 2007 (the “01/29/07 8-K”))(1)
4.5	Amended and Restated Trust Agreement, dated March 21, 2007, among the Company, The Bank of New York Trust Company, National Association, The Bank of New York (Delaware), the Administrative Trustees (as named therein) and the several holders of the Preferred Securities from time to time (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 27, 2007 (the “03/27/2007 8-K”))(1)
4.6	Junior Subordinated Indenture, dated as of March 21, 2007, between Lexington Realty Trust and The Bank of New York Trust Company, National Association (filed as Exhibit 4.2 to the 03/27/07 8-K)(1)
4.7	Fourth Supplemental Indenture, dated as of December 31, 2008, among the Company, the other guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 2, 2009)(1)
4.8	Fifth Supplemental Indenture, dated as of June 9, 2009, among the Company (as successor to the MLP), the other guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 15, 2009)(1)
4.9	Sixth Supplemental Indenture, dated as of January 26, 2010 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, including the Form of 6.00% Convertible Guaranteed Notes due 2030 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 26, 2010)(1)
4.10	Seventh Supplemental Indenture, dated as of September 28, 2012, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 3, 2012)(1)
4.11	Eighth Supplemental Indenture, dated as of February 13, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 13, 2013 (“02/13/13 8-K”))(1)
4.12	Ninth Supplemental Indenture, dated as of May 6, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 8, 2013)(1)
4.13	Tenth Supplemental Indenture, dated as of June 13, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on June 13, 2013 (“06/13/13 8-K”))(1)
4.14	Tenth Supplemental Indenture, dated as of September 30, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 3, 2013 (“10/03/13 8-K”))(1)
4.15	Indenture, dated as of June 10, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the 06/13/13 8-K)(1)
4.16	First Supplemental Indenture, dated as of September 30, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.2 to the 10/03/13 8-K)(1)
4.17	Registration Rights Agreement, dated as of June 10, 2013, among the Company, certain subsidiaries of the Company thereto, on the one hand, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, on the other hand (filed as Exhibit 4.2 to the 06/13/13 8-K)(1)
5.1	Opinion of Paul Hastings LLP (3)
5.2	Opinion of Venable LLP (3)
10.1	1994 Employee Stock Purchase Plan (filed as Exhibit D to the Company’s Definitive Proxy Statement dated April 12, 1994)(1, 4)
10.2	The Company’s 2011 Equity-Based Award Plan (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K/A filed June 22, 2011)(1, 4)
10.3	Form of Compensation Agreement (Long-Term Compensation) between the Company and each of the following officers: Richard J. Rouse and Patrick Carroll (filed as Exhibit 10.15 to the 2004 10-K)(1, 4)
10.4	Form of Compensation Agreement (Bonus and Long-Term Compensation) between the Company and each of the following officers: E. Robert Roskind and T. Wilson Eglin (filed as Exhibit 10.16 to the 2004 10-K)(1, 4)
10.5	Form of Share Option Award Agreement (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed on November 24, 2010)(1, 4)
10.6	Form of 2010 Share Option Award Agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed November 24, 2010)(1, 4)

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10.7	Form of December 2010 Share Option Award Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 6, 2011(1, 4)
10.8	Amended and Restated Rabbi Trust Agreement, originally dated January 26, 1999 (filed as Exhibit 10.2 to the 01/02/09 8-K)(1, 4)
10.9	Form of 2011 Nonvested Share Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 6, 2012 (the "01/06/12 8-K")(1, 4)
10.10	Form of Nonvested Share Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 26, 2012)(1, 4)
10.11	Employment Agreement, dated as of January 15, 2012, between the Company and E. Robert Roskind (filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 10-K"))(1, 4)
10.12	Employment Agreement, dated as of January 15, 2012, between the Company and T. Wilson Eglin (filed as Exhibit 10.11 to the 2011 10-K)(1, 4)
10.13	Employment Agreement, dated as of January 15, 2012, between the Company and Richard J. Rouse (filed as Exhibit 10.12 to the 2011 10-K)(1, 4)
10.14	Employment Agreement, dated as of January 15, 2012, between the Company and Patrick Carroll (filed as Exhibit 10.13 to the 2011 10-K)(1, 4)
10.15	Long-Term Nonvested Share Agreement dated as of January 12, 2012, between the Company and T. Wilson Eglin (filed as Exhibit 10.14 to the 2011 10-K)(1, 4)
10.16	Form of Long-Term Retention Nonvested Share Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 11, 2013)(1, 4))
10.17	Form of Amended and Restated Indemnification Agreement between the Company and certain officers and trustees (filed as Exhibit 10.20 to the Company’s Quarterly Report Form 10-Q for the quarter ended September 30, 2008)(1)
10.18	Second Amended and Restated Credit Agreement, dated as of February 12, 2013 among the Company, LCIF and LCIF II as borrowers, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto (filed as Exhibit 10.1 to the 02/13/13 8-K)(1)
10.19	First Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, KeyBank National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.1 to the 10/03/13 8-K)(1)
10.20

Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, KeyBank National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.1 to the Company’s Current Report filed on January 6, 2014 (the “01/06/14 8-K”)) (1)

10.21	Amended and Restated Term Loan Agreement, dated as of February 12, 2013 among the Company, LCIF and LCIF II, as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions initially a signatory thereto (filed as Exhibit 10.2 to the 02/13/13 8-K)(1)
10.22	First Amendment to Amended and Restated Term Loan Agreement, dated as of September 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.2 to the 10/03/13 8-K)(1)
10.23

Second Amendment to Amended and Restated Term Loan Agreement, dated as of December 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.2 to the 01/06/14 8-K)(1)

10.24	Funding Agreement, dated as of July 23, 2006, by and among LCIF, LCIF II and the Company (filed as Exhibit 99.4 to the Company's Current Report on Form 8-K filed on July 24, 2006)(1)
10.25	Letter Agreement among the Company (as successor by merger), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM-Brynmawr Associates LLC (filed as Exhibit 10.15 to Amendment No. 5 to Newkirk Registration Statement on Form S-11/A filed October 28, 2005 (“Amendment No. 5 to NKT’s S-11”))(1)
10.26	Amendment to the Letter Agreement among the Company (as successor by merger), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, Vornado Realty L.P., VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC, and WEM-Brynmawr Associates LLC (filed as Exhibit 10.25 to Amendment No. 5 to NKT’s S-11)(1)
10.27	Second Amended and Restated Ownership Limit Waiver Agreement (Vornado), dated as of December 6, 2010, between the Company and Vornado Realty, L.P. (together with certain affiliates) (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 6, 2010)(1)
10.28	Ownership Limitation Waiver Agreement (BlackRock), dated as of November 18, 2010 (filed as of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 24, 2010 (the “11/24/10 8-K”)(1)
10.29	Ownership Limitation Waiver Agreement (Cohen & Steers), dated as of November 18, 2010 (filed as Exhibit 10.2 to the 11/24/10 8-K)(1)
10.30	First Amendment to Ownership Limitation Waiver Agreement (Cohen & Steers), dated as of April 19, 2011 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 25, 2011)(1)
10.31	Amended and Restated Registration Rights Agreement, dated as of November 3, 2008, between the Company and Vornado Realty, L.P. and Vornado LXP LLC (filed as Exhibit 10.3 to the 11/06/08 8-K)(1)

II-4

10.32	Equity Distribution Agreement, dated as of January 11, 2013, among the Company, LCIF and LCIF II, on the one hand, and Jefferies & Company, Inc., on the other hand (filed as Exhibit 1.1 to the Company's Current Report on Form 8-K filed on January 14, 2013 (the “01/14/13 8-K”))(1)
10.33	Equity Distribution Agreement, dated as of January 11, 2013, among the Company, LCIF and LCIF II, on the one hand, and KeyBanc Capital Markets Inc., on the other hand (filed as Exhibit 1.2 to the 01/14/13 8-K)(1)
12	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (3)
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1) (3)
23.2	Consent of Venable LLP (included in Exhibit 5.2) (3)
23.3	Consent of KPMG LLP re: Lexington Realty Trust (2)
23.4	Consent of KPMG LLP re: Lepercq Corporate Income Fund L.P. (2)
23.5	Consent of KPMG LLP re: Lepercq Corporate Income Fund II L.P. (2)
24.1	Power of Attorney (included in signature page to this registration statement) (3)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (Form T-1) (3)
99.1	Form of Letter of Transmittal (3)
99.2	Form of Notice of Guaranteed Delivery (3)

(1)	Incorporated by reference.
(2)	Filed herewith.
(3)	Previously filed as an exhibit to this registration statement.
(4)	Management contract or compensatory plan or arrangement.

(b) Financial Statements and Financial Statement Schedules

See Index to Financial Statements on page F-1.

ITEM 22.          Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-5

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this registration statement on Form S-4, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on January 9, 2014.

LEXINGTON REALTY TRUST

By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
*
E. Robert Roskind	Chairman of Lexington Realty Trust	January 9, 2014

*
Richard J. Rouse	Vice Chairman and Chief Investment Officer of Lexington Realty Trust	January 9, 2014

/s/ T. Wilson Eglin
T. Wilson Eglin	Chief Executive Officer, President and Trustee of Lexington Realty Trust	January 9, 2014
(principal executive officer)
*
Patrick Carroll	Chief Financial Officer, Executive Vice President and Treasurer of Lexington Realty Trust	January 9, 2014
(principal financial officer and principal accounting officer)
*
Paul R. Wood	Vice President, Chief Tax Compliance Officer and Secretary of Lexington Realty Trust	January 9, 2014

*
Harold First	Trustee of Lexington Realty Trust	January 9, 2014

*
Richard S. Frary	Trustee of Lexington Realty Trust	January 9, 2014

*
James Grosfeld	Trustee of Lexington Realty Trust	January 9, 2014

*
Kevin W. Lynch	Trustee of Lexington Realty Trust	January 9, 2014

* By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on January 9, 2014.

LEPERCQ CORPORATE INCOME FUND L.P.
By:	Lex GP-1 Trust, its General Partner

By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*
Richard J. Rouse	Trustee of Lex GP-1 Trust	January 9, 2014

/s/ T. Wilson Eglin
T. Wilson Eglin	President and Trustee of Lex GP-1 Trust	January 9, 2014
(principal executive officer)

*
Patrick Carroll	Chief Financial Officer and Trustee of Lex GP-1 Trust	January 9, 2014
(principal financial officer and principal accounting officer)

* By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Articles of Merger and Amended and Restated Declaration of Trust of the Company, dated December 31, 2006 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 8, 2007 (the “01/08/07 8-K”))(1)
3.2	Articles Supplementary Relating to the 7.55% Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share (filed as Exhibit 3.3 to the Company’s Registration Statement on Form 8A filed February 14, 2007 (the “02/14/07 Registration Statement”))(1)
3.3	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the 01/08/07 8-K)(1)
3.4	First Amendment to Amended and Restated By-laws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 20, 2009)(1)
3.5	Fifth Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund L.P. (“LCIF”), dated as of December 31, 1996, as supplemented (the “LCIF Partnership Agreement”) (filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-3/A filed September 10, 1999 (the “09/10/99 Registration Statement”))(1)
3.6	Amendment No. 1 to the LCIF Partnership Agreement dated as of December 31, 2000 (filed as Exhibit 3.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed February 26, 2004 (the “2003 10-K”))(1)
3.7	First Amendment to the LCIF Partnership Agreement effective as of June 19, 2003 (filed as Exhibit 3.12 to the 2003 10-K)(1)
3.8	Second Amendment to the LCIF Partnership Agreement effective as of June 30, 2003 (filed as Exhibit 3.13 to the 2003 10-K)(1)
3.9	Third Amendment to the LCIF Partnership Agreement effective as of December 31, 2003 (filed as Exhibit 3.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (the “2004 10-K”))(1)
3.10	Fourth Amendment to the LCIF Partnership Agreement effective as of October 28, 2004 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 4, 2004)(1)
3.11	Fifth Amendment to the LCIF Partnership Agreement effective as of December 8, 2004 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 14, 2004 (the “12/14/04 8-K”))(1)
3.12	Sixth Amendment to the LCIF Partnership Agreement effective as of June 30, 2003 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 3, 2005 (the “01/03/05 8-K”))(1)
3.13	Seventh Amendment to the LCIF Partnership Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 3, 2005)(1)
3.14	Eighth Amendment to the LCIF Partnership Agreement effective as of March 26, 2009 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 27, 2009 (the “4/27/09 8-K”)(1)
3.15	Second Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund II L.P. (“LCIF II”), dated as of August 27, 1998 the (“LCIF II Partnership Agreement”) (filed as Exhibit 3.4 to the 09/10/99 Registration Statement)(1)
3.16	First Amendment to the LCIF II Partnership Agreement effective as of June 19, 2003 (filed as Exhibit 3.14 to the 2003 10-K)(1)
3.17	Second Amendment to the LCIF II Partnership Agreement effective as of June 30, 2003 (filed as Exhibit 3.15 to the 2003 10-K)(1)
3.18	Third Amendment to the LCIF II Partnership Agreement effective as of December 8, 2004 (filed as Exhibit 10.2 to 12/14/04 8-K)(1)
3.19	Fourth Amendment to the LCIF II Partnership Agreement effective as of January 3, 2005 (filed as Exhibit 10.2 to 01/03/05 8-K)(1)
3.20	Fifth Amendment to the LCIF II Partnership Agreement effective as of July 23, 2006 (filed as Exhibit 99.5 to the Company’s Current Report on Form 8-K filed July 24, 2006)(1)
3.21	Sixth Amendment to the LCIF II Partnership Agreement effective as of December 20, 2006 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 22, 2006)(1)
3.22	Seventh Amendment to the LCIF II Partnership Agreement effective as of March 26, 2009 (filed as Exhibit 10.2 to the 4/27/09 8-K)(1)
3.23	Agreement and Plan of Merger, dated as of December 23, 2013, by and among LCIF and LCIF II, which includes as Exhibit A the form of Sixth Amended and Restated Agreement of Limited Partnership of LCIF dated as of December 30, 2013 (filed as Exhibit to the Company’s Current Report on Form 8-K filed December , 2013)(1)
4.1	Specimen of Common Shares Certificate of the Company (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)(1)
4.2	Form of 6.50% Series C Cumulative Convertible Preferred Stock certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8A filed December 8, 2004)(1)

4.3	Form of 7.55% Series D Cumulative Redeemable Preferred Stock certificate (filed as Exhibit 4.1 to the 02/14/07 Registration Statement)(1)
4.4	Indenture, dated as of January 29, 2007, among the Company (as successor by merger), the other guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 29, 2007 (the “01/29/07 8-K”))(1)
4.5	Amended and Restated Trust Agreement, dated March 21, 2007, among the Company, The Bank of New York Trust Company, National Association, The Bank of New York (Delaware), the Administrative Trustees (as named therein) and the several holders of the Preferred Securities from time to time (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 27, 2007 (the “03/27/2007 8-K”))(1)
4.6	Junior Subordinated Indenture, dated as of March 21, 2007, between Lexington Realty Trust and The Bank of New York Trust Company, National Association (filed as Exhibit 4.2 to the 03/27/07 8-K)(1)
4.7	Fourth Supplemental Indenture, dated as of December 31, 2008, among the Company, the other guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 2, 2009)(1)
4.8	Fifth Supplemental Indenture, dated as of June 9, 2009, among the Company (as successor to the MLP), the other guarantors named therein and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 15, 2009)(1)
4.9	Sixth Supplemental Indenture, dated as of January 26, 2010 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, including the Form of 6.00% Convertible Guaranteed Notes due 2030 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 26, 2010)(1)
4.10	Seventh Supplemental Indenture, dated as of September 28, 2012, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 3, 2012)(1)
4.11	Eighth Supplemental Indenture, dated as of February 13, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 13, 2013 (“02/13/13 8-K”))(1)
4.12	Ninth Supplemental Indenture, dated as of May 6, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 8, 2013)(1)
4.13	Tenth Supplemental Indenture, dated as of June 13, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on June 13, 2013 (“06/13/13 8-K”))(1)
4.14	Tenth Supplemental Indenture, dated as of September 30, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 3, 2013 (“10/03/13 8-K”))(1)
4.15	Indenture, dated as of June 10, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the 06/13/13 8-K)(1)
4.16	First Supplemental Indenture, dated as of September 30, 2013, among the Company, certain subsidiaries of the Company signatories thereto, and U.S. Bank National Association, as trustee (filed as Exhibit 4.2 to the 10/03/13 8-K)(1)
4.17	Registration Rights Agreement, dated as of June 10, 2013, among the Company, certain subsidiaries of the Company thereto, on the one hand, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, on the other hand (filed as Exhibit 4.2 to the 06/13/13 8-K)(1)
5.1	Opinion of Paul Hastings LLP (3)
5.2	Opinion of Venable LLP (3)
10.1	1994 Employee Stock Purchase Plan (filed as Exhibit D to the Company’s Definitive Proxy Statement dated April 12, 1994)(1, 4)
10.2	The Company’s 2011 Equity-Based Award Plan (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K/A filed June 22, 2011)(1, 4)
10.3	Form of Compensation Agreement (Long-Term Compensation) between the Company and each of the following officers: Richard J. Rouse and Patrick Carroll (filed as Exhibit 10.15 to the 2004 10-K)(1, 4)
10.4	Form of Compensation Agreement (Bonus and Long-Term Compensation) between the Company and each of the following officers: E. Robert Roskind and T. Wilson Eglin (filed as Exhibit 10.16 to the 2004 10-K)(1, 4)
10.5	Form of Share Option Award Agreement (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed on November 24, 2010)(1, 4)
10.6	Form of 2010 Share Option Award Agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed November 24, 2010)(1, 4)

10.7	Form of December 2010 Share Option Award Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 6, 2011(1, 4)
10.8	Amended and Restated Rabbi Trust Agreement, originally dated January 26, 1999 (filed as Exhibit 10.2 to the 01/02/09 8-K)(1, 4)
10.9	Form of 2011 Nonvested Share Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 6, 2012 (the "01/06/12 8-K")(1, 4)
10.10	Form of Nonvested Share Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 26, 2012)(1, 4)
10.11	Employment Agreement, dated as of January 15, 2012, between the Company and E. Robert Roskind (filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 10-K"))(1, 4)
10.12	Employment Agreement, dated as of January 15, 2012, between the Company and T. Wilson Eglin (filed as Exhibit 10.11 to the 2011 10-K)(1, 4)
10.13	Employment Agreement, dated as of January 15, 2012, between the Company and Richard J. Rouse (filed as Exhibit 10.12 to the 2011 10-K)(1, 4)
10.14	Employment Agreement, dated as of January 15, 2012, between the Company and Patrick Carroll (filed as Exhibit 10.13 to the 2011 10-K)(1, 4)
10.15	Long-Term Nonvested Share Agreement dated as of January 12, 2012, between the Company and T. Wilson Eglin (filed as Exhibit 10.14 to the 2011 10-K)(1, 4)
10.16	Form of Long-Term Retention Nonvested Share Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 11, 2013)(1, 4))
10.17	Form of Amended and Restated Indemnification Agreement between the Company and certain officers and trustees (filed as Exhibit 10.20 to the Company’s Quarterly Report Form 10-Q for the quarter ended September 30, 2008)(1)
10.18	Second Amended and Restated Credit Agreement, dated as of February 12, 2013 among the Company, LCIF and LCIF II as borrowers, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto (filed as Exhibit 10.1 to the 02/13/13 8-K)(1)
10.19	First Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, KeyBank National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.1 to the 10/03/13 8-K)(1)
10.20	Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, KeyBank National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.1 to the Company’s Current Report filed on January 6, 2014 (the “01/06/14 8-K”)) (1)
10.21	Amended and Restated Term Loan Agreement, dated as of February 12, 2013 among the Company, LCIF and LCIF II, as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions initially a signatory thereto (filed as Exhibit 10.2 to the 02/13/13 8-K)(1)
10.22	First Amendment to Amended and Restated Term Loan Agreement, dated as of September 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.2 to the 10/03/13 8-K)(1)
10.23	Second Amendment to Amended and Restated Term Loan Agreement, dated as of December 30, 2013, among the Company, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions a signatory thereto together with their assignees (filed as Exhibit 10.2 to the 01/06/14 8-K)(1)
10.24	Funding Agreement, dated as of July 23, 2006, by and among LCIF, LCIF II and the Company (filed as Exhibit 99.4 to the Company's Current Report on Form 8-K filed on July 24, 2006)(1)
10.25	Letter Agreement among the Company (as successor by merger), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM-Brynmawr Associates LLC (filed as Exhibit 10.15 to Amendment No. 5 to Newkirk Registration Statement on Form S-11/A filed October 28, 2005 (“Amendment No. 5 to NKT’s S-11”))(1)
10.26	Amendment to the Letter Agreement among the Company (as successor by merger), Apollo Real Estate Investment Fund III, L.P., NKT Advisors LLC, Vornado Realty Trust, Vornado Realty L.P., VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC, and WEM-Brynmawr Associates LLC (filed as Exhibit 10.25 to Amendment No. 5 to NKT’s S-11)(1)
10.27	Second Amended and Restated Ownership Limit Waiver Agreement (Vornado), dated as of December 6, 2010, between the Company and Vornado Realty, L.P. (together with certain affiliates) (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 6, 2010)(1)
10.28	Ownership Limitation Waiver Agreement (BlackRock), dated as of November 18, 2010 (filed as of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 24, 2010 (the “11/24/10 8-K”)(1)
10.29	Ownership Limitation Waiver Agreement (Cohen & Steers), dated as of November 18, 2010 (filed as Exhibit 10.2 to the 11/24/10 8-K)(1)
10.30	First Amendment to Ownership Limitation Waiver Agreement (Cohen & Steers), dated as of April 19, 2011 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 25, 2011)(1)
10.31	Amended and Restated Registration Rights Agreement, dated as of November 3, 2008, between the Company and Vornado Realty, L.P. and Vornado LXP LLC (filed as Exhibit 10.3 to the 11/06/08 8-K)(1)

10.32	Equity Distribution Agreement, dated as of January 11, 2013, among the Company, LCIF and LCIF II, on the one hand, and Jefferies & Company, Inc., on the other hand (filed as Exhibit 1.1 to the Company's Current Report on Form 8-K filed on January 14, 2013 (the “01/14/13 8-K”))(1)
10.33	Equity Distribution Agreement, dated as of January 11, 2013, among the Company, LCIF and LCIF II, on the one hand, and KeyBanc Capital Markets Inc., on the other hand (filed as Exhibit 1.2 to the 01/14/13 8-K)(1)
12	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (3)
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1) (3)
23.2	Consent of Venable LLP (included in Exhibit 5.2) (3)
23.3	Consent of KPMG LLP re: Lexington Realty Trust (2)
23.4	Consent of KPMG LLP re: Lepercq Corporate Income Fund L.P. (2)
23.5	Consent of KPMG LLP re: Lepercq Corporate Income Fund II L.P. (2)
24.1	Power of Attorney (included in signature page to this registration statement) (3)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (Form T-1) (3)
99.1	Form of Letter of Transmittal (3)
99.2	Form of Notice of Guaranteed Delivery (3)

(1)	Incorporated by reference.
(2)	Filed herewith.
(3)	Previously filed as an exhibit to this registration statement.
(4)	Management contract or compensatory plan or arrangement.